As filed with the Securities and Exchange Commission on August 8, 2001
                                                 Registration No. 333-[   ]
------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             -----------------

                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------

                    FIRST USA BANK, NATIONAL ASSOCIATION
                (Originator of the Issuers described herein)
                     FIRST USA CREDIT CARD MASTER TRUST
                   (Issuer of the Collateral Certificate)
                          BANK ONE ISSUANCE TRUST
                           (Issuer of the Notes)
         (Exact name of registrants as specified in their charters)

         United States                              51-0269396
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                Identification Number)

                    First USA Bank, National Association
                          201 North Walnut Street
                         Wilmington, Delaware 19801
                               (302) 594-4000
                     (Address, including zip code, and
                      telephone number including area
                      code, of registrant's principal
                             executive offices)

                             Charles W. Scharf
                          Chief Financial Officer
                            BANK ONE CORPORATION
                              1 Bank One Plaza
                          Chicago, Illinois 60670
                               (312) 336-2411
          (Name, address including zip code, and telephone number,
                 including area code, of agent for service)
                                 Copies to:

     Sharon A. Renchof, Esq.                   Andrew M. Faulkner, Esq.
     BANK ONE CORPORATION                     SKADDEN, ARPS, SLATE, MEAGHER
       1 Bank One Plaza                                & FLOM LLP
    Chicago, Illinois 60670                         Four Times Square
        (312) 732-8362                          New York, New York 10036
                                                      (212) 735-3000

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                        ---------------------------

                      CALCULATION OF REGISTRATION FEE
===============================================================================================================================
    Title of securities                                   Proposed maximum            Proposed maximum           Amount of
    to be registered(a)     Amount to be registered(b) offering price per note(c) aggregate offering price (c)  registration fee
-------------------------------------------------------------------------------------------------------------------------------
Notes.......................       $1,000,000                   100%                     $1,000,000                 $250
Collateral Certificate(d)...       $1,000,000                     -                          -                       -
===============================================================================================================================

(a) The securities are also being registered for the purpose of market-making by Banc One Capital Markets, Inc., an affiliate of First USA Bank, National Association.
(b) With respect to any securities denominated in any foreign currency, the amount so be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(c) Estimated solely for the purpose of calculating the registration fee.
(d) No additional consideration will be paid by the purchasers of the Notes for the Collateral Certificate, which is pledged as security for the Notes.
                    ------------------------------------


     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------

                             INTRODUCTORY NOTE

This Registration Statement includes:

     o a representative form of prospectus supplement to the base prospectus relating to the offering by the Bank One Issuance Trust of multiple tranche series of asset-backed notes; and

     o a base prospectus relating to asset-backed notes of the Bank One Issuance Trust.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

             Representative Form of Prospectus Supplement for a
                     Multiple Tranche Series SUBJECT TO
                      COMPLETION DATED AUGUST 8, 2001

                 Prospectus Supplement dated [o][o], [o]
                    (to Prospectus dated [o][o], [o])

                          Bank One Issuance Trust
                                   Issuer

                    First USA Bank, National Association
                          Originator of the Issuer

                                 ONEseries

                           $[o] Class [o] Notes



You should consider the discussion under "Risk Factors" be ginning on page S-13 in this prospectus supplement and on page 13 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuer only and are not obligations of any other person. Each tranche of notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


The issuer will issue and sell:          Class [o] Notes
                                         ----------------
Principal amount                         $[o]
Interest rate                            [one-month LIBOR plus] [o]% per
                                         annum
Interest payment dates                   [15th] day of each [calendar month],
                                         beginning in [o][o]
Scheduled principal payment date         [o][o], [o]
Legal maturity date                      [o][o], [o]
Expected issuance date                   [o][o], [o]
Price to public                          $[o] (or [o]%)
Underwriting discount                    $[o] (or [o]%)
Proceeds to the issuer                   $[o] (or [o]%)

The Class [o] notes are a tranche of notes of the ONEseries. Interest and principal payments on Class B notes of the ONEseries are subordinated to payments on Class A notes. Interest and principal payments on Class C notes of the ONEseries are subordinated to payments on Class A and Class B notes.

The assets of the issuer include:

o The collateral certificate, Series 2001-[o] issued by the First USA Credit Card Master Trust; and

o The collection account, the interest funding account, the principal funding account, the excess funding account, the Class C reserve account and any other supplemental accounts in asset pool one.

The assets of the issuer may include in the future

o One or more additional collateral certificates issued by master trusts whose assets consist primarily of receivables arising in consumer revolving credit card accounts owned by First USA or by one of its affiliates; and

o Receivables that arise in consumer revolving credit card accounts owned by First USA or by one of its affiliates.

[The issuer has applied to list these Class [o] notes on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange.]

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

                                Underwriters

[Co. A]                 [Co. B]                  [Co. C]              [Co. D]


            Important Notice about Information Presented in this
           Prospectus Supplement and the Accompanying Prospectus

     We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the ONEseries and the Class [o] notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the Bank One Issuance Trust, some of which may not apply to the ONEseries or the Class [o] notes.

     This prospectus supplement may be used to offer and sell the Class [o] notes only if accompanied by the prospectus.

     This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the ONEseries or the Class [o] notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

     This supplement and the accompanying prospectus may be used by Banc One Capital Markets, Inc. in connection with offers and sales related to market-making transactions in the Class [o] notes offered by this supplement and the accompanying prospectus. Banc One Capital Markets, Inc. may act as principal or agent in such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

     We are not offering the Class [o] notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

                    ------------------------------------


                             Table of Contents


Prospectus Supplement Summary...............................................S-1
     The Issuer.............................................................S-1
     Securities Offered.....................................................S-1
     Risk Factors...........................................................S-2
     The ONEseries..........................................................S-2
     Asset Pool One.........................................................S-2
     Asset Pool One Transferor
              Interest......................................................S-3
     Asset Pool One Minimum
              Transferor Interest...........................................S-3
     Asset Pool One Minimum Pool
              Balance.......................................................S-3
     Interest ..............................................................S-4
     Principal..............................................................S-4
     Nominal Liquidation Amount.............................................S-5
     Subordination; Credit
              Enhancement ..................................................S-5
     Required Subordinated Amount...........................................S-5
     [Class C Reserve Account]..............................................S-6
     Events of Default......................................................S-7
     Early Amortization of Notes............................................S-7
     Optional Redemption by
              the Issuer....................................................S-8
     Key Operating Documents................................................S-8
     The Issuer Accounts...................................................S-10
     Security for the Notes................................................S-11
     Limited Recourse to the Issuer........................................S-11
     Shared Excess Available Finance
              Charge Collections...........................................S-12
     Shared Excess Available Principal
              Amounts......................................................S-12
     [Stock Exchange Listing]..............................................S-12
     Ratings  .............................................................S-13
     Federal Income Tax
              Consequences.................................................S-13
     ERISA Considerations..................................................S-13

Risk Factors...............................................................S-13
     Glossary .............................................................S-19

Use of Proceeds............................................................S-19
The Notes..................................................................S-19
     Subordination of Interest.............................................S-20
     Issuances of New Series, Classes and
              Tranches of Notes............................................S-21
     Conditions to Issuance................................................S-21
     Required Subordinated Amount..........................................S-21
     Waiver of Issuance Conditions.........................................S-23
     Early Amortization Events.............................................S-23
     Sources of Funds to Pay the Notes.....................................S-24
     Asset Pool One........................................................S-24
     Payments Received under Derivative
              Agreements...................................................S-24
     Payments Received under Supplemental
              Credit Enhancement Agreements
              or Supplemental Liquidity
              Agreements...................................................S-24
     The Issuer Accounts...................................................S-24
     Limited Recourse to the Issuer; Security
              for the Notes................................................S-26
     Asset Pool One Transferor
              Interest.....................................................S-26
     Asset Pool One Minimum Transferor
              Interest.....................................................S-26
     Asset Pool One Minimum Pool
              Balance......................................................S-27

Deposit and Application of Funds...........................................S-27
     ONEseries Available Finance Charge
              Collections..................................................S-27
     Application of ONEseries
              Available Finance
              Charge Collections...........................................S-28
     Targeted Deposits of ONEseries
              Available Finance Charge
              Collections to the Interest
              Funding Account..............................................S-29
     Allocation to Interest Funding
              Subaccounts..................................................S-30
     Payments Received under Derivative
              Agreements for Interest in Foreign
              Currencies...................................................S-31
     Deposits of Withdrawals from the Class
              C Reserve Account to the
              Interest Funding Account.....................................S-31
     Allocations of Reductions from Charge-
              Offs.........................................................S-31
     Limitations on Reallocations of Charge-
              Offs to a Tranche of Class C
              Notes from Tranches of Class A
              and Class B Notes............................................S-31
     Limitations on Reallocations of Charge-
              Offs to a Tranche of Class B
              Notes from Tranches of Class
              A Notes......................................................S-32
     Allocations of Reimbursements of
              Nominal Liquidation Amount
              Deficits.....................................................S-32
     Application of ONEseries Available
              Principal Amounts............................................S-33
     Reductions to the Nominal Liquidation
              Amount of Subordinated
              Classes from Reallocations
              of ONEseries Available
              Principal Amounts............................................S-35
     Limit on Allocations of ONEseries
              Available Principal Amounts
              and ONEseries Available
              Finance Charge Collections to
              Tranches of Notes............................................S-36
     Targeted Deposits of ONEseries Available
              Principal Amounts to
              the Principal Funding
              Account......................................................S-37
     Allocation to Principal Funding
              Subaccounts..................................................S-39
     Limit on Deposits to the Principal Funding
              Subaccount of Subordinated
              Notes; Limit on Repayment of
              all Tranches.................................................S-40
     Limit on Deposits to the Principal Funding
              Subaccount of Subordinated
              Notes........................................................S-40
     Payments Received under Derivative
              Agreements for Principal.....................................S-41
     Deposits of Withdrawals from the Class
              C Reserve Account to the Principal
              Funding Account..............................................S-41
     Withdrawals from Interest Funding
              Subaccounts..................................................S-41
     Withdrawals from Principal Funding
              Account......................................................S-42
     Sale of Assets........................................................S-44
     [Targeted Deposits to the Class C
              Reserve Account..............................................S-45
     [Withdrawals from the Class C
              Reserve Account..............................................S-46
     Final Payment of the Notes............................................S-47
     Pro Rata Payments Within a Tranche....................................S-48
     Shared Excess Available Finance
              Charge Collections...........................................S-48
     Shared Excess Available Principal
              Amounts......................................................S-48
     Shared Transferor Finance Charge
           Collections.....................................................S-49
First USA Bank, National
Association................................................................S-50
First USA's Credit Card Portfolio..........................................S-50
     Billing and Payments..................................................S-50
     Delinquencies and Collection
              Efforts......................................................S-51
The First USA Master Trust
Portfolio..................................................................S-53
     Revenue Experience....................................................S-54
     Interchange...........................................................S-55
     Principal Payment Rates...............................................S-55
Underwriting...............................................................S-60
Glossary of Defined Terms..................................................S-62
Annex I...................................................................A-I-1
Annex II.................................................................A-II-1



                       Prospectus Supplement Summary

     This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

                                The Issuer

Bank One Issuance Trust, a Delaware trust, is the issuer of the notes and is also referred to in this prospectus supplement as the "master owner trust." The address of the issuer is Bank One Issuance Trust, c/o [NAME AND ADDRESS OF INDENTURE TRUSTEE]. Its telephone number is [PHONE NUMBER OF INDENTURE TRUSTEE].

Securities Offered

$[o]  [Floating Rate] Class [o] notes

These Class [o] notes are part of a series of notes called the "ONEseries." The ONEseries consists of Class A notes, Class B notes and Class C notes. These Class [o] notes are a tranche of the Class [o] notes of the ONEseries.

These Class [o] notes are issued by, and are obligations of, the master owner trust. The issuer expects to issue other classes and tranches of notes of the ONEseries which may have different interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics. In addition, the issuer may issue other series of notes which may have different interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other characteristics. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus supplement and in the accompanying prospectus.

Each class of notes in the ONEseries may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement and all other conditions to issuance are satisfied. See "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus supplement and in the accompanying prospectus.

The scheduled principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the ONEseries may be different. Therefore, subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all senior notes of the ONEseries. Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the ONEseries serve as credit enhancement for all of the senior notes of the ONEseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the ONEseries. However, each senior tranche of notes has access to credit enhancement in an amount generally not exceeding its required subordinated amount. In addition, certain tranches of senior notes may have different required subordinated amounts from other senior tranches of notes or may attain their enhancement only from Class C notes or through other forms of credit enhancement. For example, if a tranche of Class A notes requires credit enhancement solely from the Class C notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A Notes. The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

Only the Class [o](2001-[o]) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the ONEseries as a part of Class [o], may be issued by the Bank One Issuance Trust in the future.

Risk Factors

Investment in the Class [o](2001-[o]) notes involves risks. You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement and beginning on page13 in the accompanying prospectus.

The ONEseries

These Class [o] notes will be the [o] tranche of the Class [o] notes issued by the issuer in the ONEseries.

As of the issuance date of these Class [o] notes, the aggregate outstanding dollar pricipal amount of notes in the ONEseries is expected to be $[o], including these Class [o] notes and other outstanding tranches of notes of the ONEseries issued on or prior to that day, consisting of:

o Class A notes: $[o] o Class B notes: $[o] o Class C notes: $[o]

See "Annex I: Other Outstanding Series, Classes and Tranches of Notes" of this prospectus supplement for additional information on the other outstanding notes issued, or expected to be issued prior to the issuance of these Class [o] notes, by the issuer.

Asset Pool One

The ONEseries, including your Class [o] notes, will be secured by the assets in "asset pool one." In addition to the ONEseries, the issuer may issue other series of notes that are secured by the assets in asset pool one. Each series in asset pool one will be entitled to its allocable share of the assets in asset pool one. As of the date of the issuance of the Class [o] notes, the ONEseries will be the only series of notes issued by the issuer. See "The Notes--Sources of Funds to Pay the Notes--Asset Pool One."

The First USA collateral certificate is currently the primary source of funds in asset pool one for the payment of principal of and interest on these Class [o] notes. The First USA collateral certificate represents an undivided interest in the as sets of the First USA Credit Card Master Trust, which we refer to in this prospectus supplement and the accompanying prospectus as the "First USA master trust." The First USA master trust's assets primarily include credit card receivables from selected MasterCard(R)(1) and VISA(R) consumer revolving credit card accounts that meet the eligibility criteria for inclusion in the First USA master trust. These eligibility criteria are discussed in the accompanying prospectus under "The First USA Master Trust--Addition of First USA Master Trust As sets."

---------------
(1) MasterCard(R) and VISA(R) are registered trade marks of MasterCard International Incorporated and VISA USA International, respectively.

Additionally, in the future, asset pool one may also include additional collateral certificates, each representing an undivided interest in a master trust whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by First USA or by one of its affiliates.

In the future asset pool one may also include qualifying receivables that arise in credit card accounts owned by First USA or by one of its affiliates.

See "Annex II: Outstanding First USA Master Trust Series" of this prospectus supplement for additional information on the out standing series in the First USA master trust.

Asset Pool One Transferor Interest

The interest in asset pool one not securing the Class [o](2001-[o]) notes or any other series, class or tranche of notes secured by asset pool one is the asset pool one transferor interest. The asset pool one transferor interest will be held by First USA or an affiliate. The holder may, however, sell all or a portion of its interest in the asset pool one transferor interest. The asset pool one transferor interest does not provide credit enhancement to any of the notes secured by asset pool one, including the notes of the ONEseries and will not provide any credit enhancement to the notes of any other asset pools.

Asset Pool One Minimum Transferor Interest

Asset pool one will have its own minimum transferor interest requirement. The asset pool one minimum transferor interest will equal a designated percentage of the amount of principal receivables in asset pool one. The designated asset pool one minimum transferor interest percentage is [ ]%.

If the asset pool one transferor interest is less than the asset pool one minimum transferor interest, First USA will be required to add additional assets to asset pool one.

If First USA is unable to add additional as sets when required to do so, an early amortization event will occur with respect to the notes of the ONEseries. See "The Notes--The Asset Pool One Transferor Interest" in this prospectus supplement and "Sources of Funds to Pay the Notes--Transferor Interest" in the accompanying prospectus for additional discussion on the transferor interest in general and the asset pool one transferor interest in particular.

Asset Pool One Minimum Pool Balance

In addition to the asset pool one minimum transferor interest requirement, asset pool one will have its own minimum pool balance. The asset pool one minimum pool balance is equal to the aggregate initial dollar principal amount of all outstanding notes, adjusted for any increases associated with the issuance of additional notes, secured by asset pool one.

If the pool balance of asset pool one is less than the asset pool one minimum pool balance, First USA will be required to add additional assets to asset pool one.

If First USA is unable to add additional assets when required to do so an early amortization event will occur with respect to the notes of the ONEseries. See "The Notes--Asset Pool One Minimum Pool Balance" in this prospectus supplement and "Sources of Funds to Pay the Notes--Minimum Pool Balance" in the accompanying prospectus for additional discussion on the minimum pool balance.

Interest

These Class [o] notes will accrue interest at an annual rate equal to [LIBOR plus] [o]%,[as determined on the related LIBOR determination date].

Interest on these Class [o] notes will begin to accrue on [o] [o], [o] and will be calculated on the basis of a 360-day year [and the actual num ber of days in the related interest period] [consisting of twelve 30-day months]. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include [o][o], 2001, which is the issuance date, and end on but exclude [o][o], 2001, which is the first interest payment date for the Class [o](2001-[o]) notes.

Interest on the Class [o](2001-[o]) notes for any interest payment date will equal the product of:

o the Class [o](2001-[o]) note interest rate for the applicable interest period; times

o [the actual number of days in the related interest period] [30] divided by 360;
     times

o the outstanding dollar principal amount of the Class [o](2001-[o]) notes as of the related record date.

The issuer will make interest payments on these Class [o] notes on the [l5th] day of each [month] beginning in [o][o]. Interest payments due on a day that is not a business day in New York, New York and Newark, Delaware will be made on the following business day.

The payment of interest on a senior class of notes of the ONEseries on any payment date is senior to the payment of interest on subordinated classes of notes of the ONEseries on such date. Generally, no payment of interest will be made on any Class B note in the ONEseries until the full payment of interest has been made to the Class A notes in the ONEseries. Similarly, generally, no payment of interest will be made on any Class C note in the ONEseries until the full payment of interest has been made to the Class A notes and the Class B notes in the ONEseries. However, funds on deposit in the Class C reserve account will only be available to holders of Class C notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class [o] notes in one payment on [o] [o], [o], which is the scheduled principal payment date, and is obligated to do so if funds are available on that date for that purpose and are not required for subordination. If the stated principal amount of these Class [o] notes is not paid in full on its scheduled principal payment date due to insufficient funds [or insufficient credit enhancement], noteholders will generally not have any remedies against the issuer until [o] [o], [o], the legal maturity date of these Class [o] notes.

If the stated principal amount of these Class [o] notes is not paid in full on the scheduled principal payment date, then, subject to the principal payment rules described below under "--Subordination; Credit Enhancement," and "--Required Subordinated Amount," an early amortization event with respect to these Class [o] notes will occur and principal and interest payments on these Class [o] notes will be made monthly until they are paid in full or the legal maturity date occurs, whichever is earlier.

Principal of these Class [o] notes may be paid earlier than the scheduled principal payment date for these Class [o] notes if any other early amortization event or an event of default and acceleration occurs with respect to these Class [o] notes. See "The Indenture--Early Amortization Events" and "--Events of Default" in the accompanying prospectus.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class [o] notes is $[o].

The nominal liquidation amount of a tranche of notes is a U.S. dollar amount based on the out standing dollar principal amount of that tranche of notes after deducting:

o the tranche's share of charge-offs resulting from uncovered default amounts in asset pool one;

o reallocations of available principal amounts allocable to the notes to pay interest on a senior class of notes or the portion of the servicing fees allocable to a senior class of notes in the ONEseries; and

o the amount on deposit in the principal funding subaccount for that tranche of notes;

and adding back all reimbursements, from excess available finance charge collections allocated to that tranche of notes to cover:

o charge-offs resulting from uncovered default amounts in asset pool one; or

o reductions in that note's nominal liquidation amount due to reallocations of avail able principal amounts used to pay interest on senior classes of notes or the servicing fees allocable to senior classes of notes.

Excess available finance charge collections are available finance charge collections that remain after the payment of interest and other required payments with respect to the notes.

If the nominal liquidation amount of these Class [o] notes is less than the outstanding principal amount of these Class [o] notes, the principal of and interest on these Class [o] notes may not be paid in full. If the nominal liquidation amount of these Class [o] notes has been reduced, available principal amounts and available finance charge collections allocated to pay principal of and interest on these Class [o] notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in the accompanying prospectus.

Subordination; Credit Enhancement

[These Class [o] notes generally will not receive interest payments on any payment date until the Class A notes [and the Class B notes] have received their full interest payments on such date. Available principal amounts allocable to these Class [o] notes may be applied to make interest payments on the Class A notes [and Class B notes] of the ONEseries and to pay a portion of the servicing fees allocable to the senior classes of notes in the ONEseries]. Available principal amounts remaining on any payment date after any reallocations for interest on the senior classes of notes or for the servicing fees allocable to the senior classes of notes in the ONEseries on any payment date will be first applied to make targeted deposits to the principal funding subaccounts of the Class A notes on such date before being applied to make required deposits to the principal funding subaccounts of the Class B notes on such date and then to the principal funding subaccounts of the Class C notes on such date.

In addition, principal payments on these Class [o] notes are subject to the principal payment rules described below.

Required Subordinated Amount

In order to issue a senior class of notes, the required subordinated amount of the nominal liquidation amount of subordinated notes must be outstanding and available on the issuance date. Generally, the required subordinated amount of a subordinated class of notes is an amount equal to a stated percentage of the adjusted outstanding dollar principal amount of the senior tranche of notes for such date. However, if an event of default or an early amortization event occurs with respect to a senior tranche or if the usage of a subordinated class with respect to such senior tranche exceeds zero, the required subordinated amount will be calculated based on the adjusted outstanding dollar principal amount immediately prior to such event of default or early amortization event or the date such us age exceeds zero.

[The Class A required subordinated amount of Class C notes for these Class [o] notes is [o] %, expressed as a percentage of the adjusted outstanding dollar principal amount of these Class [o] notes.] [The Class A required subordinated amount of Class B notes for these Class [o] notes is [o] %, expressed as a percentage of the adjusted outstanding dollar principal amount of these Class [o] notes.] [The Class B required subordinated amount of Class C notes for these Class [o] notes is [o] %, expressed as a percentage of the adjusted outstanding dollar principal amount of these Class [o] notes.]

[The percentages above may change without the consent of any noteholders if each rating agency consents and confirms that the change will not cause a rating downgrade. The required subordinated amount of subordinated notes of other Class [A][B] notes in the ONEseries may be different from the percentage[s] specified for these Class [o] notes.] In addition, if the rating agencies consent and without the consent of any noteholders, the issuer may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

No payment of principal will be made on any Class B note in the ONEseries unless, following the payment, the remaining available subordinated amount of Class B notes in the ONEseries is at least equal to the required subordinated amount for the outstanding Class A notes in the ONEseries less any us age of the required subordinated amount of Class B notes for such outstanding Class A notes. Similarly, no payment of principal will be made on any Class C note in the ONEseries unless, following the payment, the remaining available subordinated amount of Class C notes in the ONEseries is at least equal to the required subordinated amount for the outstanding Class A notes and Class B notes in the ONEseries less any usage of the required subordinated amount of Class C notes for such outstanding Class A notes and Class B notes. However, there are some exceptions to these rules. See "The Notes--Subordination of Interest and Principal" in the accompanying prospectus and "The Notes--Subordination of Interest and Principal" in this prospectus supplement.

[Class C Reserve Account]

[The issuer will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of these Class C(2001-[o]) notes. The Class C reserve subaccount will initially not be funded and will not be funded unless and until the three-month average of the excess spread percentage falls below the levels described in the following table or an early amortization event or event of default occurs. In the case of the first and second determination dates, however, the Class C reserve subaccount will be funded if, (1) in the case of the first determination date, the excess spread percentage for the first month or (2) in the case of the second determination date, the average of the excess spread percentages for the first two months, falls below the levels described in the following table or an early amortization event or event of default occurs.

[The excess spread percentage for a month is determined by subtracting the base rate from the portfolio yield for that month. See "Glossary of Defined Terms" for a description of base rate and portfolio yield.]

[Funds on deposit in the Class C reserve subaccount will be available to holders of these Class C(2001-[o]) notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve subaccount will also be available to holders of these Class C(2001-[o]) notes to cover certain shortfalls in principal on the scheduled principal payment date of the Class (2001-[o]) notes. Only the holders of these Class C notes will have the benefit of this Class C reserve subaccount. See "Deposit and Application of Funds--Withdrawals from the Class C Reserve Account."]

[The following table indicates the amount required to be on deposit in the Class C re serve subaccount for these Class C(2001-[o]) notes. For any month, the amount targeted to be on deposit is equal to the funding percent age, which corresponds to the average of the excess spread percentage for each of the preceding three consecutive months as indicated in the following table, times the outstanding dollar principal amount of all ONEseries notes times the nominal liquidation amount of these Class C(2001- [o]) notes divided by the nominal liquidation amount of all Class C notes in the ONEseries.]

Three month
average excess                        Funding
spread percentage                      target
-----------------                      ------
[o]% to [o]%                             [o]%
[o]% to [o]%                             [o]%
[o]% to [o]%                             [o]%
[o]% to [o]%                             [o]%
[o]% to [o]%                             [o]%
0.00% or less                            [o]%

[The amount targeted to be on deposit in the Class C reserve subaccount will be adjusted monthly to the percentages specified in the table above as the three-month average of the excess spread percentage rises or falls. If an early amortization event or event of default occurs with respect to these Class C(2001-[o]) notes, the targeted Class C reserve subaccount amount will be the aggregate outstanding dollar principal amount of the Class C(2001-[o]) notes. See "Deposit and Application of Funds--Targeted Deposits to the Class C Reserve Account."]

Events of Default

The Class [o](2001-[o]) notes are subject to certain events of default described in "The Indenture--Events of Default" in the accompanying prospectus. Some events of default result in an automatic acceleration of the Class [o](2001-[o]) notes, and others result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 662/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche of notes. For a more complete description of the remedies upon the occurrence of an event of default, see "The Indenture--Events of Default Remedies" in the accompanying prospectus and "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement.

Early Amortization of Notes

In addition to the early amortization events applicable to all notes, including the Class [o](2001-[o]) notes, described in the accompanying prospectus the occurrence of any of the following events will result in an early amortization event for the Class [o](2001-[o]) notes:

o if for any month the three-month average of the excess spread percentage is less than the required excess spread percentage for such month;

o a failure by First USA to maintain the asset pool one minimum transferor interest;

o a failure by First USA to maintain the asset pool one minimum pool balance; and

o any master owner trust servicer default, as described in the attached prospectus, occurs which would have a material adverse effect on the noteholders.

See "The Notes--Early Amortization Events" in this prospectus supplement and "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.

Optional Redemption by the Issuer

Provided First USA or an affiliate of First USA is the servicer, First USA has the right, but not the obligation, to redeem these Class [o] notes in whole but not in part on any day on or after the day on which the aggregate outstanding principal amount of these Class [o] notes is reduced to less than [o]% of its highest outstanding dollar principal amount of these Class [o] notes. However, the issuer will not redeem these Class [o ](2001-[o]) notes if these notes are required to provide credit enhancement for senior classes of notes of the ONEseries. This repurchase option is referred to as a clean-up call.

If First USA is directed to redeem these Class [o](2001-[o]) notes, it will notify the registered holders at least thirty (30) days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding dollar principal amount of that note, plus accrued, unpaid interest and additional interest on the note to but excluding the date of redemption.

If First USA is unable to pay the redemption price in full on the redemption date, monthly payments on these Class [o](2001-[o]) notes will thereafter be made, subject to the principal payment rules described above under "--Subordination; Credit Enhancement," until either the principal of and accrued, unpaid and additional interest on these Class [o ](2001-[o]) notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount [and the Class C reserve subaccount] for these Class [o] notes will be applied to make the principal and interest payments on these Class [o](2001-[o]) notes on the redemption date.

Key Operating Documents

                             [GRAPHIC OMITTED]



The First USA collateral certificate will be deposited in the master owner trust and will be governed by the First USA master trust agreement and related series supplement. Once the First USA collateral certificate has been deposited into the master owner trust it will be designated as belonging to asset pool one. The ONEseries notes will be issued pursuant to an indenture and an indenture supplement for the ONEseries, which we call the "ONEseries indenture supplement."

In the future, additional collateral certificates issued by master trusts for which First USA acts as originator and servicer or qualifying receivables that arise in credit card accounts owned by First USA or by one of its affiliates may be added to the master owner trust. Each of the additional collateral certificates will be governed by the applicable master trust agreement and related series supplement. Each collateral certificate and receivable will be designated as belonging to either asset pool one or another asset pool.

The Issuer Accounts

In connection with asset pool one, the issuer has established a collection account for the purpose of receiving amounts payable under the First USA collateral certificate and the amounts payable under the other assets included in asset pool one. Each month, amounts on deposit in the collection account will be allocated among each series of notes secured by asset pool one, including the ONEseries and, if applicable, the asset pool one transferor interest.

The issuer has also established an excess funding account for asset pool one for the purpose of capturing principal collections allocated to asset pool one that would other wise be paid to First USA, as transferor, at a time when the payment of such amounts would result in (1) the reduction of the asset pool one transferor interest to less than the asset pool one minimum transferor interest or (2) the pool balance for asset pool one being less than the asset pool one minimum pool balance.

In connection with the ONEseries, the issuer has established a principal funding account, an interest funding account and a Class C reserve account, each solely for the benefit of the ONEseries. The principal funding account, the interest funding account and [the Class C reserve account] will have subaccounts for these Class [o] notes.

Each month, the payments on the First USA collateral certificate and other collateral certificates and credit card receivables, if any, included in asset pool one will be deposited to the collection account and allocated among the noteholders and, if applicable, First USA as holder of the asset pool one transferor interest. Amounts allocated to the noteholders will be held in the collection account for asset pool one. These deposits will then be allocated to each series of notes secured by asset pool one, including the ONEseries. The amounts allocated to the ONEseries plus any other amounts treated as available finance charge collections and available principal amounts for the ONEseries will then be allocated to:

    -   the principal funding account;

    -   the interest funding account;

    -   the Class C reserve account;

    -   any other supplemental account;

    -   payments due under any applicable derivative agreements;

    - payments due under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement; and

    - the other purposes as specified in this prospectus supplement and any other prospectus supplements for classes and tranches of the ONEseries.


Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes in the ONEseries, including the Class [o](2001-[o]) notes.

Security for the Notes

The Class [o](2001-[o]) notes are secured by a security interest in:

o the assets in asset pool one; o the collection account for asset pool one;
o    the excess funding account for asset pool one;
o    the applicable principal funding subaccount;
o    the applicable interest funding subaccount;
o    [the applicable derivative agreement;]
o [the applicable supplemental credit enhancement agreement or supplemental liquidity agreement;] and
o    [the applicable Class C reserve subaccount.]

However, the Class [o](2001-[o]) notes are entitled to the benefits of only that portion of those assets allocated to it under the indenture and the ONEseries indenture supplement.

See "The Notes--Sources of Funds to Pay the Notes--The Asset Pool" and "--The Issuer Accounts" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" in the accompanying prospectus.

Limited Recourse to the Issuer

The sole source of payment for principal of or interest on these Class [o] notes is provided by:

o the portion of the available principal amounts and available finance charge collections allocated to the ONEseries and available to these Class [o] notes after giving effect to any reallocations, payments and deposits for senior notes;

o funds in the applicable issuer accounts for these Class [o] notes;

[o payments received under the applicable derivative agreement for these Class [o] notes, to the extent not included in available finance charge collections for the ONEseries;] and

[o payments received under the applicable supplemental credit enhancement agreement or supplemental liquidity agreement for these Class [o] notes, to the extent not included in available finance charge collections for the ONEseries.]

Class [o] noteholders will generally have no recourse to any other assets of the issuer, including any assets designated to another asset pool - other than shared excess available finance charge collections - or any other person or entity for the payment of principal of or interest on these Class [o] notes.

However, if there is a sale of assets in asset pool one (1) following an insolvency of First USA, (2) following an event of default and acceleration with respect to the Class [o](2001-[o]) notes, or (3) on the legal maturity date for the Class [o](2001-[o]) notes, as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the Class [o](2001-[o]) noteholders have recourse only to their share of the proceeds of that sale, any amounts then on deposit in the issuer accounts allocated to and held for the benefit of and allocable to the Class [o](2001-[o]) noteholders [and any amounts payable under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for the Class [o](2001-[o]) notes].

Shared Excess Available Finance Charge Collections

The ONEseries will be included in "shared excess available finance charge collections group A." In addition to the ONEseries, the issuer may issue other series of notes that are included in shared excess available finance charge collections group A. As of the date of this prospectus supplement, the ONEseries is the only series of notes issued by the issuer. To the extent that available finance charge collections allocated to the ONEseries are available after all required applications of such amounts as described in "Deposit and Application of Funds--Application of ONEseries Available Finance Charge Collections," these excess available finance charge collections will be applied to cover shortfalls in available finance charge collections for other series of notes in shared excess available finance charge collections group A. In addition, the ONEseries may receive the benefits of excess available finance charge collections from other series in shared excess available finance charge collections group A, to the extent available finance charge collections from such other series of notes are not needed for such series.

Only series secured by the assets in asset pool one may be included in shared excess avail able finance charge collections group A. Shared excess available finance charge collections will first be shared within shared excess available finance charge collections group A. Afterward, any remaining shared excess available finance charge collections will be shared with other series not included in shared excess available finance charge collections group A but still in asset pool one, and finally, any remaining shared excess available finance charge collections will be available for sharing with other series, if any, outside of asset pool one, as described in the applicable indenture supplement. See "Deposit and Application of Funds--Shared Excess Available Finance Charge Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" and "--Deposit and Application of Funds" in the accompanying prospectus.

Shared Excess Available Principal Amounts

The ONEseries will be included in "principal sharing group A." In addition to the ONEseries, the issuer may issue other series of notes that are included in principal sharing group A. As of the date of this prospectus supplement, the ONEseries is the only series of notes issued by the issuer. To the extent that available principal amounts allocated to the ONEseries are avail able after all required applications of such amounts, as described in "Deposit and Application of Funds--Application of ONEseries Avail able Principal Amounts," these excess principal amounts will be applied to cover shortfalls in available principal amounts for other series of notes in principal sharing group A. In addition, the ONEseries may receive the benefits of excess principal amounts from other series in principal sharing group A, to the extent the available principal amounts from those other series of notes are not needed for such series.

Only series secured by the assets in asset pool one may be included in principal sharing group A. Shared excess available principal amounts will first be shared within principal sharing group A. Afterward, any remaining shared excess available principal amounts will be shared with other series not included in principal sharing group A but still in asset pool one. Shared excess available principal amounts will not be available for application by other series not included in asset pool one. See "Deposit and Application Funds--Shared Excess Available Principal Amounts" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" and "--Deposit and Application of Funds" in the accompanying prospectus.

[Stock Exchange Listing]

[The issuer has applied to list these Class [o] notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with [NAME OF LISTING AGENT], the Luxembourg listing agent for these Class [o] notes, [ADDRESS], phone number [PHONE], to determine whether these Class [o] notes have been listed on the Luxembourg Stock Exchange.]

Ratings

The issuer will issue these Class [o] notes only if they are rated at least "[o]" or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class [o] notes may have ratings that are different from the ratings for these Class [o] notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, a rating does not ad dress the possibility of an early payment or acceleration of a note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors--If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the accompanying prospectus.

Federal Income Tax Consequences

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Class [o] notes will be characterized as debt for federal income tax purposes, and that the Bank One Issuance Trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Class [o] note, you will agree to treat your Class [o ] note as debt for federal, state and local income and franchise tax purposes. See "Federal In come Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under "Benefit Plan
Investors" in the accompanying prospectus, the Class [o] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Class [o] notes on behalf of someone with "plan assets" of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class [o] notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or
Section 4975 of the Internal Revenue Code.


                                Risk Factors

     The risk factors disclosed in this section and in "Risk Factors" in the accompanying prospectus describe the principal risk factors of an investment in the Class [o] notes.

                  Only some of the assets of the issuer are available for payments on any tranche of notes which may affect the timing and amount of payments to you

                  The sole source of payment of principal of and interest on your tranche of notes is provided by:

                  o the portion of the available principal amounts and available finance charge collections allocated to the ONEseries from asset pool one and available to your tranche of notes after giving effect to all allocations and any reallocations;

                  o the applicable issuer accounts for your tranche of notes;

                  o        payments received under any applicable
                           derivative agreement for your tranche of notes;
                           and

                  o        payments received under any applicable
                           supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes;

                  As a result, you must rely only on your allocation of assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer outside of asset pool one or any other person for payment of your notes. See "Sources of Funds to Pay the Notes" in this prospectus supplement and in the accompanying prospectus.

                  In addition, if there is a sale of assets in asset pool one (1) due to the insolvency of First USA, (2) due to an event of default and acceleration, or (3) on the applicable legal maturity date, as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, your tranche of notes has recourse only to their share of the proceeds of that sale, any amounts then on deposit in the issuer accounts allocated to and held for the benefit of and allocable to your tranche of notes and any amounts payable under any applicable derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement.

                  Class B notes and Class C notes are subordinated and bear losses before Class A notes

                  Class B notes of the ONEseries are subordinated in right of payment of principal and interest to Class A notes, and Class C notes of the ONEseries are subordinated in right of payment of principal and interest to Class A notes and Class B notes.

                  In the ONEseries, available finance charge collections are first used to pay interest due to Class A noteholders, next to pay interest due to Class B noteholders, and lastly to pay interest due to Class C noteholders. If available finance charge collections are not sufficient to pay interest on all classes of notes, the notes may not receive full payment of interest if, in the case of Class A and Class B notes, reallocated available principal amounts, and in the case of Class C notes, amounts on deposit in the applicable Class C re serve subaccount, are insufficient to cover the shortfall.

                  In the ONEseries, available principal amounts may be reallocated to pay interest on senior classes of notes of the ONEseries and to pay a portion of the servicing fees allocable to the senior classes of notes in the ONEseries to the extent that available finance charge collections are insufficient to make such payments. In addition, uncovered default amounts allocable to the ONEseries are generally first applied against the subordinated classes of the ONEseries. If these reallocations and losses are not reimbursed from available finance charge collections, the full stated principal amount of the subordinated classes of notes will not be repaid. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in the accompanying prospectus and "Deposit and Application of Funds--Application of ONEseries Available Principal Amounts" in this prospectus supplement.

                  If there is a sale of the assets in asset pool one as a result of an insolvency of First USA or an event of default and acceleration with respect to the ONEseries, the net proceeds of the sale allocable to principal payments will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and lastly, to pay amounts due to Class C noteholders. This could cause a loss to Class A, Class B or Class C noteholders, if the amount available is not enough to pay the Class A, Class B or Class C notes in full.

                  Payment of Class B notes and Class C notes may be delayed or reduced due to the subordination provisions

                  For the ONEseries, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and such notes are not needed to provide the required subordination for senior classes of notes of the ONEseries. In addition, available principal amounts allocated to the ONEseries will be applied first to pay shortfalls in interest on senior classes of notes, then to pay shortfalls in the servicing fees allocable to the senior classes of notes in the ONEseries and to make targeted deposits to the principal funding subaccounts of senior classes of notes before being applied to make required deposits to the principal funding subaccounts of the subordinated notes.

                  If subordinated notes reach their scheduled principal payment date, or an early amortization event, event of default and acceleration or other optional redemption occurs with respect to such subordinated notes prior to the legal maturity date of those subordinated notes, and cannot be paid because of the subordination provisions of the ONEseries indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the ONEseries will begin, as described in "Deposit and Application of Funds--Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding Account," and no available principal amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, the subordinated notes until:

                  o enough senior notes are repaid so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

                  o new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

                  o the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

                  o the subordinated notes reach their legal maturity date.

                  This may result in a delay or loss of principal payments to holders of subordinated notes. See "Deposit and Application of Funds--Targeted Deposits of ONEseries Available Principal

                  Amounts to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes."

                  Class A and Class B notes of the ONEseries can lose their subordination under some circumstances resulting in delayed or reduced payments to you

                  Subordinated notes of the ONEseries may have scheduled principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

                  If notes of a subordinated class reach their scheduled principal payment date at a time when they are needed to provide the required subordination for the senior classes of the ONEseries and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their scheduled principal payment date. The principal funding subaccounts for the senior classes will be prefunded with available principal amounts allocable to the ONEseries and available for that purpose up to the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See "Deposit and Application of Funds--Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding Account."

                  Notes of a subordinated class which have reached their scheduled principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their scheduled principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available from proceeds of the sale of assets or otherwise, whether or not the senior classes of notes have been fully prefunded.

                  If the rate of repayment of principal on the assets in asset pool one were to decline during the prefunding period for the senior classes of notes, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination as of the legal maturity date of those subordinated notes unless additional subordinated notes of that class were issued or a sufficient amount of senior notes would have matured so that the remaining outstanding subordinated notes are sufficient to provide the necessary subordination.

                  The table under "The First USA Master Trust
                  Portfolio--Principal Payment Rates" shows the highest and lowest cardholder monthly principal payment rates for the First USA master trust portfolio during the periods shown in that table. Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by First USA or the addition to asset pool one of additional collateral certificates or credit card receivables with different characteristics than those then included in asset pool one. There can be no assurance that the principal payment rate will remain in this range in the future.

                  Yield and payments on the assets could decrease resulting in the receipt of principal payments earlier than the scheduled principal payment date

                  There is no assurance that the stated principal amount of your notes will be paid on its scheduled principal payment date.

                  A significant decrease in the amount of assets in asset pool one for any reason could result in the occurrence of a pay out event or an early amortization event and therefore in early payment of your notes. In addition, the effective yield on the assets in asset pool one could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of available finance charge collections. If for any month, the three-month average of the excess spread percentage is less than the required excess spread percentage for such month, an early amortization event will occur and could result in an early repayment of your notes. See "Prospectus Supplement Summary--Early Amortization of Notes."

                  See "Risk Factors" in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the scheduled principal payment date.


                                  Glossary

         This prospectus supplement and the accompanying prospectus use defined terms. Any term used but not defined in this prospectus supplement is defined in the accompanying prospectus. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-62 in this prospectus supplement and beginning on page 118 in the accompanying prospectus.


                              Use of Proceeds

         The net proceeds from the sale of the Class [o] notes offered by this prospectus supplement in the amount of $[ ], before deduction of expenses, will be (1) used to make an initial deposit to the interest funding account in the amount of $[ ] and (2) paid to First USA. First USA will use such proceeds for its general corporate purposes.


                                 The Notes

         The ONEseries notes will be issued pursuant to the indenture and an indenture supplement called the "ONEseries indenture supplement." The following discussion and the discussion under "The Notes" and "The Indenture" in the accompanying prospectus summarize the material terms of the notes, the indenture and the ONEseries indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the ONEseries indenture supplement. Neither the indenture nor the ONEseries indenture supplement limits the aggregate principal amount of notes that may be issued.

         The ONEseries will be secured by the assets in Asset Pool One. For the purpose of sharing Excess Available Finance Charge Collections, the ONEseries will be included in Shared Excess Available Finance Charge Collections Group A and for the purpose of sharing Excess Available Principal Amounts, the ONEseries will be included in Principal Sharing Group A. Notes of the ONEseries will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a "class" of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

         No senior class of the ONEseries may be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding and all conditions to issuance listed in "The Notes--Issuance of New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied. See "--Issuance of New Series, Classes and Tranches of Notes--Required Subordinated Amount."

         No subordinated class of the ONEseries may be paid principal unless a sufficient amount of subordinated notes or other acceptable form of credit enhancement will be outstanding after such payment. See
"--Required Subordinated Amount."

         The issuer will pay principal of and interest on the Class [o] (2001-[o]) notes solely from the portion of ONEseries Available Finance Charge Collections and ONEseries Available Principal Amounts and from other amounts which are available to the Class [o](2001-[o]) notes under the indenture and the ONEseries indenture supplement after giving effect to all allocations and any reallocations. If these sources are not sufficient to pay the Class [o](2001-[o]) notes, Class [o](2001-[o]) noteholders will have no recourse to any other assets of the issuer, including any assets designated to any other asset pool or any other person or entity for the payment of principal of or interest on those Class [o] notes.

         The ONEseries has the right to the applicable ONEseries Noteholder Percentage of all Finance Charge Collections, Principal Collections and Default Amounts received during any month. Finance Charge Collections allocated to the ONEseries will be treated as Available Finance Charge Collections and will be applied in accordance with "--Application of Available Finance Charge Collections." Principal Collections allocated to the ONEseries will be treated as Available Principal Amounts and will be applied in accordance with "--Application of Available Principal Amounts."

Subordination of Interest and Principal

         Interest payments on and principal payments of Class B notes and Class C notes of the ONEseries are subordinated to payments on Class A notes of the ONEseries. Subordination of Class B notes and Class C notes of the ONEseries provides credit enhancement for Class A notes of the ONEseries.

         Interest and principal payments on Class C notes of the ONEseries are subordinated to payments on Class A notes and Class B notes of the ONEseries. Subordination of Class C notes of the ONEseries provides credit enhancement for Class A notes and Class B notes of the ONEseries.

         ONEseries Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay the servicing fees allocable to the senior classes of notes in the ONEseries, subject to certain limitations. In addition, charge-offs due to uncovered Default Amounts are generally first applied against the subordinated classes of the ONEseries. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" and "The First USA Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus.

         In the ONEseries, payment of principal may be made on subordinated notes while senior notes are outstanding only under the following circumstances:

         o If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See "Deposit and Application of Funds--Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding Account" and "--Allocation to Principal Funding Subaccounts." For example, if a tranche of Class A notes has matured and been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes which were providing credit enhancement to the Class A notes and some Class C notes which were providing credit enhancement to the Class A notes, may be repaid when they mature even if other tranches of Class A notes are outstanding.

         o If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Deposit and Application of Funds--Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding
           Account--Prefunding of the Principal Funding Account for Senior Classes."

         o If new tranches of subordinated notes are issued so that the subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination.

         o If the subordinated tranche of notes reaches its legal maturity date.

         ONEseries Available Principal Amounts remaining after any reallocations for interest on the senior classes of notes or for the servicing fees allocable to the senior classes of notes in the ONEseries will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Issuances of New Series, Classes and Tranches of Notes

         Conditions to Issuance

         The issuer may issue new series, classes and tranches of notes, including additional notes of an outstanding class or tranche, so long as the conditions to issuance listed in "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied [and so long as any increase in the targeted deposit amount of the Class C [o](2001-[o]) reserve subaccount will have been funded on or prior to such issuance date].

         The issuer and the indenture trustee are not required to permit the prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes.

         Required Subordinated Amount

         No Class A notes or Class B notes may be issued unless the required subordinated amount of subordinated classes is available at the time of issuance of those notes.

         The required subordinated amount of a tranche of a senior class of notes of the ONEseries is the aggregate Nominal Liquidation Amount of a subordinated class that is required to be outstanding and available on the date when a tranche of a senior class of notes is issued. It is also the amount used to determine, in conjunction with consumption of enhancement from subordinated classes of notes - called usage - whether a subordinated tranche of notes of the ONEseries may be repaid before its legal maturity date while senior classes of notes are outstanding.

         The issuer may change the required subordinated amount for any tranche of notes of the ONEseries, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the issuer has:

         o received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then-current rating of any outstanding notes in the ONEseries; and

         o delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes of the issuer that were characterized as debt at the time of their issuance, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes, and (3) following the change, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation.

         In order to issue Class A notes, the issuer must calculate the available amount of Class B notes and Class C notes. The issuer will first calculate the available amount of Class B notes for such new tranche of Class A notes. This is done by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class B notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; minus

         o the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A notes to be made on that date.

         The issuer then will calculate the available amount of Class C notes for a new tranche of Class A notes by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; minus

         o the sum of (1) the aggregate amount of Class B required subordinated amount of Class C notes for all outstanding Class B notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A and B notes to be made on that date and (2) the aggregate amount of Class A required subordinated amount of Class C notes for all other outstanding Class A notes on that date whose Class A required subordinated amount of Class B notes is zero, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A notes to be made on that date.

         Finally, the issuer will calculate the available amount of Class C notes for a new tranche of Class B notes by computing the following:


         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; minus

         o the sum of (1) the aggregate amount of Class B required subordinated amount of Class C notes for all other outstanding Class B notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A and B notes to be made on that date and (2) the aggregate amount of Class A required subordinated amount of Class C notes for all outstanding Class A notes on that date whose Class A required subordinated amount of Class B notes is zero, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A notes to be made on that date.

         Waiver of Issuance Conditions

         If the issuer obtains approval from each rating agency that has rated any outstanding notes, then some of the conditions to issuance described above and under "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus may be waived.

Early Amortization Events

         In addition to the early amortization events applicable to all notes, including the Class [o](2001-[o]) notes issued as part of the ONEseries, described in the accompanying prospectus, the occurrence of any of the following events will result in an early amortization event for the Class [o](2001-[o]) notes issued as part of the ONEseries:

o with respect to the ONEseries, if for any month the three-month average of the Excess Spread Percentage is less than the Required Excess Spread Percentage for such month;

o with respect to Asset Pool One, a failure by First USA to maintain the Asset Pool One Minimum Transferor Interest or a failure by First USA to add additional assets to Asset Pool One in the event the Asset Pool One Transferor Interest is less than the Asset Pool One Minimum Transferor Interest;

o with respect to Asset Pool One, a failure by First USA to maintain the Asset Pool One Minimum Pool Balance or a failure by First USA to add additional assets to Asset Pool One in the event the Asset Pool One Minimum Pool Balance is less than the Pool Balance required for Asset Pool One; and

o with respect to the master owner trust, any Master Owner Trust Servicer Default occurs which would have a material adverse effect on the noteholders.

See "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.

Sources of Funds to Pay the Notes

         Asset Pool One

         The ONEseries will be secured by the assets in Asset Pool One. In addition to the ONEseries, the issuer may issue other series of notes that are secured by the assets in Asset Pool One. As of the date of issuance of the ONEseries, the ONEseries will be the only series of notes issued by the issuer.

         Asset Pool One currently consists of the First USA collateral certificate issued by the First USA master trust. However, in the future, Asset Pool One may also include additional collateral certificates each representing an undivided interest in a master trust whose assets consist primarily of receivables arising in consumer revolving credit card accounts owned by First USA or by one of its affiliates and receivables that arise in credit card accounts owned by First USA or by one of its affiliates. The only assets that will be available to fund payments on these Class [o] notes are the Class [o] notes' allocable share of the assets that have been included in Asset Pool One and shared Excess Finance Charge Collections from other asset pools, if any. For a description of the First USA collateral certificate, the First USA master trust and its assets and other assets which may in the future be a source of funds, see "The First USA Master Trust" and "Sources of Funds to Pay the Notes--General" and "--The First USA Collateral Certificate" in the accompanying prospectus.

         Payments Received under Derivative Agreements

         The issuer may enter into derivative agreements with respect to certain tranches of the ONEseries as a source of funds to pay principal of or interest on the notes. See "Deposit and Application of Funds--Payments Received under Derivative Agreements for Interest in Foreign Currencies" and "--Payments Received under Derivative Agreements for Principal." [The issuer has not entered into such a derivative agreement for the Class [o](2001-[o]) notes.]

         Payments Received under Supplemental Credit Enhancement Agreements or Supple mental Liquidity Agreements

         The issuer may enter into supplemental credit enhancement agreements or supplemental liquidity agreements with respect to certain tranches of the ONEseries as a source of funds to pay principal of or interest on the notes. Any supplemental credit enhancement agreement may be in the form of a letter of credit or surety bond or other similar arrangement with various supplemental credit enhancement providers. Any supplemental liquidity agreement may be in the form of a liquidity facility or other similar arrangement with various liquidity providers. See "Deposit and Application of Funds--Payments Received from Supplemental Credit Enhancement Providers" and "--Payments Received from Supplemental Credit Enhancement Providers for Principal." [The issuer has not obtained any supplemental credit enhancement for the Class [o](2001-[o]) notes.] [The issuer has not obtained any supplemental liquidity for the Class [o](2001- [o]) notes.]

         The Issuer Accounts

         The issuer will establish a collection account and an excess funding account for the benefit of Asset Pool One. In connection with the ONEseries, the issuer will also establish a principal funding account and an interest funding account for the benefit of the ONEseries, which will have subaccounts for each tranche of notes of the ONEseries, and a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the ONEseries.

         Each month, distributions on the First USA collateral certificate and any other assets in Asset Pool One allocated to the series of notes secured by Asset Pool One will first be deposited into the collection account for Asset Pool One, and then allocated among each series of notes secured by Asset Pool One - including the ONEseries, as described in the accompanying prospectus - and First USA, as holder of the Asset Pool One Transferor Interest. Amounts on deposit in the collection account for the benefit of the noteholders of the ONEseries will then be allocated to the applicable principal funding account, interest funding account, Class C reserve account and any other supplemental account for such class of notes, to make payments under any applicable derivative agreements, to make required payments under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement and additionally as specified in "Deposit and Application of Funds."

         Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the ONEseries notes when such payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a note is not scheduled to be paid every month--for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly--the issuer will deposit accrued interest amounts funded from ONEseries Available Finance Charge Collections into the interest funding subaccount for that note to be held until the interest is due. See "Deposit and Application of Funds--Targeted Deposits of ONEseries Available Finance Charge Collections to the Interest Funding Account."

         If the issuer anticipates that ONEseries Available Principal Amounts will not be enough to pay the stated principal amount of a note on its scheduled principal payment date, the issuer may begin to apply ONEseries Available Principal Amounts in months before a note's scheduled principal payment date and deposit those funds into the principal funding subaccount established for that tranche to be held until the scheduled principal payment date of that note. However, since funds in the principal funding subaccount for tranches of subordinated notes will not be available for credit enhancement for any senior classes of notes, ONEseries Available Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated notes if such deposit would reduce the available subordination below the required subordination.

         If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, Transferor Finance Charge Collections will be allocable to the ONEseries up to the amount of such shortfall and treated as ONEseries Available Finance Charge Collections to be applied as described under "Deposit and Application of Funds--ONEseries Available Finance Charge Collections" in this prospectus supplement. See "Deposit and Application of Funds--Shared Transferor Finance Charge Collections."

         In addition, in the event (1) the Asset Pool One Transferor Interest would be less than the Asset Pool One Minimum Transferor Interest or (2) the Pool Balance for Asset Pool One would be less than the Asset Pool One Minimum Pool Balance if Principal Collections payable to First USA, as transferor, were distributed to First USA, such amounts will instead be retained by the issuer in the excess funding account for Asset Pool One. See "The First USA Master Trust--Application of Collections" in the accompanying prospectus.

         Limited Recourse to the Issuer; Security for the Notes

         The ONEseries is secured by a security interest in the assets in Asset Pool One, including the collection account and the excess funding account for Asset Pool One, but each series of notes, including the ONEseries, is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the related indenture supplement. Therefore, only a portion of the collections allocated to Asset Pool One are available to the ONEseries. Similarly, ONEseries notes are entitled only to their allocable share of ONEseries Available Finance Charge Collections, ONEseries Available Principal Amounts, amounts on deposit in the applicable issuer accounts, any payments received under derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements - to the extent not included in ONEseries Available Finance Charge Collections - and proceeds of the sale of assets. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

         Each tranche of notes of the ONEseries is entitled to the benefits of only that portion of the assets of Asset Group One allocated to that tranche under the indenture and the ONEseries indenture supplement. Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement.

         Asset Pool One Transferor Interest

          The interest in Asset Pool One not securing your Class [o] notes or any other series, class or tranche of notes secured by Asset Pool One is the Asset Pool One Transferor Interest. The Asset Pool One Transferor Interest will be held by First USA or an affiliate. First USA or its affiliates may, however, sell all or a portion of its interest in the Asset Pool One Transferor Interest. The amount of the Asset Pool One Transferor Interest will fluctuate with the amount of the collateral certificates, credit card receivables and amounts on deposit in the excess funding account in Asset Pool One and the Nominal Liquidation Amount of notes outstanding. The Asset Pool One Transferor Interest does not provide credit enhancement to any of the notes secured by Asset Pool One, including the notes of the ONEseries, and will not provide credit enhancement to the notes of any other asset pools.

         Asset Pool One Minimum Transferor Interest

         Asset Pool One, will have its own Minimum Transferor Interest. The Asset Pool One Minimum Transferor Interest will equal a designated percentage of the credit card receivables in Asset Pool One. The Asset Pool One Minimum Transferor Interest Percentage is [ ]%.

         If the Asset Pool One Transferor Interest is less than the Asset Pool One Minimum Transferor Interest, First USA will be required to add additional assets to Asset Pool One.

If First USA is unable to add additional assets when required to do so, an early amortization event will occur with respect to the notes of the ONEseries.

Asset Pool One Minimum Pool Balance

         In addition to the Asset Pool One Minimum Transferor Interest requirement, Asset Pool One will have its own Minimum Pool Balance. The Asset Pool One Minimum Pool Balance is equal to the aggregate initial dollar principal amount of all outstanding notes, adjusted for any increases associated with the issuance of additional notes, secured by Asset Pool One.

         If the Pool Balance of Asset Pool One is less than the Asset Pool One Minimum Pool Balance, First USA will be required to add additional assets to Asset Pool One. If First USA is unable to add additional assets when required to do so an early amortization event will occur with respect to the notes of the ONEseries.


                      Deposit and Application of Funds

         The indenture specifies how Finance Charge Collections and Principal Collections received by the issuer will be allocated among the multiple series of notes secured by Asset Pool One and the Asset Pool One Transferor Interest. The ONEseries indenture supplement specifies how ONEseries Available Finance Charge Collections, which is the ONEseries' share of Finance Charge Collections plus other amounts treated as ONEseries Available Finance Charge Collections, and ONEseries Available Principal Amounts, which is the ONEseries' share of Principal Collections plus other amounts treated as ONEseries Available Principal Amounts, will be deposited into the issuer accounts established for the ONEseries to provide for the payment of principal of and interest on ONEseries notes as payments become due. In addition, the ONEseries indenture supplement specifies how Default Amounts allocated to the First USA collateral certificate and any other collateral certificates or principal receivables in Asset Pool One and payments of the servicing fees will be allocated to the ONEseries. The following sections summarize those provisions.

         For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Collections and Default Amounts to the ONEseries, see the definition of "ONEseries Floating Allocation Percentage" in the glossary. For a detailed description of the percentage used in allocating Principal Collections to the ONEseries, see the definition of "ONEseries Principal Allocation Percentage" in the glossary.

ONEseries Available Finance Charge Collections

         ONEseries Available Finance Charge Collections will consist of the following amounts:

         o The ONEseries' share of Finance Charge Collections paid to the issuer and allocated to Asset Pool One. See "Sources of Funds to Pay the Notes--Deposits and Application of Funds" in the accompanying prospectus.

         o Investment earnings on amounts on deposit in the principal funding account and interest funding account allocable to the ONEseries.

         o Transferor Finance Charge Collections allocable to the ONEseries to cover earning shortfalls on funds on deposit in the principal funding account.

         o Unless otherwise specified in the ONEseries indenture supplement, payments received under derivative agreements for interest on notes of the ONEseries payable in U.S. dollars.

         o Unless otherwise specified in the ONEseries indenture supplement, payments received under supplemental credit enhancement agreements or supplemental liquidity agreements for interest on notes of the ONEseries payable in U.S. dollars.

         o Any shared Excess Available Finance Charge Collections allocable to the ONEseries. See "--Shared Excess Available Finance Charge Collections" in this prospectus supplement.

         After a sale of assets as described in "--Sale of Assets," the related class or tranche of notes will not be entitled to any ONEseries Available Finance Charge Collections. See "The First USA Master
Trust--Application of Collections" in the accompanying prospectus.

Application of ONEseries Available Finance Charge Collections

         On each Transfer Date, the indenture trustee will apply ONEseries Available Finance Charge Collections as follows:

         o first, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class A notes and certain payments due under related derivative agreements;

         o second, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class B notes and certain payments due under related derivative agreements;

         o third, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class C notes and certain payments due under related derivative agreements;

         o fourth, to pay to the applicable servicers the ONEseries' share of the servicing fees for each servicer of assets in Asset Pool One, plus any previously due and unpaid servicing fees allocable to the ONEseries;

         o fifth, to be treated as ONEseries Available Principal Amounts in an amount equal to the Default Amounts allocated to the First USA collateral certificate and any other collateral certificates or principal receivables in Asset Pool One that have been allocated to the ONEseries for the preceding month;

         o sixth, to be treated as ONEseries Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of the ONEseries notes;

         o seventh, to make any other payments or deposits required by any class or tranche of ONEseries notes;

         o eighth, to make the targeted deposit to the Class C reserve account, if any;

         o ninth, to be treated as shared Excess Available Finance Charge Collections; and

         o tenth, to the issuer.

Targeted Deposits of ONEseries Available Finance Charge Collections to the Interest Funding Account

         The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for each tranche of notes described below. The interest funding account deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

         o Interest Payments. The deposit targeted for any tranche of outstanding interest bearing notes on each Transfer Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

         o Amounts Owed under Derivative Agreements. If a tranche of notes with a derivative agreement for interest provides for payments to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the ONEseries indenture supplement.

         o Discount Notes. The deposit targeted for a tranche of discount notes for any month is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date - or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche - to but excluding the first Monthly Principal Accrual Date for the next month.

         o Specified Deposits. If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche of notes, the deposits targeted for that tranche each month are the specified amounts.

         o Additional Interest. The deposit targeted for any tranche of notes that has accrued and overdue interest for any month will include the interest accrued on the overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

         Each deposit to the interest funding account for each month will be made on the following Transfer Date. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under "--Payments Received under Derivative Agreements for Interest in Foreign Currencies."

         A class or tranche of notes for which assets have been sold by First USA as described in "--Sale of Assets" will not be entitled to receive any of the above deposits to be made from ONEseries Available Finance Charge Collections after the sale has occurred.

Allocation to Interest Funding Subaccounts

         The aggregate amount on deposit in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

         o ONEseries Available Finance Charge Collections are at least equal to targeted amounts. If ONEseries Available Finance Charge Collections are at least equal to the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche.

         o ONEseries Available Finance Charge Collections are less than targeted amounts. If ONEseries Available Finance Charge Collections are less than the sum of the deposits targeted by each tranche of notes as described above, then ONEseries Available Finance Charge Collections will be allocated to each tranche of notes as follows:

          - first, to cover the deposits with respect to and payments to the Class A notes, including any applicable derivative counterparty payments,

          - second, to cover the deposits with respect to and payments to the Class B notes, including any applicable derivative counterparty payments, and

          - third, to cover the deposits with respect to and payments to the Class C notes, including any applicable derivative counterparty payments.

           In each case, ONEseries Available Finance Charge Collections allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

          - the aggregate amount of the deposits and payments targeted with respect to that tranche of notes, to

          - the aggregate amount of the deposits and payments targeted with respect to all tranches of notes in such class.

Payments Received under Derivative Agreements for Interest in Foreign
Currencies

         Payments received under derivative agreements for interest on foreign currency notes will be made directly to the applicable paying agent for payment to the holders of those notes.

Deposits of Withdrawals from the Class C Reserve Account to the Interest Funding Account

         Withdrawals made from any Class C reserve subaccount will be deposited into the applicable interest funding subaccount to the extent described under "--Withdrawals from the Class C Reserve Account."

Allocations of Reductions from Charge-Offs

         On each Transfer Date when there is a charge-off for uncovered Default Amounts in Asset Pool One that is allocable to the ONEseries for the prior month, that reduction will be allocated, and reallocated, on that date to each tranche of notes as described below:

         Initially, the amount of such charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Nominal Liquidation Amount used for such tranche in the calculation of the ONEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the ONEseries Floating Allocation Percentage for the prior month.

         Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as described below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C Notes because of the limits described below will be reallocated to the Class B Notes as described below. In addition, charge-offs initially allocated to Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below. Any amount of charge-offs which cannot be reallocated to a subordinated class as a result of the limits described below will reduce the Nominal Liquidation Amount of the tranche of notes to which it was initially allocated.

         Limitations on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A and Class B Notes

         No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche's Class A Usage of Class C Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class C notes.

         No reallocations from a tranche of Class B notes to Class C notes may cause that tranche's Class B Usage of Class C required Subordinated Amount to exceed that tranche's Class B required subordinated amount of Class C notes.

         The amount permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata on the ratio of the Nominal Liquidation Amount used for such tranche of Class C notes in the calculation of the ONEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class C notes in the ONEseries used in the calculation of the ONEseries Floating Allocation Percentage for the prior month.

         No such reallocation will reduce the Nominal Liquidation Amount of any tranche of Class C notes below zero.

         Limitations on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes.

         No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche's Class A Usage of Class B Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class B notes.

         The amount permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class B notes in the calculation of the ONEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class B notes in the ONEseries used in the calculation of the ONEseries Floating Allocation Percentage for the prior month.

         No such reallocation will reduce the Nominal Liquidation Amount of any tranche of Class B notes below zero.

         For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche of notes less the amount of charge-offs that are reallocated from that tranche of notes to a subordinated class of notes.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

         If there are ONEseries Available Finance Charge Collections available to reimburse any Nominal Liquidation Amount Deficits on any Transfer Date, such funds will be allocated to each tranche of notes as follows:

o        first, to each tranche of Class A notes;

o        second, to each tranche of Class B notes; and

o        third, to each tranche of Class C notes.

         In each case, ONEseries Available Finance Charge Collections allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

          - the Nominal Liquidation Amount Deficit of such tranche of notes, to

          - the aggregate Nominal Liquidation Amount Deficit of all tranches of such class.

         In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of ONEseries Available Principal Amounts

         On each Transfer Date, the indenture trustee will apply ONEseries Available Principal Amounts as follows:

         o first, for each month, if ONEseries Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then ONEseries Available Principal Amounts, in an amount not to exceed the ONEseries Available Principal Amounts allocable to the Class B notes and the Class C notes during such month, will be allocated, to the extent avail able, to the interest funding subaccount of each such tranche of Class A pro rata based on, in the case of each tranche of Class A notes, the lesser of:

           - the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

           -    an amount equal to the sum of the Class A Unused
                Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes, determined after giving effect to the allocation of charge-offs for uncovered Default Amounts;

         o second, for each month, if ONEseries Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then ONEseries Available Principal Amounts, in an amount not to exceed the ONEseries Available Principal Amounts allocable to the Class B notes and the Class C notes during such month, minus the aggregate amount of ONEseries Available Principal Amounts reallocated as described in the paragraph above, will be allocated, to the extent available, to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

           - the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

           - an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes, determined after giving effect to the allocation of charge-offs for uncovered Default Amounts and the reallocation of ONEseries Available Principal Amounts as described in the first clause above;

         o third, for each month, if ONEseries Available Finance Charge Collections are insufficient to pay the portion of the servicing fees allocable to the Class A and Class B notes in the ONEseries, plus any previously due and unpaid servicing fees allocable to the Class A and Class B notes in the ONEseries, then ONEseries Available Principal Amounts, in an amount not to exceed the ONEseries Available Principal Amounts allocable to the Class B notes and the Class C notes during such month, minus the aggregate amount of ONEseries Available Principal Amounts reallocated as described in the first and second paragraphs above, will be paid to the servicer in an amount equal to, and allocated to, each such tranche of Class A notes pro rata, based on in the case of each such tranche of Class A notes, the lesser of:

           - the amount of the deficiency allocated to such tranche of Class A notes pro rata based on the ratio of the Nominal Liquidation Amount used for such tranche in the calculation of the ONEseries Floating Allocation Percentage for such month to the aggregate Nominal Liquidation Amount used in the calculation of the ONEseries Floating Allocation Percentage for such month, and

           - an amount equal to the sum the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes, determined after giving effect to the allocation of charge-offs for uncovered Default Amounts and the reallocation of ONEseries Available Principal Amounts as described in the preceding clauses above;

         o fourth, for each month, if ONEseries Available Finance Charge Collections are insufficient to pay the remaining portion of the servicing fees allocable to the ONEseries, then ONEseries Available Principal Amounts, in an amount not to exceed the ONEseries Available Principal Amounts allocable to the Class B Notes and the Class C notes during such month, minus the aggregate amount of ONEseries of Available Principal Amounts reallocated as described above, will be paid to the servicer in an amount equal to and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

           - the amount of the deficiency allocated to such tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for such tranche in the calculation of the ONEseries Floating Allocation Percentage for such month to the aggregate Nominal Liquidation Amount used in the calculation of the ONEseries Floating Allocation Percentage for such month, and

           - an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes, determined after giving effect to the allocation of charge-offs for uncovered Default Amounts and the reallocation of ONEseries Available Principal Amounts as described in the preceding clauses above;

         o fifth, to make the targeted deposits to the principal funding account as described below under "--Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding Account;" and

         o sixth, to be treated as excess principal amounts for the benefit of Principal Sharing Group A; and

         o seventh, to the issuer.

         A tranche of notes for which assets have been sold as described in "--Sale of Assets," will not be entitled to receive any further allocations of ONEseries Available Finance Charge Collections, ONEseries Available Principal Amounts or any other assets of the issuer. to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of ONEseries Available Principal Amounts

         Each reallocation of ONEseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of "--Application of ONEseries Available Principal Amounts" will reduce the Nominal Liquidation Amount of the Class C notes. However, the aggregate amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes.

         Each reallocation of ONEseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of "--Application of ONEseries Available Principal Amounts" which does not reduce the Nominal Liquidation Amount of Class C notes pursuant to the preceding paragraph will reduce the Nominal Liquidation Amount of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes and such reductions in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

         Each reallocation of ONEseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class B notes as described in the second clause of "--Application of ONEseries Available Principal Amounts" will reduce the Nominal Liquidation Amount - determined after giving effect to the preceding paragraphs - of the Class C notes.

         Each reallocation of ONEseries Available Principal Amounts paid to the servicer as described in the third clause of "--Application of ONEseries Available Principal Amounts" will reduce the Nominal Liquidation Amount - determined after giving effect to the preceding paragraphs - of the Class C notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes - determined after giving effect to the preceding paragraphs.

         Each reallocation of ONEseries Available Principal Amounts paid to the servicer as described in the third clause of "--Application of ONEseries Available Principal Amounts" which does not reduce the Nominal Liquidation Amount of the Class C notes as described above will reduce the Nominal Liquidation Amount - determined after giving effect to the preceding paragraphs - of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes - determined after giving effect to the preceding paragraphs - and such reduction in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

         Each reallocation of ONEseries Available Principal Amounts paid to the servicer as described in the fourth clause of "--Application of ONEseries Available Principal Amounts" will reduce the Nominal Liquidation Amount -- determined after giving effect to the preceding paragraphs -- of the Class C notes.

         Subject to the following paragraph, each reallocation of ONEseries Available Principal Amounts which reduces the Nominal Liquidation Amount of Class B notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class B notes pro rata based on the ratio of the Nominal Liquidation Amount for such tranche of Class B notes used in the ONEseries Floating Allocation Percentage for the related month to the Nominal Liquidation Amount for all Class B notes used in the ONEseries Floating Allocation Percentage for the related month.

         Each reallocation of ONEseries Available Principal Amounts which reduces the Nominal Liquidation Amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and such reallocation will reduce the Nominal Liquidation Amount of the Class C notes. However, the amount of such reduction from each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes.

         Each reallocation of ONEseries Available Principal Amounts which reduces the Nominal Liquidation amount of Class C notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class C notes pro rata based on ratio of the Nominal Liquidation Amount for such tranche of Class C notes used in the ONEseries Floating Allocation Percentage for the related month to the Nominal Liquidation Amount for all Class C notes used in the ONEseries Floating Allocation Percentage for the related month.

         None of such reallocations will reduce the Nominal Liquidation Amount of any tranche of Class B notes or Class C notes below zero.

         For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche of notes to notes of a subordinated class.

Limit on Allocations of ONEseries Available Principal Amounts and ONEseries Available Finance Charge Collections to Tranches of Notes

         Each tranche of notes will be allocated ONEseries Available Principal Amounts and ONEseries Available Finance Charge Collections based solely on its Nominal Liquidation Amount. Accordingly, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of ONEseries Available Principal Amounts to cover payments of interest or servicing fees or due to charge-offs for uncovered Default Amounts, such tranche of notes will not be allocated ONEseries Available Principal Amounts or ONEseries Available Finance Charge Collections to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amount payable under any applicable derivative agreement, any amount payable under any supplemental credit enhancement agreement or any supplemental liquidity agreement and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche of notes. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of ONEseries Available Principal Amounts to pay interest on senior classes of notes or the ONEseries portion of servicing fees, or due to charge-offs for uncovered Default Amounts, it is possible for that tranche's Nominal Liquidation Amount to be increased by allocations of ONEseries Available Finance Charge Collections to that tranche. However, there are no assurances that there will be any ONEseries Available Finance Charge Collections available for such allocations.

Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding Account

         The amount targeted to be deposited into the principal funding account in any month will be the sum of the amounts listed below. However, no amount will be deposited into the principal funding subaccount for any subordinated note unless following such deposit the remaining available subordinated amount is greater than or equal to the aggregate unused subordinated amount for all outstanding senior notes. A tranche of notes may be entitled to more than one of the following deposits in a particular month:

         o Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the Nominal Liquidation Amount of that tranche as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered Default Amounts and any reallocations, payments or deposits of ONEseries Available Principal Amounts occurring on the following Transfer Date.

         o Budgeted Deposits. Each month beginning with the twelfth month before the scheduled principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its scheduled principal payment date.

           The issuer may postpone the date of the targeted deposits under the previous sentence. If the servicer determines that less than twelve months would be required to accumulate ONEseries Available Principal Amounts necessary to pay a tranche of notes on its scheduled principal payment date, using conservative historical information about payment rates of principal receivables underlying the collateral certificates included in Asset Pool One and any principal receivables included in Asset Pool One and after taking into account all of the other expected payments of principal of the other out standing series of notes secured by Asset Pool One to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

         o Prefunding of the Principal Funding Account for Senior Classes. If any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes will occur at a time when the payment of or deposit with respect to all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and the Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and the Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

           If any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any Class B notes will occur at a time when the payment of or deposit with respect to all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the deposit with respect to or the payment of that tranche of Class B notes.

           Prefunding of the principal funding subaccount for the senior tranches of the ONEseries will continue until:

           - enough senior notes are repaid so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

           - new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

           - the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

           For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the ONEseries will be calculated as described under "The Notes--Issuances of New Series, Classes and Tranches of Notes--Required Subordinated Amount" based on the Adjusted Outstanding Dollar Principal Amount on such date. However, if any early amortization event has occurred with respect to a tranche of a senior class of notes or if the usage of the subordinated notes with respect to such senior notes is greater than zero, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount as of the close of business on the day immediately preceding the occurrence of such early amortization event or the date on which the usage of the subordinated notes exceeds zero.

           When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and paid to the issuer for reinvestment in assets of Asset Pool One and the Nominal Liquidation Amount of the prefunded tranches will be increased by such amounts removed from the principal funding account.

           If any tranche of senior notes becomes payable as a result of an early amortization event, event of default or other optional or mandatory redemption, or upon reaching its scheduled principal payment date, any prefunded amounts on deposit in the principal funding subaccount of that tranche of senior notes will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

         o Event of Default, Early Amortization Event or Other Optional or Mandatory Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default, or an early amortization event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Transfer Date with respect to that month.

         o Amounts Owed under Derivative Agreements. If a tranche of U.S. dollar notes or foreign currency notes has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the ONEseries indenture supplement.

Allocation to Principal Funding Subaccounts

         ONEseries Available Principal Amounts, after reallocation to cover ONEseries Available Finance Charge Collections shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

         o ONEseries Available Principal Amounts Equal Targeted Amounts. If ONEseries Available Principal Amounts remaining after giving effect to items one through four under "-Application of ONEseries Available Principal Amounts" are equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

         o ONEseries Available Principal Amounts Are Less Than Targeted Amounts. If ONEseries Available Principal Amounts remaining after giving effect to items one through four under "-Application of ONEseries Available Principal Amounts" are less than the sum of the deposits targeted by each tranche of notes, then ONEseries Avail able Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

           -    first, the amount available will be allocated to the Class
                A notes;

           - second, the amount available after the application above will be allocated to the Class B notes; and

           - third, the amount available after the applications above will be allocated to the Class C notes.

         In each case, ONEseries Available Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

           - the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

           - the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

         If restrictions in "--Limits on Deposits to the Principal Funding Subaccount of Subordinate Notes; Limit on Repayment of all Tranches" prevent the deposit of ONEseries Available Principal Amounts into the principal funding subaccount of any subordinate note, the aggregate amount of ONEseries Available Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See "--Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding Account."

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

         No ONEseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following such deposit, the available subordinated amount of Class B Notes is at least equal to the required subordinated amount of Class B notes for all outstanding Class A notes minus the Class A usage of the Class B Required Subordinated Amounts for all Class A notes. For this purpose, the available subordinated amount of Class B notes is equal to the aggregate Nominal Liquidation Amounts of all other Class B notes of the ONEseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class B notes and all other Class B notes which have a targeted deposit into the principal funding account for such month.

         No ONEseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following such deposit:

           - the available subordinated amount of Class C notes is at least equal to the aggregate required subordinated amount of Class C notes for all outstanding Class A notes minus the aggregate Class A usage of the Class C Required Subordinated Amount for all Class A notes; and

           - the available subordinated amount of Class C notes is at least equal to the aggregate required subordinated amount of Class C notes for all outstanding Class B notes minus the aggregate Class B usage of the Class C Required Subordinated Amount for all Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate Nominal Liquidation Amounts of all other Class C notes of the ONEseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class C notes and all other Class C notes which have a targeted deposit into the principal funding account for such month.

         ONEseries Available Principal Amounts will be deposited in the principal funding subaccount of a subordinated note, if and only to the extent that such deposit is not contrary to the preceding two paragraphs and the prefunding target amount for each senior note is zero.

         Limit on Repayment of all Tranches

         No amount on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche, or, in the case of foreign currency notes, such other amount that may be specified in the ONEseries indenture supplement. In the case of any tranche of Class C notes, no amount on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche, or, in the case of foreign currency notes, such other amount that may be specified in the ONEseries indenture supplement.

Payments Received under Derivative Agreements for Principal

         Unless otherwise specified in the related indenture supplement, dollar payments for principal received under derivative agreements for U.S. dollar notes in the ONEseries will be treated as ONEseries Available Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the ONEseries will be applied as specified in the ONEseries indenture supplement.

Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal

         Unless otherwise specified in the related indenture supplement, payments for principal received under a supplemental credit enhancement agreement or a supplemental liquidity agreement for notes in the ONEseries will be treated as ONEseries Available Principal Amounts.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

         Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount for the applicable tranche of Class C notes to the extent described under "--Withdrawals from the Class C Reserve Account."

Withdrawals from Interest Funding Subaccounts

         After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made to the extent funds are available in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

         o Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

         o Withdrawal for Foreign Currency Notes with a Non-Performing Derivative Agreement. On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the ONEseries indenture supplement will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

         o Withdrawals for Discount Notes. On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date, or in the case of the first principal payment date, the date of issuance of that tranche, to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in assets of Asset Pool One.

         o Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required under the applicable derivative agreement, with respect to any tranche of notes that has a derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement, including, if applicable, any overdue interest payments and any additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from that interest funding subaccount and paid to the applicable derivative counterparty.

         If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amount on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in "--Allocation to Interest Funding Subaccounts," second applied to cover any principal funding subaccount shortfalls in the manner described in "--Allocation to Principal Funding Subaccounts," and third paid to the issuer.

Withdrawals from Principal Funding Account

         After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

         o Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

         o Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty.

         o Withdrawals for Foreign Currency Notes with non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable indenture supplement will be withdrawn from that principal funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the prevailing spot ex change rate and paid to the applicable paying agent. Any excess dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates.

         o Withdrawal for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable indenture supplement will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

         o Withdrawal of Prefunded Amounts. If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under "--Targeted Deposits of ONEseries Available Principal Amounts to the Principal Funding Account--Prefunding of the Principal Funding Account for Senior Classes," the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccounts; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccounts; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccounts; and fourth, any remaining amounts paid to the issuer to be invested in assets of Asset Pool One.

         o Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

         Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the issuer. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sale of Assets

         Assets may be sold upon the insolvency of First USA or upon an event of default and acceleration with respect to a tranche of notes and will be sold on the legal maturity date of a tranche of notes. See "The Indenture--Events of Default" and "The First USA Master Trust--Pay Out Events" in the accompanying prospectus.

         If a tranche of notes has an event of default and is accelerated before its legal maturity date, First USA may sell assets directly or indirectly in Asset Pool One in an aggregate amount not to exceed 105% of the Nominal Liquidation Amount of the affected tranche plus any accrued, past due and additional interest on the affected tranche if the conditions described in "The Indenture--Events of Default" and "Event of Default Remedies" in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of 662/3% of the outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

          o the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

          o the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supple mental credit enhancement provider and any supplemental liquidity provider would be sufficient to pay all amounts due on the accelerated tranche of notes; or

          o if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes including ONEseries Available Finance Charge Collections and ONEseries Available Principal Amounts allocable to the accelerated tranche of notes, payments to be receive from any applicable derivative agreement, any supplemental credit enhancement provider and any supplemental liquidity provider and amounts on deposit in the applicable subaccounts may not be sufficient to make payments on the accelerated tranche of notes when due and 662/3% of the noteholders of the accelerated tranche of notes consent to the sale.

         Any sale of assets for a subordinated tranche of notes may be delayed for that tranche but not beyond the legal maturity date if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of the senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes to be accelerated is no longer needed to provide the required subordination for the senior classes. If a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes.

         If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any adjustments, deposits and distributions to be made on such date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche. The amount of assets sold will, in the aggregate, not exceed 105% of the Nominal Liquidation Amount of the accelerated notes, plus any accrued, past due and additional interest on, the affected notes.

         The Nominal Liquidation Amount of any tranche of notes that directed a sale to be made will be automatically reduced to zero upon such sale. After such sale, ONEseries Available Principal Amounts or ONEseries Available Finance Charge Collections will no longer be allocated to that tranche. If a tranche of senior notes directs a sale of assets, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated classes of notes. Tranches of notes that have directed sales of assets are not considered outstanding under the indenture.

         After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts on deposit in the related Class C reserve subaccount.

         Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in "--Final Payment of the Notes" and that has caused a sale of assets will be treated as ONEseries Available Finance Charge Collections and be allocated as described in "--Application of ONEseries Available Finance Charge Collections."

[Targeted Deposits to the Class C Reserve Account

          The Class C(2001-[o]) reserve subaccount will not be funded unless and until the Excess Spread Percentage falls below a level described in "Prospectus Supplement Summary--Class C Reserve Account" or an early amortization event or event of default occurs. In the case of the first and second determination dates, however, the Class C reserve subaccount will be funded if, (1) in the case of the first determination date, the excess spread percentage for the first month or (2) in the case of the second determination date, the average of the excess spread percentages for the first two months, falls below the levels described in the following table or an early amortization event or event of default occurs. The Class C reserve subaccount will be funded each month, as necessary, from ONEseries Available Finance Charge Collections as described under "-Application of ONEseries Available Finance Charge Collections."

         Only the holders of these Class C notes will have the benefit of this Class C reserve subaccount. The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes.

         If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each tranche of Class C notes, then the amount available will be allocated to each tranche of Class C notes up to the targeted deposit pro rata based on the ratio of the Nominal Liquidation Amount of that tranche used in the ONEseries Floating Allocation Percentage for such month to the Nominal Liquidation Amount of all tranches of Class C notes used in the ONEseries Floating Allocation Percentage for such month that have a targeted amount to be deposited in their Class C reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those Class C reserve subaccounts which still have an uncovered targeted deposit.]

[Withdrawals from the Class C Reserve Account

         Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

           o Payments of Interest, Payments with Respect to Derivative Agreements for Interest and Accretion on Discount Notes. If the amount on deposit in the interest funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

          o Payments of Principal, Payments with Respect to Derivative Agreements for Principal. If, on and after the earliest to occur of (1) the date on which any tranche of Class C notes is accelerated pursuant to the indenture following an event of default with respect to such tranche, (2) any date on or after the Transfer Date immediately preceding the scheduled principal payment date on which the amount on deposit in the principal funding subaccount for any tranche of Class C notes plus the aggregate amount on deposit in the Class C reserve subaccount for such tranche of the Class C notes equals or exceeds the outstanding dollar principal amount of such Class C notes and (3) the legal maturity date for any tranche of Class C notes, the amount on deposit in the principal funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount.

          o Excess Amounts. If on any Transfer Date the aggregate amount on deposit in any Class C reserve subaccount is greater than the amount required to be on deposit in the applicable Class C reserve subaccount and such Class C notes have not been accelerated, the excess will be withdrawn and first allocated among and deposited to the other Class C reserve subaccounts with a targeted deposit pro rata based on the ratio of the Nominal Liquidation Amount used by the related tranche in the ONEseries Floating Allocation Percentage to the Nominal Liquidation Amount of all tranches of Class C notes used in the ONEseries Floating Allocation Percentage and then paid to the issuer. In addition, after payment in full of any tranche of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be applied in accordance with the preceding sentence and then paid to the issuer.]

Final Payment of the Notes

         Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, ONEseries Available Principal Amounts will be allocated to pay principal on the notes only up to their Nominal Liquidation Amounts, which will be reduced for charge-offs for uncovered Default Amounts and reallocations of ONEseries Available Principal Amounts to pay interest on senior classes of notes or the servicing fees allocable to the Class A and Class B notes in the ONEseries. In addition, if a sale of assets occurs, as described in "--Sale of Assets," the amount of assets sold will be limited to the nominal liquidation amount of, plus any accrued, past due and additional interest on the related tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of assets are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement, an applicable supplemental credit enhancement agreement or an applicable supplemental liquidity agreement or amounts have been previously deposited in an issuer account for such tranche of notes.

         On the date of a sale of assets, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

         A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

           o the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that tranche of notes;

           o the date on which the outstanding dollar principal amount of that tranche of notes is reduced to zero, and all accrued, past due and additional interest on that tranche of notes is paid in full;

           o the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

           o the date on which a sale of assets has taken place with respect to such tranche, as described in "--Sale of Assets."

Pro Rata Payments Within a Tranche

         All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Available Finance Charge Collections

         ONEseries Available Finance Charge Collections for any month remaining after making the eighth application described in "--Application of ONEseries Available Finance Charge Collections" will be available for allocation to other series of notes in Shared Excess Available Finance Charge Collections Group A. Such excess including excesses, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A, called shared Excess Available Finance Charge Collections, will be allocated to cover certain shortfalls in Available Finance Charge Collections for the series in Shared Excess Available Finance Charge Collections Group A, if any, which have not been covered out of Available Finance Charge Collections allocable to such series. If these shortfalls exceed shared Excess Available Finance Charge Collections for any month, shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series in shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls in Available Finance Charge Collections. To the extent that shared Excess Available Finance Charge Collections exceed those shortfalls, the balance will be treated as shared Excess Available Finance Charge Collections for application by other series outside of Shared Excess Available Finance Charge Collections Group A and if not needed by any other series, paid to the issuer. For the ONEseries, shared Excess Available Finance Charge Collections, to the extent available and allocated to the ONEseries plus any other payments received in respect of the ONEseries, will cover shortfalls in the first eight applications described in "--Application of ONEseries Available Finance Charge Collections."

         Only series secured by the assets in Asset Pool One may be included in Shared Excess Available Finance Charge Collections Group A. Shared Excess Available Finance Charge Collections will first be shared within Shared Excess Available Finance Charge Collections Group A. Afterward, any remaining shared Excess Available Finance Charge Collections will be shared with other series not included in Shared Excess Available Finance Charge Collections Group A but still in Asset Pool One, and finally, any remaining shared Excess Available Finance Charge Collections will be available for sharing with other series, if any, outside of Asset Pool One, as described in the applicable indenture supplement.

Shared Excess Available Principal Amounts

         Excess principal amounts for any month allocated to the ONEseries that are not needed to make targeted deposits to the principal funding account as described in "--Application of ONEseries Available Principal Amounts" will be available for allocation to other series of notes in Principal Sharing Group A. Such excess, including excesses, if any, from other series of notes in Principal Sharing Group A called shared Excess Available Principal Amounts, will be allocated to cover shortfalls in Available Principal Amounts for other series in Principal Sharing Group A, if any, which have not been covered out of Available Principal Amounts allocable to such series. If these shortfalls exceed shared Excess Available Principal Amounts for any month, shared Excess Available Principal Amounts will be allocated pro rata among the applicable series in Principal Sharing Group A based on the relative amounts of those shortfalls in Available Principal Amounts. To the extent that shared Excess Available Principal Amounts exceed those shortfalls, the balance will be treated as shared Excess Available Principal Amounts for reinvestment in the First USA master trust. For the ONEseries, shared Excess Available Principal Amounts, to the extent available and allocated to the ONEseries, will cover shortfalls in the first four applications described in "--Application of ONEseries Available Finance Charge Collections."

         Only series secured by the assets in Asset Pool One may be included in Principal Sharing Group A. Shared Excess Available Principal Amounts will first be shared within Principal Sharing Group A. Afterward, any remaining shared Excess Available Principal Amounts will be shared with other series not included in Principal Sharing Group A but still in Asset Pool One. Shared Excess Available Principal Amounts will not be available for application by other series not included in Asset Pool One.

Shared Transferor Finance Charge Collections

         Transferor Finance Charge Collections are Finance Charge Collections allocated to First USA, as holder of the Asset Pool One Transferor Interest. Transferor Finance Charge Collections will be allocated to the ONEseries and to other series secured by Asset Pool One to cover amounts arising if the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding account for the applicable tranche or class of notes. Transferor Finance Charge Collections allocated to the ONEseries will be treated as ONEseries Available Finance Charge Collections and will be applied as described under "Deposit and Application of Funds--ONEseries Available Finance Charge Collections" in this prospectus supplement.

                    First USA Bank, National Association

         First USA Bank, National Association, which we call First USA, is one of the nation's three largest issuers of VISA and MasterCard credit cards in the United States, with more than [ ] million credit cards issued and approximately $[ ] billion in managed credit card loans outstanding as of [ ], 2001. See "First USA and BANK ONE CORPORATION" in the accompanying prospectus.


                     First USA's Credit Card Portfolio

Billing and Payments

         A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. Generally, the minimum payment due each month on each account is equal to the greater of $10 or 2% of the balance shown on the statement, plus the greater of any amount past due or any amount over the cardholder's credit line. First USA may assess a late payment fee, generally ranging from $10 to $35 for most accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement.

         Aggregate finance charges for each account in any given monthly billing cycle consist of periodic finance charges equal to either (1) the product of the monthly periodic rate multiplied by the average daily balance or (2) the product of the daily balance and the daily periodic rate totaled, in each case, for each day during the monthly billing cycle; plus, if applicable, an additional cash advance finance charge or transaction finance charge, which is not applicable for certain accounts, generally equal to a one-time charge of 2% to 3% of the cash advance or purchase of a money order, wire transfer or use of a convenience check or a balance transfer request, with a minimum ranging from $5 to $15 and a maximum ranging from $20 to unlimited, for each of these transactions posted to the account.

         The finance charges on purchases, which are assessed monthly, are calculated either (1) by multiplying the account's average daily balance by the monthly periodic rate or (2) by multiplying the daily balance and the daily periodic rate totaled, in each case, for each day during the monthly billing cycle, plus, if applicable, an additional cash advance finance charge or transaction finance charge, which is not applicable for certain accounts, generally equal to a one-time charge of 2% to 3% of the cash advance or purchase of a money order, wire transfer or use of a convenience check or a balance transfer request, with a minimum ranging from $5 to $15 and a maximum ranging from $20 to unlimited, for each of these transactions posted to the account. Monthly periodic finance charges are not assessed in most circumstances on new purchases if all balances shown on the previous billing statement are paid by the payment due date, which is generally approximately 20 to 25 days from the previous cycle billing date. Monthly finance charges are assessed on new purchases and convenience checks from the day that they are posted to the account if all balances shown in the prior billing statement were not paid in full by the payment due date. Monthly finance charges are assessed on cash advances from the later of the day that they are made or the first day of the billing cycle during which they were posted to the account.

         First USA offers fixed rate and variable rate credit card accounts. First USA also offers temporary introductory or promotional rates. The introductory rates on the accounts in the Bank Portfolio are primarily fixed annual percentage rates. The annual percentage rates, after the introductory rate period, are usually fixed or floating periodic rates that adjust periodically according to an index. Post-introductory annual percentage rates generally range from 9.99% to 26.99%.

          First USA may assess a return check fee, generally ranging from $10 to $35, for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee, generally ranging from $10 to $29, for purchases or cash advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between First USA and the cardholder, any late payment fee, return check fee, overlimit fee or administrative fee is added to the account and treated as a purchase. In some cases, First USA charges a non-refundable annual membership fee. In addition, First USA assesses on some cardholder accounts, a transaction fee for the purchase of money orders, the use of wire transfers, the use of convenience checks and certain balance transfer transactions, equal to the greater of 2-3% of the amount thereof and $5, with a cap ranging from $35 to $50.

Delinquencies and Collection Efforts

         An account is contractually delinquent if the minimum payment due on the account is not received by First USA by the date of the customer's statement following the statement on which the amount is first stated to be due. An account is not treated as delinquent by First USA if the minimum payment is received by the next billing date.

         Efforts to collect delinquent credit card receivables are made by First USA's collection department personnel, collection agencies and attorneys retained by First USA. For a description of First USA's collection practices and policies, see "First USA's Credit Card Activities --Delinquencies and Charge-Offs" in the accompanying prospectus.

         First USA generally charges off an account at the end of the month in which an account becomes greater than six billing cycles past due. First USA's charge-off policy is intended to be compliant with regulations established by the Federal Financial Institutions Examination Council. Commencing with the May 2000 reporting period, the Bank adopted new guidelines established by the Federal Financial Institutions Examination Council, relating to the timing of recognition of losses on accounts of which the cardholder has filed for bankruptcy or died. See "First USA's Credit Card Activities--Delinquencies and Charge-Offs" in the attached prospectus.

         The following tables described the delinquency and loss experience for each of the periods shown for the First USA Master Trust Portfolio. Reported loss and delinquency percentages, which reflect delinquent credit card receivables balances as a percentage of outstanding loans, for the First USA Master Trust Portfolio may be reduced as a result of the addition of newly originated credit card receivables. Credit card receivables in newly originated accounts generally have lower delinquency and loss levels than credit card receivables in more seasoned accounts and the addition of these credit card receivables to the First USA Master Trust Portfolio increases the outstanding credit card receivables balance for the First USA Master Trust Portfolio.


                                                    Delinquency Experience
                                               First USA Master Trust Portfolio
                                                    (dollars in thousands)


                              As of
                               [ ]
                                                                      As of December 31,
                                                          ---------------------------------------



                            2001                   2000                    1999                    1998
                           -------               -------                 -------                  -------


                               Percentage              Percentage               Percentage               Percentage
                     Dollar     of Total      Dollar    of Total     Dollar       of Total      Dollar    of Total
                   Amount(1)  Receivables   Amount(1)  Receivables Amount(1)   Receivables    Amount(1)  Receivables
                  ----------  -----------   ---------  ----------- --------    -----------    ---------  -----------
Credit Card
   Receivables     $                    %   $                    %  $           %             $                    %
   Outstanding
Number of Days
  Delinquent(2):
30-59 days         $                    %   $                    %  $           %             $                    %

60-89 days
90 or more days
                  ----------  -----------   ---------  ----------- --------    -----------    ---------  -----------
    Total.         $                    %   $                    %  $           %             $                    %
                  ==========  ===========   =========  =========== ========    ===========    =========  ===========


(1) The dollar amount reflected includes all amounts due from cardholders as posted to the accounts as of the date specified.

(2) The amount of credit card receivables delinquent 90 or more days for each of the periods shown is stated on a basis consistent with First USA's current policy of charging off an account at the end of the month in which an account becomes greater than six billing cycles past due.


                              Loss Experience
                      First USA Master Trust Portfolio
                           (dollars in thousands)

                            [     ]   Months Ended
                                      [   ]          Year Ended December 31,
                                                 -----------------------------


                                           2001        2000      1999     1998
                                           ----        ----      ----     ----
Average Principal Receivables           $           $         $          $
Outstanding
Net Losses(1)(2)                        $           $         $          $
Net Losses as a percentage of Average
Principal Receivables
Outstanding                                    %           %         %       %



(1) Net losses shown for the years ended December 31, 2000, 1999 and 1998 are stated on a basis consistent with First USA's current policy of charging off an account at the end of the month in which an account becomes greater than six billing cycles past due. Its prior policy was to charge off an account immediately prior to the end of the seventh billing cycle after having become contractually past due.

(2) Net losses as a percentage of gross charge-offs for the [ ] months ended [ ], 2001 and each of the years ended December 31, 2000, 1999 and 1998 were [ ], 95.7%, 91.7% and 90.5%, respectively. Gross charge-offs are principal charge-offs before recoveries and do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes.

         The First USA master trust's delinquency and net loss percentages at any time reflect, among other factors, the quality of the related credit card loans, the average seasoning of the related accounts, the success of First USA's collection efforts and general economic conditions. [Total credit card receivables delinquent as a percentage of total principal receivables outstanding decreased from 4.09% at December 31, 1998 and to 4.03% at December 31, 1999 and increased to 4.18% at November 30, 2000. The net loss percentage decreased from 5.17% for 1998, to 5.02% for 1999 and increased to [ ]% for 2000.] The industry continues to experience intense competition, which results in increased account turnover and higher costs per account. First USA's focus continues to be to optimize the profitability of each account within the context of acceptable risk characteristics. As First USA increases market penetration, it will continue to focus on segments of the credit market which have been highly profitable, and First USA believes the First USA master trust's delinquency and loss rates will generally follow industry trends.


                    The First USA Master Trust Portfolio

         The credit card receivables conveyed to the First USA master trust arise in accounts selected from the Bank Portfolio on the basis of criteria described in the First USA master trust agreement as applied on the "Cut Off Date" and, with respect to additional accounts, as of the related date of their designation. The credit card receivables in the First USA master trust may include credit card receivables that are contractually delinquent. The transferor has the right, subject to certain limitations and conditions described in the First USA master trust, to designate from time to time additional accounts and to transfer to the First USA master trust all credit card receivables of such additional accounts. Any additional accounts designated must be eligible accounts as of the date the transferor designates such accounts as additional accounts and must have been selected as additional accounts absent a selection procedure believed by First USA to be materially adverse to the interests of the holders of any series of certificates, including the collateral certificate. The transferor has designated additional accounts and conveyed the credit card receivables arising in those accounts to the First USA master trust [o] times since the Cut Off Date. The aggregate total principal receivables added to the First USA master trust in those additions was approximately $[o] billion.

         Further, pursuant to the First USA master trust agreement, First USA will have the right, subject to certain limitations and conditions, to designate certain accounts and to require the Trustee to reconvey all credit card receivables in those accounts to First USA, whether those credit card receivables are then existing or thereafter created. See "The First USA Master Trust--Removal of Accounts" in the accompanying prospectus. Throughout the term of the First USA master trust, the accounts from which the credit card receivables arise will be the accounts designated by First USA on the Cut Off Date plus any additional accounts minus any reconveyed accounts.

Revenue Experience

         The revenues for the credit card accounts from finance charges, fees paid, discount receivables and interchange in the First USA Master Trust Portfolio for each of the five calendar years contained in the period ended [ ] and the [ ] calendar months contained in the period ended [ ] are described in the following table.

         The revenue experience in the following table is calculated on a cash basis. Yield from finance charges and fees is the result of dividing finance charges and fees by average daily principal receivables outstanding during the periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including interchange.


                                                Revenue Experience
                                         First USA Master Trust Portfolio
                                              (dollars in thousands)
                                          [ ] Months
                                           ended [ ]                     Year Ended December 31,
                                       -----------------   ---------------------------------------------------
                                             2001               2000              1999             1998
                                       -----------------   ---------------  ----------------  ---------------
Finance Charges and
     Fees and Discount
Receivables                              $                   $                $                 $
Yield from Finance                                      %                 %                 %                 %
    Charges and Fees...............

         The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, the amount of the annual membership fees and other fees, changes in the delinquency and loss rates on the credit card receivables, the percentage of credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. See "Risk Factors" in the accompanying prospectus.

         The revenue from periodic finance charges and fees-other than annual fees-depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months - as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases - and upon other credit card related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by First USA and other factors. See "First USA's Credit Card Activities" in the accompanying prospectus.

Interchange

         Creditors participating in the VISA and MasterCard associations receive interchange as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by such banks to the banks that clear the related transactions for merchants. Interchange currently ranges from approximately 1.0% to 2.0% of the transaction amount. MasterCard and VISA, however, may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be allocated to the First USA master trust by treating 1.3%, subject to adjustment at the option of the transferor upon the satisfaction of certain conditions as described in the accompanying prospectus, of collections on the credit card receivables, whether arising from purchases or cash advances, other than collections with respect to periodic finance charges, annual membership fees and other charges, as collections of discount receivables.

         Interchange will be allocated to each series of the First USA master trust based on such series' pro rata portion as measured by its Nominal Liquidation Amount of cardholder charges for goods and services in the accounts of the First USA master trust relative to the total amount of cardholder charges for goods and services in the MasterCard and VISA credit card accounts owned by First USA, as reasonably estimated by the transferor.

Principal Payment Rates

         The following table sets forth the highest and lowest cardholder monthly payment rates for the First USA Master Trust Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly principal receivable balances during the periods shown. Payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.


                 Cardholder Monthly Principal Payment Rates
                      First USA Master Trust Portfolio


                       [ ] Months
                        Ended [ ]            Year Ended December 31,
                                   -------------------------------------------
                          2001           2000            1999           1998
                      ------------- --------------- --------------- -----------
Lowest Month........              %               %               %           %
Highest Month.......              %               %               %           %
Monthly Average.....              %               %               %           %

         The amount of collections of credit card receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days. We cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above.

         As of the beginning of the day on [          ]:

    o the First USA Master Trust Portfolio included $[ ] of principal receivables and $[ ] of finance charge receivables;

    o the credit card accounts, including additional accounts, had an average principal receivable balance of $[ ], including accounts with a zero balance, and an average credit limit of $[ ];

    o the percentage of the aggregate total receivable balance to the aggregate total credit limit was [ ]%; and

    o cardholders whose accounts are included in the First USA Master Trust Portfolio had billing addresses in all 50 states and the District of Columbia.

         The following tables summarize the First USA Master Trust Portfolio by various criteria as of the beginning of the day on [ ]. Because the future composition of the First USA Master Trust Portfolio may change over time, these tables do not describe the composition of the First USA Master Trust Portfolio at any future time.


                                          Composition by Account Balance
                                         First USA Master Trust Portfolio


                                                                                                    Percentage of
                                                              Percentage of                          Total Amount
                                            Number             Total Number         Amount of             of
Account  Balance Range                   of Accounts           of Accounts         Receivables       Receivables
----------------------
                                     --------------------    ----------------    ----------------  ----------------
Credit Balance.......................                                         %  $                                 %
No Balance...........................
$ 0.01-$2,000.00.....................
$ 2,000.01-$5,000.00.................
$5,000.01-$10,000.00.................
$10,000.01 or More...................
                                     --------------------    ----------------    ----------------  ----------------
         Total.......................                                         %  $                                 %
                                     ====================    ================    ================  ================

                                     ====================    ================    ================  ================




                                            Composition by Credit Limit
                                         First USA Master Trust Portfolio


                                                                                                    Percentage of
                                                              Percentage of                          Total Amount
                                            Number             Total Number          Amount of            of
Credit Limit Range                       of Accounts           of Accounts          Receivables      Receivables
------------------
                                     --------------------    ----------------     ---------------  ----------------
$0.00 to $2,000.00...................                                         %   $                                %
$2,000.01-$5,000.00..................
$5,000.01-$10,000.00.................
$10,000.01 or More...................
                                     --------------------    ----------------     ---------------  ----------------
         Total.......................                                         %   $                                %
                                     ====================    ================     ===============  ================

                                     ====================    ================     ===============  ================


                                       Composition by Period of Delinquency
                                         First USA Master Trust Portfolio


                                                                                                    Percentage of
                                                              Percentage of                          Total Amount
Payment Status                              Number             Total Number          Amount of            of
(Days Contractually Delinquent)          of Accounts           of Accounts          Receivables      Receivables
-------------------------------
                                     --------------------    ----------------     ---------------  ----------------
Not Delinquent.......................                                         %   $                                %
Up to 29 Days........................
30 to 59 Days........................
60 to 89 Days........................
90 or More Days......................
                                     --------------------    ----------------     ---------------  ----------------
              Total..................                                         %   $                                %
                                     ====================    ================     ===============  ================

                                     ====================    ================     ===============  ================



                                            Composition by Account Age
                                         First USA Master Trust Portfolio


                                                                                                    Percentage of
                                                              Percentage of                          Total Amount
                                            Number             Total Number          Amount of            of
Account Age                              of Accounts           of Accounts          Receivables      Receivables
-----------
                                     --------------------    ----------------     ---------------  ----------------
Less than or equal to 6 Months.......                                         %   $                                %
Over 6 Months to 12 Months...........
Over 12 Months to 24 Months..........
Over 24 Months to 36 Months..........
Over 36 Months to 48 Months..........
Over 48 Months to 60 Months..........
Over 60 Months.......................
                                     --------------------    ----------------     ---------------  ----------------
              Total..................                                         %   $                                %
                                     ====================    ================     ===============  ================

                                     ====================    ================     ===============  ================




                                        Geographic Distribution of Accounts
                                          First USA Master Trust Portfolio


                                                                                                    Percentage of
                                                              Percentage of                          Total Amount
                                            Number             Total Number          Amount of            of
State                                    of Accounts           of Accounts          Receivables      Receivables
-----
                                     --------------------    ----------------     ---------------  ----------------
Alabama..............................                                         %   $                                %
Alaska...............................
Arizona..............................
Arkansas.............................
California...........................
Colorado.............................
Connecticut..........................
Delaware.............................
District of Columbia.................
Florida..............................
Georgia..............................
Hawaii...............................
Idaho................................
Illinois.............................
Indiana..............................
Iowa.................................
Kansas...............................
Kentucky.............................
Louisiana............................
Maine................................
Maryland.............................
Massachusetts........................
Michigan.............................
Minnesota ...........................
Mississippi..........................
Missouri.............................
Montana..............................
Nebraska.............................
Nevada...............................
New Hampshire........................
New Jersey...........................
New Mexico...........................
New York.............................
North Carolina.......................
North Dakota.........................
Ohio.................................
Oklahoma.............................
Oregon...............................
Pennsylvania.........................
Rhode Island.........................
South Carolina.......................
South Dakota.........................
Tennessee............................
Texas................................
Utah.................................
Vermont..............................
Virginia.............................
Washington...........................
West Virginia........................
Wisconsin............................
Wyoming..............................


Other U.S. Territories...............
                                     --------------------    ----------------     ---------------  ----------------
              Total..................                                         %   $                                %
                                     ====================    ================     ===============  ================

                                     ====================    ================     ===============  ================

         Since the largest number of cardholders - based on billing address
- whose accounts were included in the First USA Master Trust Portfolio as of [o][o],[o] were in California, Texas, New York, Florida and Ohio, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.


                      Listing And General Information

         Application has been made to list the Class [o] notes on the Luxembourg Stock Exchange. In connection with the listing application, the Amended and Restated Articles of Association and By-laws of the Bank, as well as legal notice relating to the issuance of the Class [o] notes will be deposited before listing with the Chief Registrar of the District Court in Luxembourg, where copies may be obtained upon request. Once the Class [o] notes have been listed, trading of the Class [o] notes may occur on the Luxembourg Stock Exchange. The Class [o] notes have been accepted for clearance through the facilities of DTC, Clearstream Banking societe anonyme and Euroclear (ISIN number for the Class [o] notes [ ] and Common Code number for the Class [o] notes [ ]).

         The issuer has taken all reasonable care to ensure that the information contained in this prospectus supplement and the accompanying prospectus in relation to the issuer and the Class [o] notes is true and correct in all material respects and that in relation to the issuer and the Class [o] notes there are no facts the omission of which would make misleading any statement in this prospectus supplement or in the attached prospectus, whether fact or opinion. The issuer accepts responsibility accordingly. In addition, no person is authorized to give any information or to make any representation not contained in this prospectus supplement or in the attached prospectus and, if given or made, such information or representation must not be relied upon.

         The transactions contemplated in this prospectus supplement were authorized by a consent of the Board of Directors of First USA as of [ ].


                                Underwriting

         Subject to the terms and conditions of the underwriting agreement for these Class [o] notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class [o] notes opposite its name:


Underwriters                                       Principal Amount
------------                                       ----------------
[Co. A]........................................         $[o]
[Co. B]........................................         $[o]
[Co. C]........................................         $[o]
[Co. D]........................................         $[o]
         Total.................................         $[o]

         The several underwriters have agreed, subject to the terms and conditions of the under writing agreement, to purchase all $[o] aggregate principal amount of these Class [o] notes if any of these Class [o] notes are purchased.

         The underwriters have advised the issuer that the several underwriters propose initially to offer these Class [o] notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [o]% of the principal amount of these Class [o ] notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [o]% of the principal amount.

         After the public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of these Class [o] notes has agreed that:

         o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to these Class [o] notes in, from or otherwise involving the United Kingdom;

         o it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of these Class [o] notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

         o if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the attached prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

         o it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment
                  Advertisements) (Exemptions) Order 1986.

         In connection with the sale of these Class [o] notes, the underwriters may engage in:

         o over-allotments, in which members of the syndicate selling these Class [o] notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

         o stabilizing transactions, in which purchases and sales of these Class [o] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

         o syndicate covering transactions, in which members of the selling syndicate purchase these Class [o] notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

         o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class [o] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class [o] notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

         The issuer and First USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuer's obligation to indemnify the underwriters will be limited to Available Finance Charge Collections from the collateral certificate received by the issuer after making all required payments and required deposits under the indenture.

         The issuer will receive proceeds of approximately $[o] from the sale of these Class [o] notes. This amount represents [o] % of the principal amount of those notes. The issuer will receive this amount net of the underwriting discount of $[o]. The underwriting discount represents [o]% of the principal amount of those notes. Additional offering expenses are estimated to be $[o]

         Banc One Capital Markets, Inc. is an affiliate of First USA. Any obligations of Banc One Capital Markets, Inc. are the sole obligations of Banc One Capital Markets, Inc. and do not create any obligations on the part of any of its affiliates.

         Banc One Capital Markets, Inc. may from time to time purchase or acquire a position in the Class [o] notes and may, at its option, hold or resell such Class [o] notes. Banc One Capital Markets, Inc. expects to offer and sell previously issued Class [o] notes in the course of its business as a broker-dealer. Banc One Capital Markets, Inc. may act as a principal or agent in such transactions. This prospectus supplement and the accompanying prospectus may be used by Banc One Capital Markets, Inc. and its successors in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                         Glossary of Defined Terms

         "Base Rate" means, with respect to any month, the sum of (1) the weighted average (based on the outstanding dollar principal amount of the related notes) of the interest rates for the outstanding ONEseries notes for such month (calculated as if all notes were outstanding on each day of month) and (2) the ONEseries Servicing Fee Percentage.

         "Business Day" means, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law or executive order to be closed.

         "Class A Unused Subordinated Amount of Class B notes" means for any tranche of Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of the Class B Required Subordinated Amount, each as of such Transfer Date.

         "Class A Unused Subordinated Amount of Class C notes" means for any tranche of Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

         "Class A Usage of Class B Required Subordinated Amount" means, with respect to any tranche of Class A notes, zero on the date of issuance of such tranche, and on any Transfer Date afterwards, the sum of the Class A Usage of Class B Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

         (1)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the last day of the preceding month, times

         o the amount of charge-offs for uncovered Default Amounts initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount on such Transfer Date; plus

         (2) the amount of charge-offs for uncovered Default Amounts initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class B notes; plus

         (3) the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes; plus

         (4) an amount equal to the aggregate amount of ONEseries Available Principal Amounts reallocated to pay any amount to the servicer for such tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; minus

         (5) an amount -- which will not exceed the sum of items (1) through (4) above -- equal to the sum of:

         (A)      the product of:

                  --a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount, prior to giving effect to the reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such Transfer Date, for such tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such Transfer Date, times

                  -- the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class B notes which are reimbursed on such Transfer Date, plus

         (B) if the aggregate Class A Usage of Class B Required Subordinated Amount, prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranches of any Class B notes on such Transfer Date, for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of notes on such Transfer Date, the product of:

                  -- a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date, times

                  -- the aggregate amount of the Nominal Liquidation Amount Deficits for any tranche of Class C notes which are reimbursed on such Transfer Date, times

                  -- a fraction, the numerator of which is the Class A Usage of the Class B Required Subordinated Amount for such tranche of Class A notes and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all Class A notes in the ONEseries.

         "Class A Usage of Class C Required Subordinated Amount" means, with respect to any tranche of Class A notes, zero on the date of issuance of such tranche of Class A notes, and on any Transfer Date thereafter, the sum of the Class A Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

         (1)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class C notes, as of the last day of the preceding month, times

         o the amount of charge-offs for uncovered Default Amounts initially allocated on such Transfer Date to Class C notes; plus

         (2) the amount of charge-offs for uncovered Default Amounts initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class C notes; plus

         (3)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the last day of the preceding month, times

         o the amount of charge-offs for uncovered Default Amounts initially allocated on such Transfer Date to Class B notes; plus

         (4) the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes; plus

         (5)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the last day of the preceding month, times

         o the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class B notes; plus

         (6) the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class A notes; plus

         (7)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the last day of the preceding month, times

         o the amount of FIRST Series Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class B notes; minus

         (8) an amount, which will not exceed the sum of items (1) through
(7) above) equal to the product of:

         o a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to such reimbursement, of all Class C notes, times

         o the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

         "Class B Unused Subordinated Amount of Class C notes" means for any tranche of Class B notes, with respect to any Transfer Date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

         "Class B Usage of Class C Required Subordinated Amount" means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche, and on any Transfer Date afterwards, the sum of the Class B Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

         (1)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class C notes, as of the last day of the preceding month, times

         o the amount of charge-offs for uncovered Default Amounts initially allocated on such Transfer Date to Class C notes; plus

         (2)      an amount equal to the product of:

         o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the last day of the preceding month, times

         o the sum of (i) the amount of charge-offs for uncovered Default Amounts initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount, and (ii) the amount of charge-offs for uncovered Default Amounts initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

         (3) the amount of charge-offs for uncovered Default Amounts initially allocated to that tranche of Class B notes, and then reallocated on such date to the Class C notes; plus

         (4)      an amount equal to the product of:

         o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the last day of the preceding month, times

         o the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

         (5) the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class B notes; plus

         (6)      an amount equal to the product of:

         o a fraction, the numerator of which is the Nominal Liquidation Amount for such tranche of Class B notes, as of the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the last day of the preceding month, times

         o the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

         (7) the amount of ONEseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class B notes; minus

         (8) an amount, which will not exceed the sum of items (1) through
         (7) above, equal to the product of:

         o a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date, for that tranche of Class B notes and the denominator of which is the Nominal Liquidation Amount Deficits, prior to giving effect to such reimbursement, of all tranches of Class C notes, times

         o the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

         "Excess Available Finance Charge Collections" means, for the ONEseries for any month, the ONEseries Available Finance Charge Collections remaining after application to cover targeted deposits to the interest funding account, payment of the portion of the servicing fees allocable to the ONEseries and application to cover any defaults on principal receivables allocable to the ONEseries or any deficits in the Nominal Liquidation Amount of the ONEseries notes and any other payments in respect of notes of the ONEseries.

         "Excess Available Principal Amounts" means, for the ONEseries for any month, the Available Principal Amounts allocable to the ONEseries remaining after all required applications of such amounts as described in "Deposit and Application of Funds--Application of ONEseries Available Principal Amounts."

         "Excess Spread Percentage" shall mean, with respect to any Transfer Date, the amount, if any, by which the Portfolio Yield for the preceding month exceeds the Base Rate for such month.

         ["LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a [one-month] period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a [one-month] period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a [one-month] period.]

         ["LIBOR Determination Date" means (1) [o][o], [o] for the period from and including the issuance date through but excluding [o][o], [o] and (2) for each interest period thereafter, the second London Business Day prior to each interest payment date on which such interest period commences.]

         ["London Business Day" means any Business Day (as defined above) on which dealings in deposits in United States dollars are transacted in the London interbank market.]

         "Master Owner Trust Servicer Default" means, with respect to the master owner trust, any of the following events:

                  (a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the trust agreement or any series supplement, or within the applicable grace period, which shall not exceed thirty-five (35) Business Days;

                  (b) failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the noteholders of any series, class or tranche issued and outstanding under the master owner trust and which continues unremedied for a period of sixty (60) days after written notice and continues to have a material adverse effect on such noteholders; or the delegation by the servicer of its duties under the trust agreement, except as specifically permitted under the trust agreement;

                  (c) any representation, warranty or certification made by the servicer in the trust agreement, or in any certificate delivered pursuant to the trust agreement, proves to have been incorrect when made which has a material adverse effect on the noteholders of any series issued and outstanding under the master owner trust, and which continues to be incorrect in any material respect for a period of sixty (60) days after written notice and continues to have a material adverse effect on such noteholders;

                  (d) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, or

                  (e) such other event specified in the related prospectus.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of five (5) Business Days, or referred to under clause (b) or (c) for a period of sixty (60) Business Days, will not constitute a Master Owner Trust Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

         "Monthly Interest Accrual Date" means, with respect to any outstanding series, class or tranche of notes:

         o each interest payment date for such series, class or tranche, or if that day is not a Business Day, the next following Business Day, and

         o for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that series, class or tranche of notes, or in the case of a series, class or tranche of discount notes, the scheduled principal payment date for that series, class or tranche; but

                  - any date on which proceeds from a sale of credit card receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the interest funding account for such series, class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

                  - if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

                  - if the numerically corresponding date in such month is not a Business Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

         "Monthly Principal Accrual Date" means with respect to any outstanding series, class or tranche of notes:

         o for any month in which the scheduled principal payment date occurs, for such series, class or tranche, such scheduled principal payment date, or if that day is not a Business Day, then the next following Business Day, and

         o for any month in which no scheduled principal payment date occurs for such series, class or tranche, the date in that month corresponding numerically to the scheduled principal payment date for that tranche of notes, or for any month following the last scheduled principal payment date, the date in such month corresponding numerically to the preceding scheduled principal payment date for such tranche of notes; but

                  - following a Pay Out Event, as defined in the attached prospectus under "The First USA Master Trust--Pay Out Events," the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date,

                  - any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the scheduled principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes,

                  - any date on which proceeds from a sale of credit card receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the principal funding account for such series, class or tranche of notes will be a Monthly Principal Accrual Date for such series, class or tranche of notes;

                  - if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month, and

                  - if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

         "Nominal Liquidation Amount" has the meaning described in "The Notes-- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in the attached prospectus.

         "Nominal Liquidation Amount Deficit" means, for any tranche of notes, the Adjusted Outstanding Dollar Principal Amount minus the Nominal Liquidation Amount of that tranche.

         "Noteholder Percentage" means for any month, (a) with respect to Default Amounts and Finance Charge Collections at any time and Principal Collections during a note revolving period, the ONEseries Floating Allocation Percentage, and (b) with respect to Principal Collections during a note amortization period, the ONEseries Principal Allocation Percentage.

         "ONEseries Available Finance Charge Collections" means, for any month, the amounts to be treated as ONEseries Available Finance Charge Collections as described in "Deposit and Application of Funds--ONEseries Available Finance Charge Collections."

         "ONEseries Available Principal Amounts" means, for any month, the sum of the Available Principal Amounts allocated to the ONEseries, dollar payments for principal under any derivative agreements for tranches of notes of the ONEseries, payments for principal under any supplemental credit enhancement agreement or supplemental liquidity agreement for tranches of notes of the ONEseries, any amounts of ONEseries Available Finance Charge Collections available to cover Default Amounts allocable to the ONEseries or any deficits in the Nominal Liquidation Amount of the ONEseries notes and any excess principal amounts from other series in Principal Sharing Group A allocated to the ONEseries.

         "ONEseries Floating Allocation Percentage" means, with respect to any month a fraction, the numerator of which is equal to the sum of (1) the Nominal Liquidation Amounts of all ONEseries notes as of the last day of the preceding month, or with respect to the first month for any tranche of ONEseries notes, the initial dollar principal amount of such tranche exclusive of (a) any notes within the ONEseries which have been or will be paid in full during such month and (b) any notes which will have a Nominal Liquidation Amount of zero during such month plus (2) the aggregate amount of any increase in the Nominal Liquidation Amount of the ONEseries tranches due to (x) the issuance of additional notes in an outstanding tranche of ONEseries notes during such month or (y) the accretion of principal on discount notes of such ONEseries tranches during such month or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche of ONEseries notes from a principal funding subaccount and the denominator of which is equal to the sum of (1) for any collateral certificate included in Asset Pool One, the numerator used to calculate the floating allocation percentage for that collateral certificate, plus (2) the Asset Pool One Average Principal Balance.

         "ONEseries Principal Allocation Percentage" means, with respect to any month a fraction, the numerator of which is equal to the sum of (1) for any notes within the ONEseries in a note accumulation period with respect to such month, the Nominal Liquidation Amount of such notes as of the close of business on the day prior to the commencement of the most recent note accumulation period for such notes exclusive of (x) any notes within the ONEseries which have been or will be paid in full during such month and (y) any notes which will have a Nominal Liquidation Amount of zero during such month plus (2) for all other notes outstanding (a) the Nominal Liquidation Amount of the ONEseries notes, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any tranche of ONEseries notes, the initial dollar principal amount of such tranche plus (b) the aggregate amount of any increase in the Nominal Liquidation Amount of the ONEseries tranches due to (x) the issuance of additional notes in an outstanding tranche of ONEseries notes during such month or (y) the accretion of principal on discount notes of such ONEseries tranches during such month or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche of ONEseries notes from a principal funding subaccount, in each case during such month and the denominator of which is equal to the sum of (1) for any collateral certificate included in Asset Pool One, the numerator used to calculate the principal allocation percentage for that collateral certificate, plus (2) the Asset Pool One Average Principal Balance of credit card receivables in the master owner trust.

         "ONEseries Servicing Fee Percentage" means 1.50%, or if First USA or an affiliate is not the servicer, 2.0%.

         "Performing" means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

         "Portfolio Yield" means, for any month, the annualized percentage equivalent of a fraction:

        o         the numerator of which is equal to the sum of:

                 - Finance Charge Collections allocated to the ONEseries for the related Transfer Date; plus

                 - the investment earnings, if any, in the interest funding subaccounts for notes of the ONEseries on such Transfer Date; plus

                 - any amounts to be treated as ONEseries Available Finance Charge Collections remaining in interest funding subaccounts after a sale of credit card receivables as described in "Deposit and Application of Funds--Sale of Assets" in this prospectus supplement; plus

                 - any shared Excess Available Finance Charge Collections from any other series of notes; minus

                 - the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding subaccounts for notes of the ONEseries over any Transferor Finance Charge Collections allocable to the ONEseries to cover such shortfalls as described under "Deposit and Application of Funds--Shared Transferor Finance Charge Collections;" minus

                 - the Default Amount allocable to the ONEseries for such month; and

         o the denominator of which is the Nominal Liquidation Amount used in the ONEseries Floating Allocation Percentage for such month.

         "Principal Sharing Group A" means the various series of notes - which will include the ONEseries - that have been designated as a single group for the purpose of sharing Excess Available Principal Amounts.

         "Required Excess Spread Percentage" means [0]%.

         "Shared Excess Available Finance Charge Collections Group A" means the various series of notes - which will include the ONEseries - that have been designated as a single group for the purpose of sharing Excess Available Finance Charge Collections.

         "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Market Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Transferor Finance Charge Collections" means the Transferor Percentage of Finance Charge Collections.



                                                                        Annex I

               Other Outstanding Series, Classes and Tranches

         The information provided in this Annex is an integral part of the prospectus supplement.


                                                                       Annex II

                 Outstanding First USA Master Trust Series

         The information provided in this Annex is an integral part of the prospectus supplement.



                                          Initial
                                          Invested                                     Scheduled          Termination
     Series /Class    Issuance Date        Amount           Certificate Rate         Payment Date            Date

1.   Series 1994-4
    o   Class A       June 9, 1994      $726,450,000     One Month LIBOR + .37%    November 15, 2001    August 15, 2003
    o   Class B            --            $56,550,000     One Month LIBOR + .58%           --                  --
    o   Collateral         --            $87,000,000               --                     --                  --
        Invested
        Amount
2.   Series 1994-6
    o   Class A      August 24, 1994    $750,000,000     One Month LIBOR + .35%    January 15, 2002    October 15, 2003
    o   Class B            --            $53,380,000     One Month LIBOR + .58%           --                  --
    o   Collateral         --            $89,820,000               --                     --                  --
        Invested
        Amount
3.   Series 1994-8
    o   Class A     November 8, 1994    $500,000,000    Three Month LIBOR + .24%   November 15, 2001     June 15, 2004
    o   Class B            --            $39,157,000    Three Month LIBOR + .45%          --                  --
    o   Collateral         --            $63,253,000               --                     --                  --
        Invested
        Amount
4.   Series 1995-2
    o   Class A       March 1, 1995     $660,000,000     One Month LIBOR + .24%     March 15, 2002     October 15, 2004
    o   Class B            --            $51,700,000     One Month LIBOR + .425%          --                  --
    o   Collateral         --            $83,500,000               --                     --                  --
        Invested
        Amount
5.   Series 1996-2
    o   Class A       June 4, 1996      $600,000,000     One Month LIBOR + .18%      June 10, 2003     February 10, 2006
    o   Class B            --            $54,300,000     One Month LIBOR + .33%           --                  --
    o   Collateral         --            $68,700,000               --                     --                  --
        Invested
        Amount
6.   Series 1996-4
    o   Class A      August 6, 1996     $500,000,000     One Month LIBOR + .19%     August 10, 2006     April 10, 2009
    o   Class B            --            $45,180,000     One Month LIBOR + .37%           --                  --
    o   Collateral         --            $57,230,000               --                     --                  --
        Invested
        Amount
7.   Series 1996-6
    o   Class A     November 13, 1996   $862,650,000     One Month LIBOR + .14%    November 10, 2003     July 10, 2006
    o   Class B            --            $78,000,000     One Month LIBOR + .35%           --                  --
    o   Collateral         --            $98,750,000               --                     --                  --
        Invested
        Amount
8.   Series 1996-8
    o   Class A     December 11, 1996   $400,000,000     One Month LIBOR + .12%    January 12, 2004   September 11, 2006
    o   Class B            --            $36,200,000     One Month LIBOR + .34%           --                  --
    o   Collateral         --            $45,800,000               --                     --                  --
        Invested
        Amount
9.   Series 1997-1
    o   Class A     February 4, 1997    $750,000,000     One Month LIBOR + .10%    February 17, 2004   October 17, 2006
    o   Class B            --            $67,770,000     One Month LIBOR + .31%           --                  --
    o   Collateral         --            $85,845,000               --                     --                  --
        Invested
        Amount
10.  Series 1997-2
    o   Class A        May 8, 1997      $500,000,000     One Month LIBOR + .13%      May 17, 2004      January 17, 2007
    o   Class B            --            $45,180,000     One Month LIBOR + .33%           --                  --
    o   Collateral         --            $57,230,000               --                     --                  --
        Invested
        Amount
11.  Series 1997-3
    o   Class A       June 10, 1997     $500,000,000     One Month LIBOR + .11%      June 17, 2002     February 17, 2005
    o   Class B            --            $45,180,000     One Month LIBOR + .29%           --                  --
    o   Collateral         --            $57,230,000               --                     --                  --
        Invested
        Amount
12.  Series 1997-4
    o   Class A       June 10, 1997     $500,000,000     One Month LIBOR + .21%      June 18, 2007     February 17, 2010
    o   Class B            --            $45,180,000     One Month LIBOR + .41%           --                  --
    o   Collateral         --            $57,230,000               --                     --                  --
        Invested
        Amount
13.  Series 1997-5
    o   Class A      August 7, 1997     $650,000,000     One Month LIBOR + .14%     August 17, 2004     April 17, 2007
    o   Class B            --            $58,735,000     One Month LIBOR + .33%           --                  --
    o   Collateral         --            $74,395,000               --                     --                  --
        Invested
        Amount
14.  Series 1997-6
    o   Class A     September 9, 1997  $1,300,000,000             6.42%              July 17, 2002      March 17, 2005
    o   Class B            --           $117,470,000              6.58%                   --                  --
    o   Collateral         --           $148,790,000               --                     --                  --
        Invested
        Amount
15.  Series 1997-7
    o   Class A     September 9, 1997   $500,000,000     One Month LIBOR + .098%  September 17, 2004     May 17, 2007
    o   Class B            --            $45,180,000     One Month LIBOR + .30%           --                  --
    o   Collateral         --            $57,230,000               --                     --                  --
        Invested
        Amount
16.  Series 1997-8
    o   Class A    September 23, 1997   $780,000,000     One Month LIBOR + .15%   September 17, 2007    March 17, 2010
    o   Class B            --            $70,482,000     One Month LIBOR + .36%           --                  --
    o   Collateral         --            $89,278,000               --                     --                  --
        Invested
        Amount
17.  Series 1997-9
    o   Class A      October 9, 1997    $500,000,000     One Month LIBOR + .06%    October 18, 2004      June 18, 2007
    o   Class B            --            $45,180,000     One Month LIBOR + .33%           --                  --
    o   Collateral         --            $57,230,000               --                     --                  --
        Invested
        Amount
18.  Series 1998-1
    o   Class A       May 21, 1998      $700,000,000     One Month LIBOR + .08%      May 19, 2003      January 18, 2006
    o   Class B            --            $63,253,000     One Month LIBOR + .25%           --                  --
    o   Excess             --            $80,121,000               --                     --                  --
        Collateral
        Amount
19.  Series 1998-2
    o   Class A       May 21, 1998      $579,000,000     One Month LIBOR - .125%     June 18, 2008     February 18, 2011
    o   Class B            --            $52,320,000     One Month LIBOR - .125%          --                  --
    o   Excess             --            $66,272,000               --                     --                  --
        Collateral
        Amount
20.  Series 1998-4
    o   Class A       July 22, 1998     $700,000,000     One Month LIBOR + .12%      July 18, 2005      March 18, 2008
    o   Class B            --            $63,253,000     One Month LIBOR + .30%           --                  --
    o   Excess             --            $80,121,000               --                     --                  --
        Collateral
        Amount
21.  Series 1998-5
    o   Class A      August 27, 1998    $650,000,000     One Month LIBOR + .10%     August 18, 2003     April 18, 2006
    o   Class B            --            $58,735,000     One Month LIBOR + .28%           --                  --
    o   Excess             --            $74,395,000               --                     --                  --
        Collateral
        Amount
22.  Series 1998-6
    o   Class A      August 27, 1998    $800,000,000     One Month LIBOR + .16%     August 18, 2008     April 18, 2011
    o   Class B            --            $72,289,000     One Month LIBOR + .36%           --                  --
    o   Excess             --            $91,567,000               --                     --                  --
        Collateral
        Amount
23.  Series 1998-7
    o   Class A    September 17, 1998   $750,000,000     One Month LIBOR + .10%     August 20, 2001     April 19, 2004
    o   Class B            --            $67,770,000     One Month LIBOR + .30%           --                  --
    o   Excess             --            $85,845,000               --                     --                  --
        Collateral
        Amount
24.  Series 1998-8
    o   Class A    September 17, 1998   $500,000,000     One Month LIBOR + .15%   September 19, 2005     May 19, 2008
    o   Class B            --            $45,180,000     One Month LIBOR + .41%           --                  --
    o   Excess             --            $57,230,000               --                     --                  --
        Collateral
        Amount
25.  Series 1998-9
    o   Class A     December 22, 1998   $650,000,000              5.28%            January 20, 2004   September 18, 2006
    o   Class B            --            $44,828,000              5.55%                   --                  --
    o   Excess             --            $52,299,000               --                     --                  --
        Collateral
        Amount
26.  Series 1999-1
    o   Class A     February 24, 1999  $1,000,000,000    One Month LIBOR + .15%    February 19, 2004   October 19, 2006
    o   Class B            --             $90,361,000    One Month LIBOR + .40%           --                  --
    o   Excess             --            $114,458,000               --                     --                  --
        Collateral
        Amount
27.  Series 1999-2
    o   Class A     February 24, 1999   $500,000,000     One Month LIBOR + .19%    February 21, 2006   October 20, 2008
    o   Class B            --            $45,180,000     One Month LIBOR + .44%           --                  --
    o   Excess             --            $57,230,000               --                     --                  --
        Collateral
        Amount
28.  Series 1999-3
    o   Class A        May 4, 1999      $700,000,000     One Month LIBOR + .15%     April 19, 2004     December 19, 2006
    o   Class B            --            $54,167,000     One Month LIBOR + .36%           --                  --
    o   Excess             --            $79,167,000               --                     --                  --
        Collateral
        Amount
29.  Series 1999-4
    o   Class A       May 26, 1999      $500,000,000     One Month LIBOR + .09%      May 20, 2002      January 19, 2005
    o   Class B            --            $38,691,000     One Month LIBOR + .30%           --                  --
    o   Excess             --            $56,548,000               --                     --                  --
        Collateral
        Amount
30.  Series 1999-A    June 28, 1999     $450,000,000     Commercial Paper Index      June 19, 2002     January 19, 2005
     [               ]
31.  Series 1999-B    June 28, 1999     $550,000,000     Commercial Paper Index      June 19, 2002     January 19, 2005
     [               ]
32.  Series 2000-1
    o   Class A     January 30, 2001    $750,000,000     One Month LIBOR + .15%    January 19, 2006   September 19, 2008
    o   Class B            --            $58,036,000     One Month LIBOR + .45%           --                  --
    o   Excess             --            $84,822,000               --                     --                  --
        Collateral
        Amount
33.  Series 2001-2
    o   Class A      March 19, 2001    $1,250,000,000    One Month LIBOR + .09%     March 19, 2004     November 20,2006
    o   Class B            --            $96,727,000     One Month LIBOR + .36%           --                  --
    o   Excess             --           $141,370,000               --                     --                  --
        Collateral
        Amount
34.  Series 2001-3
    o   Class A      March 29, 2001     $630,000,000     One Month LIBOR + .14%     March 20, 2006     November 19, 2008
    o   Class B            --            $48,750,000     One Month LIBOR + .41%           --                  --
    o   Excess             --            $71,250,000               --                     --                  --
        Collateral
        Amount
35.  Series 2001-4
    o   Class A       May 16, 2001      $600,000,000     One Month LIBOR + .14%      May 10, 2006      January 12, 2009
    o   Class B                          $46,428,000     One Month LIBOR + .40%           --                  --
    o   Excess                           $67,858,000                                      --                  --
        Collateral
        Amount




(flag)
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is not permitted.
(fag>)

SUBJECT TO COMPLETION, DATED AUGUST 8, 2001


                                           Prospectus Dated [o ][o ], [o ]

                                              Bank One Issuance Trust
                                                      Issuer

                                       First USA Bank, National Association
                                             Originator of the Issuer

                                     The issuer--

You should consider the                  o   may periodically issue notes in one or more series, classes or tranches;
discussion under "Risk                       and
Factors" beginning on page 13
of this prospectus before                o   will own--
you purchase any notes.
                                               --   one or more collateral certificates, each representing an
Bank One Issuance Trust is                          undivided interest in a master trust, whose assets consist primarily
the issuer of the notes. The                        of credit card receivables arising in consumer revolving credit
notes are obligations of the                        card accounts owned by First USA or by one of its affiliates;
issuer only and are not
obligations of any other person.         o   may own--
Each tranche of notes is
secured by only some of the                    --   receivables that arise in credit card accounts owned by First
assets of the issuer.                               USA or by one of its affiliates; and
Noteholders will have no
recourse to any other assets of                --   other property described in this prospectus and in the
the issuer for the payment of                       accompanying prospectus supplement.
the notes.
                                     The notes--
The notes are not insured or
guaranteed by the Federal                o   will be secured by the issuer's assets and will be paid only from
Deposit Insurance Corporation                proceeds of the issuer's assets;
or any other governmental
agency.                                  o   offered with this prospectus and accompanying prospectus supplement, will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

                                         o   may be issued as part of a designated series, class or tranche.


Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.




            Important Notice about Information Presented in this
           Prospectus and the Accompanying Prospectus Supplement

         We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your series, class or tranche of notes, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series, class or tranche of notes, including:

         o      the timing of interest and principal payments;
         o      financial and other information about the issuer's assets;
         o information about enhancement for each series, class or tranche of notes;
         o      the ratings for each class or tranche of notes; and
         o      the method for selling the notes.

         This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche of notes.

         If the terms of a particular series, class or tranche of notes vary between this prospectus and the prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

                            -------------------




                             Table of Contents

                                                                          Page
                                                                          ----

Prospectus Summary............................................................1
     The Issuer...............................................................1
     The Originator...........................................................1
     Indenture Trustee........................................................1
     Assets of the Issuer.....................................................1
     Securities Offered.......................................................2
     Transferor Interest......................................................2
     Minimum Pool Balance.....................................................3
     Risk Factors.............................................................3
     Series, Classes and Tranches of
         Notes................................................................4
     Interest Payments........................................................4
     Principal Payments.......................................................4
     Stated Principal Amount, Outstand-
         ing Dollar Principal Amount and
         Nominal Liquidation Amount of
         Notes................................................................5
     Subordination............................................................6
     Limit on Repayment of All Notes..........................................7
     Redemption and Early Amortization
         of Notes.............................................................7
     Events of Default........................................................8
     Events of Default Remedies...............................................9
     Sources of Funds to Pay the Notes.......................................10
     Security for the Notes..................................................11
     Limited Recourse to the Issuer..........................................11
     Registration, Clearance and Settle-
         ment................................................................12
     ERISA Eligibility.......................................................12
     Tax Status..............................................................12
     Denominations...........................................................12
     Record Date.............................................................12

Risk Factors.................................................................13

Glossary.....................................................................25

The Issuer...................................................................25

First USA and BANK ONE
CORPORATION..................................................................27

The Notes....................................................................28
     General.................................................................28
     Stated Principal Amount, Outstand-
         ing Dollar Principal Amount and
         Nominal Liquidation Amount..........................................30
     Interest................................................................33
     Principal...............................................................34
     Subordination of Interest and
         Principal...........................................................35
     Required Subordinated Amount............................................35
     Redemption and Early Amortization
         of Notes............................................................35
     Final Payment of the Notes..............................................36
     Issuances of New Series, Classes and
         Tranches of Notes...................................................37
     Payments on Notes; Paying Agent.........................................39
     Denominations...........................................................39
     Record Date.............................................................40
     Governing Law...........................................................40
     Form, Exchange and Registration
         and Transfer of Notes...............................................40
     Book-Entry Notes........................................................40
     The Depository Trust Company............................................43
     Clearstream Banking, societe
         anonyme.............................................................43
     Euroclear System........................................................43
     Distributions on Book-Entry Notes.......................................44
     Global Clearance and Settlement
         Procedures..........................................................45
     Definitive Notes........................................................46
     Replacement of Notes....................................................46

Sources of Funds to Pay the Notes............................................47
     General.................................................................47
     The First USA Collateral
         Certificate.........................................................58
     Deposit and Application of Funds in
         the Master Owner Trust..............................................52
     Transferor Interest.....................................................53
     Minimum Pool Balance....................................................53
     Issuer Accounts.........................................................54
     Derivative Agreements...................................................54
     Supplemental Credit Enhancement
         Agreements and Supplemental
         Liquidity Agreements................................................55
     Sale of Assets..........................................................55
     Limited Recourse to the Issuer; Se-
         curity for the Notes................................................56

The Indenture................................................................56
     Indenture Trustee.......................................................57
     Issuer Covenants........................................................57
     Events of Default.......................................................58
     Events of Default Remedies..............................................59
     Early Amortization Events...............................................61
     Voting..................................................................62
     Amendments to the Indenture and
         Indenture Supplements...............................................63
     Tax Opinions for Amendments.............................................65
     Addresses for Notices...................................................66
     Issuer's Annual Compliance State-
         ment................................................................66
     Indenture Trustee's Annual Report.......................................66
     List of Noteholders.....................................................67
     Reports.................................................................67

First USA's Credit Card Activities...........................................67
     General.................................................................67
     Acquisition and Use of Credit Card
         Accounts............................................................68
     Billing and Payments....................................................70
     Delinquencies and Charge-Offs...........................................71
     Recoveries..............................................................72
     Description of First Data Resources,
         Inc.................................................................73
     Interchange.............................................................73
The First USA Master Trust...................................................74
     General.................................................................74
     First USA Master Trust Trustee..........................................74
     The Credit Card Receivables.............................................75
     Investor Certificates...................................................76
     Transfer and Assignment of Credit
         Card Receivables....................................................77
     Addition of First USA Master Trust
         Assets..............................................................78
     Removal of Accounts.....................................................79
     Collection and Other Servicing Pro
         cedures.............................................................80
     The First USA Master Trust Ac-
         counts..............................................................80
     Investor Percentage.....................................................81
     Application of Collections..............................................81
     Defaulted Receivables; Rebates and
         Fraudulent Charges..................................................82
     First USA Master Trust
         Termination.........................................................83
     Pay Out Events..........................................................83
     Servicing Compensation and Pay-
         ment of Expenses....................................................85
     New Issuances...........................................................85
     Representations and Warranties..........................................87
     Certain Matters Regarding First USA
         as Transferor and as Servicer.......................................90
     Servicer Default........................................................91
     Evidence as to Compliance...............................................92
     Amendments to the First USA Mas-
         ter Trust Agreement.................................................93
     Certificateholders Have Limited
         Control of Actions..................................................95

Material Legal Aspects of the Credit
     Card Receivables........................................................96
     Transfer of Credit Card
         Receivables.........................................................96
     Certain Matters Relating to Conser-
         vatorship or Receivership...........................................97
     Consumer Protection Laws...............................................100
     Industry Litigation....................................................101
     Other Litigation.......................................................101

Federal Income Tax Consequences.............................................101
     General................................................................101
     Tax Characterization of the Issuer
         and the Notes......................................................102
     Consequences to Holders of the
         Notes..............................................................104
     State and Local Tax
         Consequences.......................................................107

Benefit Plan Investors......................................................107
     Prohibited Transactions................................................107
     Potential Prohibited Transactions
         from Investment in Notes...........................................108
     Prohibited Transactions between the
         Benefit Plan and a Party in
         Interest...........................................................108
     Prohibited Transactions between the
         Issuer or the Master Trust and a
         Party in Interest..................................................109
     Investment by Benefit Plan
         Investors..........................................................109
     Tax Consequences to Benefit
         Plans..............................................................110

Plan of Distribution........................................................110

Legal Matters...............................................................112

Where You Can Find More
Information.................................................................112

Glossary of Defined Terms...................................................115




                             Prospectus Summary

     This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any notes. The accompanying supplement to this prospectus may supplement disclosure in this prospectus.

The Issuer

Bank One Issuance Trust, a Delaware trust, is the issuer of the notes and is also referred to in this prospectus as the "master owner trust". The address of the issuer is Bank One Issuance Trust, c/o [NAME AND ADDRESS OF OWNER TRUSTEE]. Its telephone number is [PHONE NUMBER OF OWNER TRUSTEE].

The Originator

First USA Bank, National Association is the originator of the master owner trust. First USA is also the originator of and the servicer for the First USA Credit Card Master Trust, which is referred to in this prospectus and in the accompanying prospectus supplement as the "First USA master trust." First USA is responsible for servicing, managing and making collections on the credit card receivables in the First USA master trust.

First USA is also the originator of and the servicer for other master trusts which may issue collateral certificates to be held by the master owner trust.

First USA will also be the servicer of any credit card receivables owned by the master owner trust and, as servicer, will provide all administrative functions on behalf of the master owner trust.


Indenture Trustee

[                         ] is the indenture trustee
under the indenture for the notes.

Assets of the Issuer

The issuer's primary assets will consist of one or more collateral certificates issued by credit card master trusts for which First USA or an affiliate acts as originator and servicer under the respective master trust agreements. Each collateral certificate will represent an undivided interest in the assets of the applicable master trust. Each master trust's assets consist primarily of credit card receivables arising in a portfolio of consumer revolving credit card accounts owned by First USA or one of its affiliates.

As of the initial issuance date, the issuer will own a collateral certificate, referred to in this prospectus as the "First USA collateral certificate," issued by the First USA master trust. For a description of the First USA collateral certificate, see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate." For a description of the First USA master trust, see "The First USA Master Trust."

In addition to collateral certificates issued by the master trusts for which First USA or an affiliate acts as originator and servicer, the assets of the issuer may include credit card receivables arising in consumer revolving credit card accounts owned by First USA or by one of its affiliates.

Each collateral certificate and credit card receivable transferred to the master owner trust will be designated as belonging to a specified asset pool. Payment of principal of and interest on each series of notes will be secured primarily by the assets designated to a particular asset pool. As of the date of this prospectus, the only designated asset pool is asset pool one; however, additional asset pools may be created in the future. The First USA collateral certificate is included in asset pool one.

The composition of the assets in an asset pool - including asset pool one - in the master owner trust will likely change over time due to:

o the issuer's ability to increase and decrease the size of the First USA collateral certificate. See "Sources of Funds to Pay the Notes--The First USA Collateral Certificate;"

o the issuer's ability to add additional collateral certificates and to increase and decrease the size of these collateral certificates. See "Sources of Funds to Pay the Notes;"

o changes in the composition of the credit card receivables in the master trusts or in the master owner trust, as applicable, as additional credit card receivables are created, existing credit card receivables are paid off or charged-off, new accounts and credit card receivables are added and existing credit card receivables and accounts are removed; and

o the occurrence of a pay out event with respect to a collateral certificate. See "The First USA Master Trust--Pay Out Events."

The occurrence of a pay out event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate in the asset pool or directly in credit card receivables in that asset pool.

Securities Offered

The issuer is offering notes. The notes will be issued pursuant to an indenture between the issuer and [ ], as indenture trustee, and an indenture supplement for each series between the same two parties.

The nominal liquidation amount of a note corresponds to the portion of the assets in the related asset pool that has been pledged to secure the obligation of that note. The remaining portion of the assets in the asset pool that is not securing note obligations is called the "transferor interest."

Transferor Interest

The transferor interest for each asset pool will initially be held by First USA or an affiliate. Since the transferor interest represents the portion of an asset pool's assets not securing any notes, increases and decreases in the size of an asset pool's collateral certificates without a corre-sponding increase or decrease in the nominal liquidation amount of the notes secured by such asset pool will result in an increase or decrease in the transferor interest for that asset pool. In addition, if credit card receivables are included in an asset pool, the transferor interest will fluctuate each day to reflect changes in the amount of principal receivables in the asset pool. The transferor interest will generally decrease as a result of the issuance of a new series, class or tranche of notes by the master owner trust which are to be secured by that asset pool and will generally in crease if there are reductions in the nominal liquidation amount of a note due to payments of principal on such note or a deposit to the principal funding account with respect to that note.

Each asset pool, including asset pool one, will have its own minimum transferor interest requirement. The minimum transferor interest for an asset pool will generally equal a designated percentage of the amount of the principal receivables in that asset pool. The designated asset pool one minimum transferor interest percentage is [ ]%. See "Sources of Funds to Pay the Notes--Transferor Interest."

If the transferor interest for an asset pool is less than the minimum transferor interest for that asset pool, First USA will be required to add additional assets to that asset pool.

If First USA is unable to add additional assets when required to do so an early amortization event will occur with respect to the notes secured by that asset pool. See "Sources of Funds to Pay the Notes--Transferor Interest."

Minimum Pool Balance

The pool balance of an asset pool is comprised of (1) the outstanding invested amount of the collateral certificates designated for inclusion in the asset pool plus (2) the amount of principal receivables designated for inclusion in the asset pool plus (3) the amount deposited to the excess funding account.

In addition to the minimum transferor interest requirement, each asset pool, including asset pool one, will have its own minimum pool balance. The minimum pool balance for an asset pool will generally be equal to the aggregate initial dollar principal amount of all outstanding notes, as adjusted for any increases associated with the issuance of additional notes, secured by the asset pool.

The minimum pool balance for asset pool one is equal to the aggregate initial dollar principal amount of all then-outstanding notes, as adjusted for any increases associated with the issuance of additional notes, secured by asset pool one.

If the pool balance of an asset pool is less than the minimum pool balance for that asset pool, First USA will be required to add additional assets to that asset pool.

If First USA is unable to add additional assets when required to do so an early amortization event will occur with respect to the notes secured by that asset pool. See "Sources of Funds to Pay the Notes--Minimum Pool Balance."

Risk Factors

Investment in the notes involves risks.

You should consider carefully the risk factors beginning on page13 in this prospectus and any risk factors disclosed in the accompanying prospectus supplement.

Series, Classes and Tranches of Notes

The notes will be issued in series. The prospectus supplement for a particular series will designate the asset pool securing that series. Each series is entitled to its allocable share of the issuer's assets in that asset pool. It is expected that most series will consist of multiple classes. A class designation determines the relative seniority for receipt of cash flows and funding of default amounts allocated to the related series of notes. For example, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series.

Some series of notes will be multiple tranche series, meaning that they will have classes consisting of multiple tranches.

Tranches of notes within a class may be issued on different dates and have different stated principal amounts, rates of interest, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying material terms as described in the related prospectus supplement.

In a multiple tranche series, the scheduled principal payment dates and the legal maturity dates of the senior and subordinated classes of such series will likely be different. As such, certain subordinated tranches of notes will have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior classes of notes of such series. However, subordinated notes will not be repaid be fore their legal maturity dates, unless, after payment of those subordinated notes, the remaining subordinated notes provide the required enhancement for the senior notes. In addition, senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subor-dinated amount for the senior notes. See "The Notes--Issuances of New Series, Classes and Tranches of Notes."

Some series may not be multiple tranche series. For these series, there will be only one tranche per class and each class will generally be issued on the same date. The scheduled principal payment dates and legal maturity dates of the subordinated classes of such a series will either be the same as or later than those of the senior classes of that series.

Interest Payments

Each tranche of notes, other than discount notes, will bear interest from the date of issuance at the rate described or as deter mined in the accompanying prospectus supplement. Interest on the notes will be paid on the interest payment dates specified in the accompanying prospectus supplement.

Principal Payments

Unless otherwise specified in the related prospectus supplement, the issuer expects to pay the stated principal amount of each note in one payment on that note's scheduled principal payment date. The legal maturity date is the date on which a note is legally required to be fully paid in accordance with its terms. The scheduled principal payment date and legal maturity date for a note will be specified in the related prospectus supplement.

A note may also be paid before its scheduled principal payment date (1) if an early amortization event occurs with respect to such note or (2) upon an event of default and acceleration or (3) upon an optional redemption with respect to such note.

The issuer is obligated to pay the stated principal amount of a note on its scheduled principal payment date or upon the occurrence of an early amortization event or event of default and acceleration or upon an optional redemption only to the extent that funds are available for that purpose. Additionally, in the case of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in "The Indenture --Events of Default Remedies" and "Sources of Funds to Pay the Notes--Sale of Assets."

Stated Principal Amount, Outstanding
Dollar Principal Amount and Nominal
Liquidation Amount of Notes

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

o Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder. It can be denominated in U.S. dollars or in a foreign currency.

o Outstanding Dollar Principal Amount. For U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of the notes, as described in the applicable prospectus supplement, less principal payments made to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of the notes, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement. The outstanding dollar principal amount of a discount note will increase over time as principal accretes. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal on the note.

    In addition, a note may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note.

o Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting:

    - that note's share of reallocations of available principal amounts used to pay interest on senior classes of notes or the portion of the servicing fees allocable to the senior classes of notes of the same series;

    - that note's share of charge-offs resulting from uncovered default amounts in the related asset pool; and

    - amounts on deposit in the principal funding subaccount for that note;

and adding back all reimbursements, from excess available finance charge collections allocated to that note, to cover reductions in that note's nominal liquidation amount due to (1) reallocations of available principal amounts used to pay interest on senior classes of notes or the portion of the servicing fees allocable to senior classes of notes or (2) charge-offs resulting from uncovered default amounts in the related as set pool. Excess available finance charge collections are available finance charge collections that remain after the payment of interest and other required payments with respect to the notes.

Upon a sale of assets held by the issuer or any related master trust (A) following the insolvency of First USA, (B) following an event of default and acceleration for a note, or (C) on a note's legal maturity date, as described in "Sources of Funds to Pay the Notes--Sale of Assets," the nominal liquidation amount of a note will be reduced to zero.

For a detailed discussion of nominal liquidation amount, see "The
Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."

Subordination

Unless otherwise specified in the prospectus supplement, the payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes.

Unless otherwise specified in the prospectus supplement, available principal amounts allocable to the notes of a series may be reallocated to pay interest on senior classes of notes in that series or the portion of the servicing fees allocable to that series. These reallocations will reduce the nominal liquidation amount of the subordinated classes of that series. In addition, the nominal liquidation amount of a subordinated class of notes will generally be reduced for charge-offs resulting from uncovered default amounts in the related asset pool prior to any reductions in the nominal liquidation amount of the senior classes of notes of the same series. While in a multiple tranche series, charge-offs resulting from uncovered default amounts allocable to the series will be initially allocated to each tranche pro rata based upon each tranche's nominal liquidation amount, these charge-offs will then be reallocated from tranches in the senior classes to tranches in the subordinated classes to the extent credit enhancement in the form of subordination is still available to such senior tranches.

In addition, available principal amounts will first be used to fund targeted deposits to the principal funding subaccounts of senior classes before being applied to the principal funding subaccounts of subordinated classes.

In a multiple tranche series, subordinated notes that reach their scheduled principal payment date, or that have an early amortization event, event of default and acceleration or other optional redemption, will not be paid to the extent that those notes are necessary to provide the required subordination for senior classes of notes of the same series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of its respective indenture supplement, prefunding of the principal funding subaccounts for the senior classes of notes of the same series will begin as described in the related prospectus supplement. After that time, the subordinated notes will be paid only to the extent that:

o the principal funding subaccounts for the senior classes of notes of that series are prefunded in an amount such that none of the subordinated notes that have reached their scheduled principal payment date are necessary to provide the required subordination; or

o new tranches of subordinated notes of that series are issued so that the subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

o enough notes of senior classes of that series are repaid so that the subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

o   the subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, available principal amounts, if any, allocable to that tranche and proceeds from any sale of credit card receivables will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of that series.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

o the nominal liquidation amount of your notes has been reduced by charge-offs due to uncovered default amounts in the related asset pool or as a result of reallocations of available principal amounts to pay interest on senior classes of notes or the servicing fees, and those amounts have not been reimbursed from excess available finance charge collections; or

o assets are sold (A) following the insolvency of First USA, (B) following an event of default and acceleration or (C) on the legal maturity date and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocable to your notes and any other amounts available to your notes, are insufficient.

Redemption and Early Amortization of
Notes

If so specified in the accompanying prospectus supplement, under certain circumstances First USA (so long as First USA is the servicer of the master owner trust or an affiliate of the servicer), the issuer or a noteholder may redeem the notes of any series, class or tranche before the applicable scheduled principal payment date. The prospectus supplement will indicate who will have that right of redemption as well as the terms of that redemption.

In addition, the issuer is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for such repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior classes of notes of the same series.

Early amortization events include the following:

o the occurrence of a note's scheduled principal payment date if the note is not fully repaid on that date;

o the issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

o   the insolvency, conservatorship or receivership relating to First USA;
    or

o any additional early amortization events specified in the accompanying prospectus supplement.

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as "events of default." Some events of default result in an automatic acceleration of the affected notes, and others result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 662/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche of notes.

Events of default include the following:

o the issuer's failure, for a period of thirty-five (35) days, to pay interest on any note of the related series, class or tranche when such interest becomes due and payable;

o the issuer's failure to pay the stated principal amount of any note of the related series, class or tranche on its applicable legal maturity date;

o the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of sixty (60) days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;

o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuer; and

o with respect to any series, class or tranche of notes, any additional events of default specified in the accompanying prospectus supplement.

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuer fails to redeem a note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for a senior class of notes.

Events of Default Remedies

After an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable issuer accounts for the affected notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal amounts and available finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes. However, subordinated notes of a multiple tranche series will receive payment of principal of those notes prior to the legal maturity date of such notes only if and to the extent that funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior classes of notes in that series.

If an event of default of a series, class or tranche of notes occurs and that series, class or tranche of notes is accelerated, the indenture trustee may, and at the direction of the holders of 662/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche will, sell assets. However, this sale of assets may occur only if:

o the conditions specified in "The Indenture--Events of Default" and "--Event of Default Remedies" are satisfied and, for subordinated notes of a multiple tranche series, only to the extent that payments are permitted by the subordination provisions of the senior classes of notes of the same series; or

o   the legal maturity date of those notes has occurred.

The holders of the accelerated notes will be paid their allocable share of the proceeds of a sale of these assets. Upon the sale of those assets and payment of the proceeds from the sale, the nominal liquidation amount of those accelerated notes will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets."

Sources of Funds to Pay the Notes

The issuer will establish one or more asset pools. Each asset pool may include (1) one or more collateral certificates representing undivided interests in master trusts for which First USA or an affiliate acts as originator and servicer, (2) credit card receivables arising in credit card accounts owned by First USA or by one of its affiliates, (3) derivative agreements, (4) supplemental credit enhancement agreements and supplemental liquidity agreements and (5) issuer accounts.

Asset pool one will have the following sources of funds to pay principal of and interest on the notes:

o The First USA Collateral Certificate. The First USA collateral certificate is an investor certificate issued by the First USA master trust to the issuer. It represents an undivided interest in the assets of the First USA master trust. First USA has transferred, and may continue to transfer, credit card receivables arising in selected MasterCard(R) and VISA(R)1 consumer revolving credit card accounts to the First USA master trust in accordance with the terms of a pooling and servicing agreement between First USA and The Bank of New York (Delaware), as First USA master trust trustee. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the First USA master trust - including the First USA collateral certificate - based generally on the investment in principal receivables of each interest in the First USA master trust.

-------------------
    1 MasterCard(R) and VISA(R) are registered trademarks of MasterCard International Incorporated and VISA USA International, respectively.


    The First USA collateral certificate will receive an investment grade rating from at least one nationally recognized rating agency.

o Issuer Accounts. The issuer will establish accounts for each asset pool. In connection with asset pool one, the issuer has established a collection account for the purpose of receiving amounts payable under the First USA collateral certificate and amounts payable under the other assets owned by asset pool one, including additional collateral certificates that may be transferred at a later date or collections on credit card receivables that may be held directly by the issuer and allocated to asset pool one.

    The issuer has also established an excess funding account for asset pool one for the purpose of depositing principal collections allocated to asset pool one that would otherwise be paid to First USA, as transferor, at a time when the payment of those principal collections to First USA would result in the asset pool one transferor interest being reduced to an amount less than the asset pool one minimum transferor interest or the pool balance being reduced to an amount less than the asset pool one minimum pool balance.

    If so specified in the accompanying prospectus supplement, the issuer may establish supplemental accounts for any series, class or tranche of notes.

Asset pool one may also have the following additional sources of funds to pay principal of and interest on the notes:

o Additional collateral certificates. First USA may transfer additional collateral certificates representing undivided interests in credit card master trusts for which First USA or an affiliate acts as the transferor and servicer to the master owner trust at a later date. Such transfers will occur without noteholder review or approval. Each additional collateral certificate will receive an investment grade rating from at least one nationally recognized rating agency.

o Credit Card Receivables. First USA may also transfer credit card receivables that arise in credit card accounts owned by First USA or by one of its affiliates. Such transfers will occur without noteholder review or approval.

o Derivative Agreements. Some notes secured by asset pool one may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other similar agreements with various counterparties. First USA or any of its affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the applicable prospectus supplement.

o Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements. Some notes secured by asset pool one may have the benefit of one or more additional forms of credit enhancement - referred to herein as "supplemental credit enhancement agreements" - such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes secured by asset pool one may have the benefit of one or more forms of supplemental liquidity agreements- such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement for a series, class or tranche of notes. First USA or any of its affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Security for the Notes

The notes are secured by a security interest in the collateral certificates, credit card receivables, issuer accounts and other assets designated for the benefit of their asset pool, but each tranche of notes is entitled to the benefits of only that portion of those assets in its asset pool that are allocated to it under the indenture and the indenture supplement. Initially, the primary asset of asset pool one will be the First USA collateral certificate.

Each tranche of notes is also secured by a security interest in any derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement for that tranche.

Limited Recourse to the Issuer

The sole source of payment for principal of or interest on a tranche of notes is provided by:

o the portion of collections of principal receivables and finance charge receivables received by the issuer under the collateral certificates and credit card receivables designated for the benefit of the related asset pool and available to that tranche of notes after giving effect to all allocations and reallocations;

o   funds in the applicable issuer accounts for that tranche of notes;

o payments received under any applicable derivative agreement for that tranche of notes; and

o payments received under any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement for that tranche of notes.

Noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool, or any other person or entity for the payment of principal of or interest on the notes.

If there is a sale of assets (A) following an insolvency of First USA, (B) following an event of default and acceleration, or (C) on the applicable legal maturity date, as described in "Sources of Funds to Pay the Notes--Sale of Assets," following such sale the affected noteholders generally have recourse only to the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable issuer account for such noteholders.

Registration, Clearance and Settlement

The notes offered by this prospectus will be registered in the name of The Depository Trust Company or its nominee, and purchasers of notes will not be entitled to receive a definitive certificate except under limited circumstances. Owners of notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream Banking, societe anonyme, or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes--Book-Entry Notes."

ERISA Eligibility

The indenture permits benefit plans to purchase notes of every class offered pursuant to this prospectus and a related prospectus supplement. A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue Code. See "Benefit Plan Investors."

Tax Status

Subject to important considerations described under "Federal Income Tax Consequences" in this prospectus, Skadden, Arps, Slate, Meagher & Flom LLP, as special tax counsel to the issuer, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer will not be an association or a publicly traded partnership taxable as a corporation.

In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

Denominations

The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.


                                Risk Factors

    The risk factors disclosed in this section of the prospectus and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes.

    Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

    First USA treats the transfer of credit card receivables to its master trusts and the master owner trust and the transfer of the collateral certificates to the master owner trust as sales for accounting purposes. However, a court could conclude that First USA still owns the credit card receivables or the collateral certificates subject to a security interest in favor of the master trusts or the master owner trust, as applicable, in the credit card receivables or in favor of the master owner trust, in the collateral certificates. First USA has taken steps to give each master trust trustee and will take steps to give the indenture trustee a "first priority perfected security interest" in the credit card receivables or the collateral certificates, as applicable, in the event a court concludes First USA still owns the credit card receivables or collateral certificates.

    If a court concludes that the transfer to the master trusts or the master owner trust is only a grant by First USA of a security interest in the credit card receivables or that the transfer of a collateral certificate to the master owner trust is only a grant by First USA of a security interest in that collateral certificate, a tax or government lien, or other lien imposed under applicable state or federal law without the consent of First USA on First USA's property arising before new credit card receivables or additional collateral certificates come into existence may be senior to a particular master trust's or the master owner trust's interest in such credit card receivables or the master owner trust's interest in such collateral certificate. Also, if First USA became insolvent or the Federal Deposit Insurance Corporation was appointed conservator or receiver of First USA, the FDIC's administrative expenses might be paid from collections on the credit card receivables or distributions on the collateral certificates before the master trusts or the master owner trust received any payments. If insolvency proceedings were commenced by or against First USA, as servicer of the credit card receivables, or if certain time periods were to elapse, the master trusts and the master owner trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of First USA, as servicer. If these events occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Credit Card Receivables--Transfer of Credit Card Receivables" and "The First USA Master Trust--Representations and Warranties" in this prospectus.

    If a conservator or receiver were appointed for First USA, delays or reductions in payment of your notes could occur.

    First USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If First USA becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations or if other similar circumstances occur, the Comptroller is authorized to appoint the FDIC as conservator or receiver. If the FDIC were appointed as conservator or receiver for First USA, payments of principal and interest on any series, class or tranche of notes could be delayed or reduced.

    The FDIC as conservator or receiver is authorized to repudiate any contract of First USA. This authority may permit the FDIC to repudiate the transfers of credit card receivables to the master trusts or the master owner trust (including the grant to the master trusts or the master owner trust of a security interest in the credit card receivables). In addition, this authority may also permit the FDIC to repudiate the transfer of collateral certificates to the master owner trust (including the grant to the master owner trust of a security interest in the collateral certificates). Under an FDIC regulation, however, the FDIC as conservator or receiver will not use its repudiation authority to reclaim, recover or recharacterize financial assets such as the credit card receivables and the collateral certificates transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. First USA believes that this FDIC regulation applies to the transfer of credit card receivables under the master trust agreements and the transfer of the credit card receivables and the collateral certificates under the trust agreement and that the conditions of the regulation have been satisfied.

    If the FDIC as conservator or receiver nevertheless repudiated First USA's transfer of credit card receivables or collateral certificates, the FDIC would be required to pay "actual direct compensatory damages" measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate First USA's transfer of credit card receivables or collateral certificates for a reasonable period following its appointment as conservator or receiver for First USA.

    Even if the FDIC did not repudiate the transfer of credit card receivables or collateral certificates, the FDIC as conservator or receiver could:

    o require the master trust trustee or the indenture trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables or the collateral certificates, as applicable;

    o request a stay of any judicial action or proceedings with respect to the master trust's or the master owner trust's claims against First USA; or

    o repudiate without compensation and refuse to perform First USA's ongoing obligations under the master trust agreements or the trust agreement, such as the duty to collect payments or otherwise service the credit card receivables or to transfer additional credit card receivables.

    There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC as conservator or receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

    If the FDIC were appointed as conservator or receiver for First USA, then under the terms of each master trust agreement a "pay out event" would occur for all outstanding series of master trust certificates, including the First USA collateral certificate. New principal receivables would not be transferred to the master trusts and the master trust trustee would sell the credit card receivables allocated to a series of certificates in a master trust unless a required percentage of investors in that master trust gave the master trust trustee other instructions. A master trust would terminate earlier than was planned if each series of investor certificates in that master trust did not vote to continue the master trusts. In the event that such a vote is required, the First USA collateral certificate, as an investor certificate, will be deemed to have voted with the majority of the outstanding series of investor certificates or if the outstanding investor certificates are evenly divided, the collateral certificate will be deemed to have voted in the negative. If the FDIC were appointed as conservator or receiver of First USA, then under the terms of the trust agreement, an early amortization event would occur for all outstanding series of notes and assets of the master owner trust may be sold. If the master owner trust's assets included credit card receivables at this time, new principal receivables would not be transferred to the master owner trust.

    The FDIC as conservator or receiver may also have the power:

    o regardless of the terms of the master trust agreements, the trust agreement or the instructions of those authorized to direct the master trust trustee's or the indenture trustee's actions, (a) to prevent the beginning of a rapid amortization period, (b) to prevent the early sale of the credit card receivables and termination of the master trusts or (c) to require new principal receivables to continue being transferred to the master trusts and the master owner trust; or

    o regardless of the instructions of the certificateholders or the noteholders, (a) to require the early sale of the master trusts' credit card receivables or the master owner trust's credit card receivables or collateral certificates, (b) to require termination of the master trusts or the master trusts' outstanding investor certificates (including the respective collateral certificates) or
        (c) to prohibit the continued transfer of principal receivables to the master trust or the master owner trust.

    o In addition, the FDIC as conservator or receiver may have the power to prevent the master trust trustee, the indenture trustee, the noteholders or the certificateholders from appointing a new servicer under the master trust agreement or the trust agreement, as applicable.

    Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections which may result in acceleration of or reduction in payments on your notes.

    Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

    Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for First USA as servicer to collect payments on the credit card receivables or that reduce the finance charges and other fees that First USA can charge on credit card account balances. For example, if First USA were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the credit card accounts' effective yield, this could lead to a pay out event or an early amortization event and could result in an acceleration of payment or reduced payments on your notes. See "The First USA Master Trust--Pay Out Events" and "Material Legal Aspects of the Credit Card Receivables--Consumer Protection Laws" in this prospectus.

    If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related credit card receivables would be written off as uncollectible. The noteholders could suffer a loss if no funds are available from credit enhancement or other sources and available finance charge collections are insufficient to cover the default amount. See "The First USA Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

    Competition in the credit card industry may result in a decline in ability to generate new credit card receivables. This may result in the payment of principal earlier or later than the scheduled principal payment date.

    The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. First USA's ability to compete in this environment will affect its ability to generate new credit card receivables and might also affect payment patterns on the credit card receivables. If the rate at which First USA generates new credit card receivables declines significantly, First USA might be unable to transfer additional credit card receivables or designate additional credit card accounts to its master trusts or to the master owner trust or to maintain the balance of any collateral certificates held by the master owner trust and a pay out event or an early amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which First USA generates new credit card receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

    Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

    Collections of principal receivables available to pay your notes on any principal payment date or to make deposits into an issuer account will depend on many factors, including:

              o the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

             o the extent of credit card usage by cardholders, and the creation of additional credit card receivables; and

             o    the rate of default by cardholders.

         Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders' actions. Social factors include consumer confidence levels and the public's attitude about incurring debt and the consequences of personal bankruptcy. We cannot predict how these or other factors will affect repayment patterns or card usage and, consequently, the timing and amount of payments on your notes.

         Allocations of default amounts and reallocation of available principal amounts could result in a reduction in payment on your notes.

         First USA, as servicer of the master trusts and any credit card receivables in the master owner trust, will write off receivables arising in credit card accounts if the receivables become uncollectible. Your notes will be allocated a portion of the default amounts designated to your asset pool. In addition, available principal amounts may be reallocated to pay interest on senior classes of notes or to pay the portion of the servicing fees allocable to senior classes of notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from uncovered default amounts or as a result of reallocations of available principal amounts to pay interest on and servicing fees of senior classes of notes, and those amounts have not been reimbursed from available finance charge collections. For a discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."

         The note interest rate and the credit card receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

         Some credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the credit card accounts declines, available finance charge collections may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from available finance charge collections. This could result in delayed or reduced principal and interest payments to you.

         Issuance of additional notes, master trust investor certificates or collateral certificates may affect the timing and amount of payments to you.

         The issuer expects to issue notes from time to time, and the master trusts may issue new investor certificates, including collateral certificates, from time to time. New notes and master trust investor certificates, including collateral certificates, may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes and investor certificates, including collateral certificates. For a description of the conditions that must be met before the First USA master trust can issue new investor certificates, including any collateral certificate, or the issuer can issue new notes, see "The First USA Master Trust--New Issuances" and "The Notes--Issuances of New Series, Classes and Tranches of Notes."

         The issuance of new notes or master trust investor certificates, including collateral certificates, could adversely affect the timing and amount of payments on outstanding notes. For example, certain notes issued after your notes may have a higher interest rate than your notes. This could result in a reduction in the available finance charge collections used to pay interest on your notes. Also, when new notes and investor certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See "Risk Factors--You may have limited or no ability to control actions under the indenture and any master trust agreement."

         The composition of your asset pool may change. This may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

         The assets in the asset pool securing your notes may change every day. Initially the primary asset of asset pool one will be the First USA collateral certificate from the First USA master trust. In the future, asset pool one may include additional collateral certificates from trusts for which First USA or an affiliate acts as originator and servicer and receivables arising in credit card accounts owned by First USA or by one of its affiliates. First USA may choose, or may be required, to add additional assets to your asset pool. In addition, principal payments received on the First USA collateral certificate may not be reinvested in the First USA collateral certificate, but instead the servicer, on behalf of the issuer may (1) use these payments to purchase or increase the issuer's ownership of (A) other collateral certificates or (B) credit card receivables or (2) pay these amounts to the transferor. New assets included in your asset pool, either through an addition of assets or the reinvestment of principal payments, may have characteristics, terms and conditions that are different from those of the original collateral certificate and may be of different credit quality due to differences in underwriting criteria and payment terms. We cannot guarantee that new assets will be of the same credit quality as the original collateral certificate. In addition, any credit card receivables included in asset pool one will likely fluctuate daily as payments are received and new charges are made and we cannot guarantee the credit quality of credit card receivables, if any, which will be included in asset pool one. The servicer, on behalf of the issuer, will direct the reinvestment of collections on the assets in asset pool one over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets in asset pool one. In addition, there is no obligation on the part of a master trust which has a collateral certificate in the master owner trust to sell additional interests in that collateral certificate to the issuer. If the credit quality of the assets in asset pool one were to deteriorate your receipt of principal and interest payments may be reduced, delayed or accelerated. See "Source of Funds to Pay the Notes."

         Addition of credit card accounts to the master trusts may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

         The assets of First USA's master trusts, and therefore the assets allocable to the collateral certificates held by the issuer, change every day. First USA may choose, or may be required, to add credit card receivables to a master trust. The credit card accounts from which these credit card receivables arise may have different terms and conditions from the credit card accounts already designated for that master trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, credit card accounts purchased by First USA may be included as additional accounts if certain conditions are satisfied. Credit card accounts purchased by First USA will have been originated using the account originator's underwriting criteria, not those of First USA. The account originator's underwriting criteria may be more or less stringent than those of First USA. Also, additional credit card accounts may have been originated by First USA using credit criteria which are different from those which were applied by First USA to the current credit card accounts. We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for a master trust. If the credit quality of the assets in a master trust were to deteriorate and the master trust had transferred a collateral certificate to the master owner trust, your receipt of principal and interest payments may be reduced, delayed or accelerated. See "The First USA Master Trust--Addition of First USA Master Trust Assets."

         First USA may not be able to generate new credit card receivables or designate new credit card accounts to a master trust or the master owner trust or maintain or increase the size of a collateral certificate when required. This could result in an acceleration of or reduction in payments on your notes.

         The issuer's ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by First USA. We do not guarantee that new credit card receivables will be created, that any credit card receivables will be added to a master trust or the master owner trust, that the size of the collateral certificates or credit card receivables transferred to the master owner trust will be maintained or that credit card receivables will be repaid at a particular time or with a particular pattern.

         The master trust agreements provide that First USA must add additional credit card receivables to a master trust if the total amount of principal receivables in a master trust falls below specified percentages of the total invested amounts of investor certificates in such master trust. The trust agreement also provides that First USA must add additional credit card receivables to an asset pool in the master owner trust or increase a collateral certificate in such asset pool if the total amount of assets in the asset pool falls below certain levels. There is no guarantee that First USA will have enough credit card receivables to add to a master trust or to the master owner trust or that First USA will be able to increase a collateral certificate. If First USA does not make an addition of credit card receivables when it is required to do so by a master trust agreement, a pay out event will occur with respect to the collateral certificate. This could result in an acceleration of or reduction in payments on your notes. Additionally, if First USA does not make an addition of assets to the master owner trust when it is required to do so by the trust agreement, an early amortization event will occur, which will result in acceleration of or a reduction in payments on your notes. See "The First USA Master Trust--Addition of First USA Master Trust Assets," "--Pay Out Events" and "The Indenture--Early Amortization Events."

         First USA may change the terms of the credit card accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

         As owner of the credit card accounts, First USA retains the right to change various credit card account terms and conditions of those accounts, including finance charges and other fees it charges and the required minimum monthly payment. A pay out event for a collateral certificate or early amortization event for the notes could occur if First USA decreased the finance charges or fees it charges and such reduction resulted in a material decrease in the yield on the credit card receivables. In addition, First USA may change the terms of the accounts to maintain its competitive position in the credit card industry. Changes in the terms of the accounts may reduce (1) the amount of credit card receivables arising under the accounts, (2) the size of a collateral certificate, (3) the amount of collections on the credit card receivables or (4) payments under the collateral certificate, or may otherwise alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

         First USA has agreed that it will not change the terms of the accounts or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not cause a master trust pay out event or a master owner trust early amortization event to occur and takes the same action on its other substantially similar accounts, to the extent permitted by those accounts.

         First USA has no restrictions on its ability to change the terms of the credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause First USA to change credit card account terms.

         If First USA breaches representations and warranties relating to the credit card receivables, payments on your notes may be reduced.

         First USA, as transferor of the credit card receivables, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the credit card accounts in each master trust portfolio, and as to the perfection and priority of each master trust trustee's interests in the credit card receivables, First USA will make similar representations and warranties to the extent that credit card receivables are included as assets of the master owner trust. However, each master trust trustee does not and the master owner trust trustee - which is referred to in this prospectus as the "owner trustee" - will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

         If a representation or warranty relating to the credit card receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of First USA may claim rights to the master trust's assets, or to the extent credit card receivables are included as assets of the master owner trust, to the assets of the master owner trust. If a representation or warranty is violated, First USA may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under "The First USA Master Trust--Representations and Warranties" in this prospectus, First USA must accept reassignment of each credit card receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "The First USA Master Trust-- Representations and Warranties" in this prospectus.

         There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

         The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

         In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to resell those notes. This may affect the price you receive for the notes or your ability to resell the note. You should not purchase notes unless you understand and know you can bear the investment risks.

         If your notes are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

         If your notes are repaid early and this occurs at a time when prevailing interest rates are relatively low, you may not be able to reinvest your proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

         If the ratings of the notes are lowered or withdrawn, their market value could decrease.

         The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a note, which could be caused by an early amortization event or an event of default. See "The Indenture--Early Amortization Events" and "--Events of Default."

         The ratings of the notes are not a recommendation to buy, hold or sell the notes. The ratings of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the notes could decrease if the ratings are lowered or withdrawn.

         You may have limited or no ability to control actions under the indenture and any master trust agreement. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the scheduled principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

         Under the indenture, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all the notes. In the case of votes by a series of notes or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most classes of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

         Each collateral certificate will be an investor certificate under the applicable master trust agreement. Under each master trust agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to certain amendments to the applicable master trust agreement. In the case of votes, including a vote with regard to insolvency of a master trust, by holders of all of the investor certificates, the applicable collateral certificate will be deemed to have voted with the majority of the outstanding series of investor certificates. In the event an equal number of the investor certificates - without regard to the collateral certificate - vote in the positive and in the negative, the collateral certificate will be deemed to have voted in the negative. Consequently, the noteholders will not have the ability to determine whether and what actions should be taken but will be subject to the determination made by the holders of the other investor certificates of the applicable master trust. In addition, in the event that the collateral certificate is the only investor certificate remaining outstanding under a master trust, it will be deemed to have voted in the negative for any vote, including the sale, liquidation or disposition of the portion of the credit card receivables allocated to the collateral certificate.

         If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

         Your remedies may be limited if an event of default under your series, class or tranche of notes occurs. After an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuer account with respect to that series, class or tranche of notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal amounts and available finance charge collections will be deposited into the applicable issuer account and applied to make monthly principal and interest payments on those notes until the legal maturity date of those notes.

         However, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

         Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets in the applicable asset pool only under the limited circumstances as described in "The Indenture--Events of Default" and "Sources of Funds to Pay the Notes--Sale of Assets."

         However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or the holders of 662/3% of the outstanding dollar principal amount of the notes of the affected class or tranche direct the sale of a portion of the assets in the applicable asset pool, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining notes or if such sale occurs on the legal maturity date. However, if principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.

         Even if a sale of assets is permitted, there is no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.



                                  Glossary

         This prospectus uses defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 113 in this prospectus.


                                 The Issuer

         Bank One Issuance Trust, also called the "master owner trust," is the issuer of the notes. The issuer's principal offices are at [ ], in care of [ ], as owner trustee.

         First USA Bank, National Association is the originator of the master owner trust. First USA is also the originator of and the servicer for the First USA Credit Card Master Trust, which is referred to in this prospectus and in the accompanying prospectus supplement as the "First USA master trust." First USA is responsible for servicing, managing and making collections on the credit card receivables in the First USA master trust. In addition, First USA is also the originator of and the servicer for other master trusts which may issue collateral certificates to be held by the master owner trust.

         First USA will be the servicer for the master owner trust. As servicer, First USA will provide all administrative functions on behalf of the master owner trust and will also service any credit card receivables arising in a portfolio of consumer revolving credit card accounts owned by First USA or one of its affiliates which are added to the master owner trust.

         The issuer's activities are limited to:

         o acquiring and holding collateral certificates, credit card receivables and the other assets of the issuer and the proceeds from those assets;

         o    issuing notes;

         o    making payments on the notes; and

         o engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the master owner trust as a "qualifying special purpose entity" under existing accounting literature.

         The assets of the issuer will be separated into asset pools. The assets allocated to any series of notes will be those of a specified asset pool and will generally not include the assets in any other asset pool.

         As of the date of this prospectus the only designated asset pool is Asset Pool One; however, additional asset pools may be created in the future.

         The assets of the issuer which will be designated as belonging to Asset Pool One will initially consist primarily of:

        o     the First USA collateral certificate; and

        o     funds on deposit in the issuer accounts.

The assets of the issuer may also include:

         o additional collateral certificates issued by master trusts for which First USA or an affiliate acts as originator and servicer;

         o credit card receivables that arise in credit card accounts owned by First USA or by one of its affiliates transferred to the issuer;

         o with respect to some notes, the benefits of one or more derivative agreements, including interest rate or currency swaps; and

         o with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements or supplemental liquidity agreements.

         The issuer will establish a collection account for each asset pool to receive amounts payable from the assets of that asset pool, including amounts payable under any collateral certificates and collections on credit card receivables that may be held directly by the issuer and allocated to that asset pool. The issuer will also maintain an excess funding account for each asset pool and will retain available principal amounts that if otherwise paid to First USA, as transferor, would have resulted in the Transferor Interest being less than the Minimum Transferor Interest for that asset pool or the Pool Balance being less than the Minimum Pool Balance.

         Uniform Commercial Code financing statements will be filed to perfect the ownership or security interests of the issuer and the indenture trustee described herein.

         The issuer operates pursuant to a trust agreement between First
USA and [    ], as the owner trustee. The issuer does not have any officers or directors. Its sole beneficiary is First USA. As beneficiary, First USA will generally direct the actions of the issuer.

         First USA and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not (1) adversely affect in any material respect the interests of the noteholders or (2) significantly change the permitted activities of the issuer, as described in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

         In addition, if holders of not less than (a) in the case of a significant change in the permitted activities of the issuer which is not reasonably expected to have a material adverse effect on the noteholders, a majority and (b) in all other cases, 662/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, the trust agreement may also be amended for the purpose of (1) adding, changing or eliminating any provisions of the trust agreement or modifying the rights of those noteholders or (2) significantly changing the permitted activities of the issuer.

         In addition, a noteholder will not have any right to consent to any amendment to the trust agreement providing for a change in the beneficiary or other related amendments in connection with replacing First USA, as transferor under a master trust agreement, with a bankruptcy remote special purpose entity.

         See "The Indenture--Tax Opinions for Amendments" for additional conditions to amending the trust agreement.


                     First USA and BANK ONE CORPORATION

         First USA Bank, National Association, a national banking association located in Wilmington, Delaware, is a direct wholly-owned subsidiary of BANK ONE CORPORATION with its executive offices located at 201 North Walnut Street, Wilmington, Delaware 19801, telephone number (302) 594-4000.

         First USA is one of the nation's three largest issuers of VISA and MasterCard credit cards in the United States. First USA's revenues derive primarily from interest income and fees on its credit card accounts and interchange income. Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

         First USA offers a broad array of bankcard products to targeted segments of credit-worthy consumers. First USA's primary target market is experienced users of general purpose credit products. The strategy of First USA is to offer uniquely tailored individualized products to profitable consumer segments.

         First USA markets over 1,000 credit card products to customers throughout the United States. These products cover a range which includes standard card products, those that are identified and developed through data mining efforts, as well as products that are developed and marketed through partnership relationships. Such products include designs that are tailored to an individual's lifestyle, profession or interest; those that are built around affiliations, such as universities or fraternal organizations, co-brand relationships and programs with financial institutions and an upscale platinum card product.

         First USA's products feature low introductory interest rates, specific features and benefits, unique card design and individualized credit lines. First USA's strategy is to target customers through a carefully matched combination of pricing, credit analysis and packaging. Rates, fees, other features and credit lines offered vary depending on the profile of targeted prospect groups. First USA generally markets its products with low introductory and regular rates and no annual fee.

         In line with its product diversity, First USA has built and maintains a broad set of distribution channels. First USA is one of the leading direct mailers and telemarketers in the industry and manages a large active sales force to distribute its products via fairs, tradeshows and other events. First USA also markets its products through an array of Web sites and utilizes other direct response media channels for distribution.

         BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with Banc One Corporation.

         Through its banking and nonbank subsidiaries, BANK ONE provides domestic retail banking, finance and credit card services, worldwide commercial banking services and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Delaware, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin and in selected international markets. BANK ONE also engages in other businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

         BANK ONE CORPORATION's executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and its telephone number is (312) 732-4000.


                                 The Notes

         The following discussion and the discussions under "The Indenture" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplement.

         The following summaries describe certain provisions common to each series of notes.

General

         The notes will be issued in series. Each series of notes will be issued pursuant to the indenture and an indenture supplement, a copy of the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the issuer which will be in addition to the debt obligations of the issuer represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

         Each series of notes is expected to consist of multiple classes of notes. Some series, if so specified in the accompanying prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called tranches. Whenever a "class" of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

         The issuer may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no senior tranche of notes of a series may be issued unless a sufficient amount of subordinated notes of that series will be issued on that date or has previously been issued and is outstanding and available as subordination for such senior tranche of notes. See "--Required Subordinated Amount."

         The issuer may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

         Each series, class and tranche of notes will be designated as being secured by a specific asset pool. In addition, if so specified in the related prospectus supplement, the notes of a series may be included in one or more groups of series for purposes of sharing available principal amounts and available finance charge collections.

         The notes of each series have the right to the applicable noteholder percentage of all Finance Charge Collections, Principal
Collections and Default Amounts. The related prospectus supplement will specify the noteholder percentages with respect to Finance Charge Collections, Principal Collections and Default Amounts during any period. If the notes of a series offered by this prospectus include more than one class or tranche, the assets in an asset pool allocable to the notes of such series may be further allocated among each class or tranche in such series as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, the noteholders of a particular series, class or tranche of notes may also have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement. The noteholders of a particular series, class or tranche of notes may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each credit enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement.

         The issuer will pay principal of and interest on a series, class or tranche of notes solely from the portion of Available Finance Charge Collections and Available Principal Amounts which are allocable to that series, class or tranche of notes after giving effect to all allocations and reallocations, amounts in any issuer accounts relating to that series, class or tranche of notes, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche of notes. If those sources are not sufficient to pay the notes, those noteholders will have no recourse to any other assets of the issuer, First USA or any other person or entity for the payment of principal of or interest on those notes.

         A note is not a deposit and neither the notes nor any underlying collateral certificate or credit card receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

         Each note has a stated principal amount, an outstanding dollar principal amount and a Nominal Liquidation Amount.

         Stated Principal Amount

         The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder. It can be denominated in U.S. dollars or in a foreign currency.

         Outstanding Dollar Principal Amount

         For U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of the notes, as stated in the applicable prospectus supplement, less principal payments made to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of the notes, as stated in the applicable prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement. The outstanding dollar principal amount of a discount note will increase over time as principal accretes. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

         In addition, a note may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a
note is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note. The Adjusted Outstanding Dollar Principal Amount of any note will decrease as a result of each deposit into the principal funding subaccount for such note.

         Nominal Liquidation Amount

         The "Nominal Liquidation Amount" of a note is a U.S. dollar amount based on the initial outstanding dollar principal amount of that note minus some reductions - including reductions for reallocations of Available Principal Amounts, allocations of charge-offs for uncovered Default Amounts in the related asset pool and deposits in the principal funding subaccount for such note, plus increases described below.

         The Nominal Liquidation Amount of a note may be reduced as follows:

        o If Available Finance Charge Collections allocable to a series of notes are insufficient to fund the Default Amounts in that asset pool allocable to such series, the uncovered Default Amounts allocable to that series will result in a reduction of the Nominal Liquidation Amount of that series. Within each series, unless otherwise specified in the related prospectus supplement, subordinated classes of notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from uncovered Default Amounts allocable to that series before senior classes of notes.

              In a multiple tranche series, while these reductions will be initially allocated pro rata to each tranche of notes based on the Nominal Liquidation Amount used for that tranche of notes in the calculation of the Floating Allocation Percentage, they will then be reallocated to the subordinated classes of notes in that series in succession, beginning with the most subordinated classes. However, these reallocations will be made from senior notes to subordinated notes only to the extent that such senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the related prospectus supplement. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

        o If Available Principal Amounts are reallocated to pay interest on senior classes of notes, any shortfall in the payment of the servicing fees allocated to senior classes of notes or any other shortfall specified in the prospectus supplement for the notes, the Nominal Liquidation Amount of the subordinated notes of such series will be reduced by the amount of the reallocations. The amount of the reallocation of Available Principal Amounts will be applied to reduce the Nominal Liquidation Amount of the subordinated classes of notes in that series in succession, beginning with the most subordinated classes. However, Available Principal Amounts will be reallocated only to the extent that such senior classes of notes have not used all of their required subordinated amount. In addition, no Available Principal Amounts will be reallocated to pay interest on a senior class of notes or any portion of the servicing fees allocated to senior classes of notes if such reallocation would result in the reduction of the Nominal Liquidation Amount of such senior class of notes. For a multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of the related class based on the Nominal Liquidation Amount used for that tranche of notes in the calculation of the Floating Allocation Percentage.

         o The Nominal Liquidation Amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

         o The Nominal Liquidation Amount of a note will be reduced by the amount of payments of principal on that note.

         o Upon a sale of assets after the insolvency of First USA, an event of default and acceleration or on the legal maturity date of a note, the Nominal Liquidation Amount of such note will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets."

         There are two ways in which the Nominal Liquidation Amount of a note can be increased.

         o For discount notes, the Nominal Liquidation Amount will increase over time as principal accretes, to the extent that Available Finance Charge Collections are allocated for that purpose.

        o For all notes, the Nominal Liquidation Amount will increase if Available Finance Charge Collections are available to reimburse earlier reductions in the Nominal Liquidation Amount due to charge-offs for uncovered Default Amounts in that asset pool or from reallocations of Available Principal Amounts from subordinated classes to pay shortfalls of Available Finance Charge Collections. Within each series, the increases will be allocated first to the senior-most class of notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes of notes with a deficiency in their Nominal Liquidation Amount. In a multiple tranche series, the increases will be further allocated to each tranche of a class of notes pro rata based on the deficiency in the Nominal Liquidation Amount in each tranche.

         Available Finance Charge Collections allocated to the notes will be applied, as described in the accompanying prospectus supplement, to cover Default Amounts allocable to a series of notes. If sufficient Available Finance Charge Collections are available to cover these amounts, the Nominal Liquidation Amount of a series of notes will not be reduced. Available Finance Charge Collections allocated to the notes also will be applied, as described in the accompanying prospectus supplement, to reimburse earlier reductions in the Nominal Liquidation Amount of a series of notes for uncovered Default Amounts allocated to that series of notes or for reallocations of Available Principal Amounts from subordinated classes to pay interest on senior classes of notes or the portion of the servicing fees allocable to the senior classes of notes of the same series. Available Finance Charge Collections used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Available Principal Amounts. Available Principal Amounts not paid to or accumulated for the benefit of noteholders, or not reallocated as described above, may be reinvested in the assets of the master owner trust in order to maintain the Nominal Liquidation Amount of the notes.

         In most circumstances, the Nominal Liquidation Amount of a note, together with any accumulated Available Principal Amounts held in a principal funding subaccount, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Available Principal Amounts from that note to pay interest on senior classes of notes or the servicing fees allocable to senior classes of notes, or as a result of charge-offs for uncovered Default Amounts allocable to that note in that asset pool, there will be a deficit in the Nominal Liquidation Amount of that note. Unless that deficiency is reimbursed through the application of Available Finance Charge Collections, the stated principal amount of that note will not be paid in full. This means that if the Nominal Liquidation Amount of a class or tranche of notes has been reduced by charge-offs for uncovered Default Amounts in the asset pool allocable to that class or tranche or by reallocations of Available Principal Amounts to pay interest on senior classes of notes or the servicing fees allocable to senior classes of notes, the holders of notes with the reduced Nominal Liquidation Amount may receive less than the full stated principal amount of their notes. This occurs either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

         The Nominal Liquidation Amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount.

         The cumulative amount of reductions in the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs for uncovered Default Amounts in the asset pool allocable to that class or tranche of notes or due to the reallocation of Available Principal Amounts to pay interest on senior classes of notes or the portion of the servicing fees allocable to the senior classes of notes will be limited as described in the related prospectus supplement.

         Allocations of charge-offs for uncovered Default Amounts in an asset pool allocable to a class or tranche of notes and reallocations of Available Principal Amounts to pay interest on senior classes of notes or the portion of the servicing fees allocable to the senior classes of notes reduce the Nominal Liquidation Amount of outstanding notes only and do not affect notes that are issued after that time.

Interest

         Interest will accrue on the notes, except on discount notes, from the relevant issuance date at the applicable note rate, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed on the dates specified in the related prospectus supplement or, if the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding account pending distribution. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding subaccount. Interest payments or deposits will be funded from Available Finance Charge Collections allocated to the notes during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the accompanying prospectus supplement.

         For each issuance of fixed rate notes, we will designate in the related prospectus supplement the fixed rate of interest at which interest will accrue on those notes. For each issuance of floating rate notes, we will designate in the related prospectus supplement the interest rate index or other formula on which the interest is based.

         A discount note will be issued at a price lower than the stated principal amount payable on the scheduled principal payment date of that note. Until the scheduled principal payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in the assets of the relevant asset pool so long as an early amortization event or an event of default and acceleration has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a discount note after an event of default and acceleration or after its scheduled principal payment date.

         Each payment of interest on a note will include all interest accrued from the preceding interest payment date - or, for the first interest period, from the issuance date - through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement. We refer to each period during which interest accrues as an "interest period." Interest on a note will be due and payable on each interest payment date.

         If interest on a note is not paid within thirty-five (35) days after such interest is due, an event of default will occur with respect to that note. See "The Indenture--Events of Default."

Principal

         The timing of payment of principal of a note will be specified in the related prospectus supplement.

         Principal of a note may be paid later than its scheduled principal payment date if sufficient funds are not allocable from the asset pool or are not allocable to the series, class and tranche of notes to be paid. It is not an event of default if the principal of a note is not paid on its scheduled principal payment date. However, if the stated principal amount of a note is not paid in full by its legal maturity date, an event of default will occur with respect to that note.
See "The Indenture--Events of Default."

         Principal of a note may be paid earlier than its scheduled principal payment date if an optional redemption, early amortization event or an event of default and acceleration occurs. See "The Indenture--Early Amortization Events" and "--Events of Default."

         See "Risk Factors" for a discussion of factors that may affect the timing of principal payments on the notes.

Subordination of Interest and Principal

         Interest and principal payments on subordinated classes of notes of a series will be subordinated as described in the related prospectus supplement.

         Available Principal Amounts may be reallocated to pay interest on senior classes of notes or the servicing fees allocable to senior classes of notes of that series. In addition, unless otherwise indicated in the related prospectus supplement, subordinated classes of notes bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs for uncovered Default Amounts in the asset pool before senior classes of notes. In a multiple tranche series, charge-offs for uncovered Default Amounts allocated to that series are generally allocated first to each class of the series and then reallocated to the subordinated classes of such series, reducing the Nominal Liquidation Amount of such subordinated classes to the extent credit enhancement in the form of subordination is still available for the senior classes. See "--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount."

Required Subordinated Amount

          The required subordinated amount of a senior class or tranche of notes is the amount of a subordinated class of notes that is required to be outstanding and available to provide subordination for that senior class or tranche of notes on the date when the senior class or tranche of notes is issued. This amount will be specified in the applicable prospectus supplement. No notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement. The required subordinated amount is also used, in conjunction with the consumption of enhancement called usage, to determine whether a subordinated class or tranche of a multiple tranche series may be repaid before its legal maturity date while senior classes of notes of that series are outstanding.

Redemption and Early Amortization of Notes

         If so specified in the accompanying prospectus supplement, First USA, so long as First USA is the servicer of the master owner trust or an affiliate of the servicer, may, at its option, redeem the notes of any series, class or tranche of notes before its scheduled principal payment date at any time when the outstanding principal amount of the noteholders' interest in such series, class or tranche of notes is less than or equal to 5% of such series, class or tranche's highest outstanding dollar principal amount. The accompanying prospectus supplement will indicate at what times and under what conditions First USA may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. First USA will give notice to holders of the affected notes before any optional redemption date.

         If so specified in the accompanying prospectus supplement, a noteholder may, at its option, require the issuer to redeem notes before the scheduled principal payment date. The accompanying prospectus supplement will indicate at what times and under what conditions a noteholder may exercise that right to require redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

         In addition, if an early amortization event occurs with respect to any series, class or tranche of notes, the issuer will be required to repay each series, class or tranche of the affected notes before the scheduled principal payment date of that series, class or tranche of notes. The issuer will give notice to holders of the affected notes before an early amortization date. See "The Indenture--Early Amortization Events" for a description of the early amortization events and their consequences to noteholders.

         Whenever the issuer repays a series, class or tranche of notes, it will do so only to the extent of Available Finance Charge Collections and Available Principal Amounts - including any amounts received under any derivative agreement, any amounts received under any supplemental credit enhancement agreement, any amounts received under any supplemental liquidity agreement and any amounts in the issuer accounts not included in Available Finance Charge Collections and Available Principal Amounts - allocated to that series, class or tranche of notes, and only to the extent that the notes to be redeemed or repaid are not necessary to provide required subordination for senior classes of notes. A noteholder will have no claim against the issuer if the issuer fails to make a required redemption or repayment of notes before the legal maturity date because no funds are available for that purpose or because the notes to be redeemed or repaid are required to provide subordination for senior classes of notes. The failure to redeem or repay before the legal maturity date under these circumstances will not be an event of default.

Final Payment of the Notes

         Noteholders will generally not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche of notes, or in the case of foreign currency notes, any amount received by the issuer under a derivative agreement with respect to principal.

         Following the insolvency of First USA, following an event of default and acceleration or on the legal maturity date of a series, class or tranche of notes, assets directly or indirectly in the relevant asset pool in an aggregate amount not to exceed 105% of the Nominal Liquidation Amount, plus any accrued, past due and additional interest, of the related series, class or tranche will be sold. The proceeds of such sale will be applied to the extent available to pay the outstanding principal amount of, plus any accrued, past due and additional interest on, those notes on the date of the sale.

         A series, class or tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

         o the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on those notes;

         o the date on which the outstanding dollar principal amount of the notes is reduced to zero and all accrued, past due and additional interest on those notes is paid in full; or

         o the date on which a sale of assets has taken place with respect to such notes, as described in "Sources of Funds to Pay the Notes--Sale of Assets."

Issuances of New Series, Classes and Tranches of Notes

         Unless otherwise specified in the accompanying prospectus supplement, the issuer may issue new notes of any series, class or tranche only if the conditions of issuance are met or waived as described below. These conditions include:

         o on or prior to the date that the new issuance is to occur the issuer gives the indenture trustee and each rating agency written notice of the issuance;

         o on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency a certificate to the effect that:

              - the issuer reasonably believes that the new issuance will not at the time of its occurrence (1) cause an early amortization event or event of default and acceleration with respect to any note then outstanding, (2) adversely affect the amount of funds available to be distributed to noteholders of any series or (3) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

              - all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

              - the form and terms of the notes have been established in conformity with the provisions of the indenture; and

              - the issuer will have satisfied such other matters as the indenture trustee may reasonably request;

         o the issuer delivers to the indenture trustee and each rating agency an opinion of counsel - which may be from internal counsel to the issuer - that all laws and requirements with respect to the execution and delivery by the issuer of the notes have been complied with, the issuer has the power and authority to issue the notes, and the notes have been duly authorized and delivered by the issuer, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuer enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture equally and ratably with all other notes, if any, of such series, class or tranche outstanding subject to the terms of the indenture, each indenture supplement and each terms document;

         o the issuer delivers to the indenture trustee and each rating agency an opinion of counsel that for federal income tax purposes (1) the new issuance will not adversely affect the tax characterization of the notes of any outstanding series, class or tranche of notes as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the issuer will not be an association, or publicly traded partnership, taxable as a corporation, and (4) except as provided in the related indenture supplement following the new issuance of a series, class or tranche of notes, the newly issued series, class or tranche of notes will be properly characterized as debt for federal income tax purposes;

         o the issuer delivers to the indenture trustee an indenture supplement and terms document relating to the applicable series, class and tranche of notes;

         o the provisions governing required subordination amounts are satisfied; and

         o any other conditions specified in the accompanying prospectus supplement are satisfied.

         If the issuer obtains approval from each rating agency that has rated any outstanding notes, then any or all of the conditions described above may be waived.

         The issuer and the indenture trustee are not required to permit any prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche of notes to issue any additional notes of any series, class or tranche.

         There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple issuance series, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the issuer will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the issuer will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to the interest funding subaccount and the principal funding subaccount will be increased proportionately to reflect the principal amount of the additional notes.

         When issued, the additional notes of a tranche will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement applicable to such notes as the other outstanding notes of that tranche without preference, priority or distinction.

Payments on Notes; Paying Agent

         The notes offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "--Book-Entry Notes" unless the stated principal amount of the notes is denominated in a foreign currency.

         The issuer, the indenture trustee and any agent of the issuer or the indenture trustees will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

         The issuer will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

         The issuer has designated the corporate trust office of [ ] as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in a supplement to this prospectus. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain a paying agent in each place of payment for a series, class or tranche of notes.

         After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuer. After funds are repaid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

Denominations

         The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

         The record date for payment of the notes will be the last day of the month before the related payment date.

Governing Law

         The laws of the State of Delaware will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

         The notes offered by this prospectus will be delivered in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "--Book-Entry Notes."

         A holder of notes may exchange those notes for other notes of the same class and tranche of any authorized denominations and of the same aggregate stated principal amount and tenor.

         Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

         The issuer has appointed [   ] as the note registrar for the notes.
The issuer also may at any time designate additional transfer agents for any series, class or tranche of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuer will be required to maintain a transfer agent in each place of payment for a series, class or tranche of notes.

         The related prospectus supplement may state that application will be made to list your series, class or tranche of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Notes

         The notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described under "--Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

         Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

         The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

         Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system - such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee - or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking, societe anonyme, or through Euroclear Bank S.A/N.V., as operator of the Euroclear system.

         Because DTC will be the only registered owner of the global notes, Clearstream Banking, societe anonyme and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

         As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

         o the ownership interests of its participants, including the U.S. depositories; and

         o all transfers of ownership interests between its participants.

         The participants and indirect participants, in turn, will maintain records showing:

         o the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

         o    all transfers between these persons.

         Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

         The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

         Unless definitive notes, that is, notes in physical form, are issued to the beneficial owners as described under "--Definitive Notes," all references to "holders" of notes means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

         Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

         Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking, societe anonyme or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

         Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

         Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

The Depository Trust Company

         DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream Banking, societe anonyme

         Clearstream Banking, societe anonyme is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream Banking, societe anonyme holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking, societe anonyme provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking, societe anonyme also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking, societe anonyme has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking, societe anonyme and Euroclear. Clearstream Banking, societe anonyme currently accepts over 110,000 securities issues on its books.

         Clearstream Banking, societe anonyme customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking, societe anonyme U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking, societe anonyme has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking, societe anonyme is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking, societe anonyme.

Euroclear System

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A/N.V. as the Euroclear operator. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         This information about DTC, Clearstream Banking, societe anonyme and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

         The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuer's paying agent, [ ], at the office of the paying agent that the issuer designates for that purpose.

         In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

         Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

         Distributions on book-entry notes held beneficially through Clearstream Banking, societe anonyme will be credited to cash accounts of Clearstream Banking, societe anonyme participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

         Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

         In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

         Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, societe anonyme participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking, societe anonyme and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking, societe anonyme or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking, societe anonyme participants and Euroclear participants may not deliver instructions directly to DTC.

         Because of time-zone differences, credits to notes received in Clearstream Banking, societe anonyme or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking, societe anonyme participants on that Business Day. Cash received in Clearstream Banking, societe anonyme or Euroclear as a result of sales of notes by or through a Clearstream Banking, societe anonyme participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking, societe anonyme or Euroclear cash account only as of the Business Day following settlement in DTC.

         Although DTC, Clearstream Banking, societe anonyme and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking, societe anonyme and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

         Beneficial owners of book-entry notes may exchange those notes for physical form or definitive notes registered in their name only if:

         o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuer is unable to find a qualified replacement for DTC;

         o the issuer, in its sole discretion, elects to terminate the book-entry system through DTC; or

         o any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

         If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Afterward, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

Replacement of Notes

         The issuer will replace at the expense of the holder any mutilated notes upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued.

                     Sources of Funds to Pay the Notes

General

         The issuer's primary assets will consist of one or more collateral certificates issued by credit card master trusts for which First USA or an affiliate acts as originator and servicer under the applicable master trust agreement. Each collateral certificate will represent an undivided interest in the assets of the applicable master trust. Each master trust's assets consist primarily of credit card receivables arising in a portfolio of consumer revolving credit card accounts owned by First USA or one of its affiliates. In addition to collateral certificates issued by the master trusts for which First USA or an affiliate acts as originator and servicer, the assets of the issuer may include credit card receivables that arise in credit card accounts owned by First USA or by one of its affiliates, derivative agreements, supplemental credit enhancement agreements, supplemental liquidity agreements and issuer accounts.

         As of the initial issuance date, the issuer will own a collateral certificate issued by the First USA master trust, referred to herein as the "First USA collateral certificate". For a description of the First USA collateral certificate, see "--The First USA Collateral Certificate." For a description of the First USA master trust, see "The First USA Master Trust."

         Each collateral certificate and credit card receivable transferred to the master owner trust will be designated as belonging to a specified asset pool. Payment of principal of and interest on each series of notes will be secured primarily by the assets designated to a particular asset pool. As of the date of this prospectus, the only designated asset pool is Asset Pool One; however, additional asset pools may be created in the future. The First USA collateral certificate is included in Asset Pool
One.

         The composition of the assets in the master owner trust will likely change over time due to:

         o the issuer's ability to increase and decrease the size of the First USA collateral certificate;

         o the issuer's ability to add additional collateral certificates and to increase and decrease the size of those collateral certificates;

         o changes in the composition of the credit card receivables in the master trusts or in the master owner trust, as applicable, as additional credit card receivables are created, existing credit card receivables are paid off or charged-off, new accounts and credit card receivables are added and existing credit card receivables and accounts are removed; and

         o the occurrence of a pay out event with respect to a collateral certificate.

         First USA can increase a collateral certificate in order to accommodate the issuance of new notes or solely to increase the size of the Transferor Interest for the applicable asset pool. If there are multiple collateral certificates and credit card receivables in an asset pool, First USA can choose to increase one, all or any combination thereof in any amount. Any increase in one collateral certificate without a corresponding increase in the other collateral certificates or credit card receivables in an asset pool will result in a change in the composition of that asset pool. Alternatively, principal payments received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account for the benefit of a series of notes, need not be reinvested in that collateral certificate. For example, these payments can instead be reinvested in another collateral certificate or directly in credit card receivables or paid to First USA, thereby resulting in a shift in the composition of the asset pool. Any principal payments received under a collateral certificate which are not reinvested in that collateral certificate, either because they are allocated to noteholders for deposit to a principal funding account or reinvested in another collateral certificate or credit card receivables in the asset pool or paid to First USA will decrease the size of such collateral certificate. In addition, each collateral certificate is subject to its own pay out events under the terms of the applicable master trust agreement. The occurrence of a pay out event with respect to a collateral certificate will result in the commencement of the Collateral Certificate Amortization Period. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate in the asset pool or directly in credit card receivables in that asset pool.

         The following discussion pertains to the First USA collateral certificate, which, is currently the only collateral certificate in Asset Pool One. However, as indicated above, the composition of Asset Pool One is expected to change over time, and additional collateral certificates, as well as credit card receivables may be added to Asset Pool One in the future. In the event additional collateral certificates or credit card receivables are added to Asset Pool One, the pertinent characteristic of the collateral certificates or credit card receivables added will be described in each applicable prospectus supplement.

The First USA Collateral Certificate

         As of the date of this prospectus, the primary source of funds for the payment of principal of and interest on the notes secured by Asset Pool One is the First USA collateral certificate issued by the First USA master trust to the issuer. The following discussion and certain discussions in the related prospectus supplement summarize the material terms of the First USA collateral certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the First USA master trust agreement and the First USA collateral certificate. For a description of the First USA master trust and its assets, see "The First USA Master Trust." The First USA collateral certificate is the only collateral certificate issued pursuant to Series 2001-[o ].

         The First USA collateral certificate represents an undivided interest in the assets of the First USA master trust. The assets of the First USA master trust consist primarily of credit card receivables arising in selected MasterCard and VISA revolving credit card accounts that have been transferred by First USA. The amount of credit card receivables in the First USA master trust will fluctuate from day to day as new credit card receivables are generated or added to or removed from the First USA master trust and as other credit card receivables are collected, charged off as uncollectible, or otherwise adjusted.

         The First USA collateral certificate has no specified interest rate. The issuer, as holder of the First USA collateral certificate, is entitled to receive its allocable share of First USA Master Trust Default Amounts, First USA Master Trust Finance Charge Collections and First USA Master Trust Principal Collections payable by the First USA master trust.

         Finance charge receivables are (1) all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, and some other fees designated by First USA and (2) discount receivables, as a proxy for interchange, resulting from a percentage - initially 1.3% - of amounts charged for merchandise and services and cash advances that are treated as finance charge collections. Principal receivables are amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all amounts billed to cardholder on the credit card accounts, but reduced by discount receivables.

         Each month, the First USA master trust will allocate First USA Master Trust Default Amounts, First USA Master Trust Finance Charge Collections and First USA Master Trust Principal Collections to the investor certificates outstanding under the First USA master trust, including the First USA collateral certificate.

         Allocations of First USA Master Trust Default Amounts, First USA Master Trust Finance Charge Collections and First USA Master Trust Principal Collections are made pro rata among (1) each series of investor certificates issued by the First USA master trust, including the First USA collateral certificate, based on each investor certificate's respective Invested Amount, as may be adjusted for any increases or decreases due to payment of principal or reductions of the Invested Amount resulting from charge-offs on uncovered First USA Master Trust Default Amounts or reallocated First USA Master Trust Principal Collections, (2) First USA, as the transferor, based on the First USA Master Trust Transferor Interest and
(3) in certain circumstances, the interest of certain credit enhancement providers.

         The First USA collateral certificate has a fluctuating Invested Amount that can be increased if the master owner trust issues new series, classes or tranches of notes or increases the size of the Asset Pool One Transferor Interest, or decreased as principal is paid on the First USA collateral certificate and amounts available to Asset Pool One are not used by the holder of the Asset Pool One Transferor Interest on behalf of the issuer to reinvest in the First USA collateral certificate. The Invested Amount of the First USA collateral certificate will also decrease as defaults are allocated to the First USA collateral certificate and these defaults are not covered by allocations of First USA Master Trust Finance Charge Collections to the First USA collateral certificate.

         The Invested Amount of the First USA collateral certificate as of the last day of any month will equal:

o the Invested Amount as of the last day of the prior month, provided, however, with respect to the first month, such amount will be the initial outstanding dollar principal amount of the First USA collateral certificate; minus

o First USA Master Trust Principal Collections allocable to the First USA collateral certificate during that month; minus

o the First USA Master Trust Default Amount allocable to the First USA collateral certificate for that month; plus

o the amount of Principal Collections and Default Amounts received in Asset Pool One during that month which are reinvested in the First USA collateral certificate for such month; plus

o the amounts of any additional investment in the First USA collateral certificate for that month.

         First USA Master Trust Principal Collections allocable to the First USA collateral certificate and First USA Master Trust Default Amounts allocable to the First USA collateral certificate will only reduce the Invested Amount of the First USA collateral certificate if the issuer does not reinvest in the First USA collateral certificate in an amount at least equal to the amount of such reductions. The Invested Amount of the First USA collateral certificate may also be increased on any Business Day if the issuer issues a new series, class or tranche of notes and uses such proceeds to increase the Invested Amount or the transferor makes an additional investment in the First USA collateral certificate to increase the Asset Pool One Transferor Interest.

         The Invested Amount of each other series of investor certificates issued by the First USA master trust generally will equal the stated dollar amount of the investor certificates issued to investors in that series, minus (A) unreimbursed charge-offs for uncovered First USA Master Trust Default Amounts in the First USA master trust allocable to those investors,
(B) reallocations of First USA Master Trust Principal Collections allocated to the series to cover certain shortfalls in First USA Master Trust Finance Charge Collections for such series and (C) First USA Master Trust Principal Collections deposited to a First USA master trust principal funding account or made to those investors.

         The First USA Master Trust Transferor Interest, which is owned by First USA, represents the interest in the principal receivables in the First USA master trust not represented by any other First USA master trust series of investor certificates, including the First USA collateral certificate.

         For all investor certificates, with the exception of the First USA collateral certificate, First USA Master Trust Principal Collections are allocated similarly to the allocation of First USA Master Trust Finance Charge Collections when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, First USA Master Trust Principal Collections are allocated differently when principal amounts are needed to be deposited into the First USA master trust principal funding accounts for other series or paid to the First USA master trust investors. When the principal amount of a First USA master trust investor certificate, other than the First USA collateral certificate, begins to accumulate or amortize, First USA Master Trust Principal Collections continue to be allocated to the investor certificate as if the Invested Amount of that investor certificate had not been reduced by First USA Master Trust Principal Collections deposited to a First USA master trust principal funding account or paid to First USA master trust investors. During this time of accumulation or amortization, allocations of First USA Master Trust Principal Collections to the investors in a series of investor certificates issued by the First USA master trust, other than the First USA collateral certificate, are based on the Invested Amount of that series "fixed" at the time immediately before the first deposit of First USA Master Trust Principal Collections into a principal funding account or the time immediately before the first payment of First USA Master Trust Principal Collections to investors of that series.

         The First USA collateral certificate is allocated First USA Master Trust Principal Collections depending upon whether it is in a Collateral Certificate Revolving Period or a Collateral Certificate Amortization Period. During a Collateral Certificate Revolving Period, First USA Master Trust Principal Collections are allocated to the First USA collateral certificate in a manner similar to the allocation of First USA Master Trust Finance Charge Collections. During a Collateral Certificate Amortization Period, First USA Master Trust Principal Collections are allocated based on the Invested Amount of the First USA collateral certificate on the last day of the most recent Collateral Certificate Revolving Period. It is expected that the First USA collateral certificate will have more than one Collateral Certificate Revolving Period and Collateral Certificate Amortization Period. For a description of pay out events that will cause the First USA collateral certificate to enter a Collateral Certificate Amortization Period see "The First USA Master Trust--Pay Out Events."

         For a detailed description of the percentage used by the servicer in allocating to the First USA collateral certificate First USA Master Trust Finance Charge Collections, First USA Master Trust Default Amounts and First USA Master Trust Principal Collections during the Collateral Certificate Revolving Period, see the definition of "First USA Collateral Certificate Floating Allocation Percentage" in the glossary. For a detailed description of the percentage used in allocating First USA Master Trust Principal Collections to the First USA collateral certificate during the Collateral Certificate Amortization Period, see the definition of "First USA Collateral Certificate Principal Allocation Percentage" in the glossary.

         For a detailed description of the application of collections and allocation of defaults by the First USA master trust, see "The First USA Master Trust--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

         The occurrence of a pay out event with respect to the First USA collateral certificate will result in the commencement of the Collateral Certificate Amortization Period. The payments made upon the occurrence of a pay out event for the First USA collateral certificate may be reinvested in another collateral certificate in Asset Pool One or directly in credit card receivables eligible for Asset Pool One.

Deposit and Application of Funds in the Master Owner Trust

         For each asset pool, the issuer will allocate among the noteholders of each series and First USA, as holder of the Transferor Interest for such asset pool, all Principal Collections, Finance Charge Collections and Default Amounts received on all assets included in that asset pool based on a varying percentage called the "Noteholder Percentage." The Noteholder Percentage for each series of notes will be specified in the accompanying prospectus supplement. The issuer will make each allocation by reference to the applicable Noteholder Percentage of each series of notes in an asset pool and the Transferor Percentage for that asset pool. Finance Charge Collections allocated to the noteholders will be treated as Available Finance Charge Collections and will be applied in accordance with the accompanying prospectus supplement. Principal Collections allocated to the noteholders will be treated as Available Principal Amounts and will be applied in accordance with the accompanying prospectus supplement.

         If Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, and any series of notes has excess Available Principal Amounts remaining after its application of its allocation as described above, then any such excess will be applied to each other series of notes in that series' principal sharing group, to the extent such series still needs to cover a monthly principal payment, pro rata based on principal shortfalls for each series in that series' principal sharing group.

         In the case of a series of notes having more than one class or tranche, Available Principal Amounts and Available Finance Charge
Collections allocated to that series will be further allocated and applied to each class or tranche in the manner and order of priority described in the accompanying prospectus supplement.

         Upon a sale of assets, or interests therein, following an insolvency of First USA, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes, as described in the accompanying prospectus supplement, the portion of the Nominal Liquidation Amount related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of Finance Charge Collections or Principal Collections from the First USA master trust or any allocations of Available Finance Charge Collections or Available Principal Amounts from the issuer. For a discussion on how assets are selected for sale if multiple assets exist, see "--Sale of Assets" in this prospectus.

Transferor Interest

         The Transferor Interest for each asset pool will be held by First USA or an affiliate. The Transferor Interest may be transferred by the holder in whole or in part subject to certain limitations and conditions described in the indenture and indenture supplement. The Transferor Interest for each asset pool may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a transferor certificate.

         The amount of the Transferor Interest will fluctuate to reflect the changes in the aggregate Invested Amount of the collateral certificates and the amount of the principal receivables in the asset pool. As a result, the Transferor Interest of an asset pool will generally increase if there are reductions in the Nominal Liquidation Amount of a note due to payments of principal on such note or a deposit to the principal funding account with respect to that note or an increase in the Invested Amount of a collateral certificate in that asset pool without a corresponding increase in the Nominal Liquidation Amount of notes secured by such asset pool. The Transferor Interest will also fluctuate to reflect the changes in the amount of the principal receivables in the asset pool. The Transferor Interest will generally decrease as a result of the issuance of a new series, class or tranche of notes by the master owner trust which are to be secured by that asset pool, assuming that there is not a corresponding increase in the size of the asset pool.

         Each asset pool will have its own Minimum Transferor Interest requirement. The Minimum Transferor Interest for an asset pool will generally equal a designated percentage of the amount of the principal receivables in that asset pool. The designated Asset Pool One Minimum Transferor Interest Percentage is [ ]%.

         If the Transferor Interest for an asset pool is less than the Minimum Transferor Interest, for that asset pool First USA will be required to add additional assets to that asset pool. If First USA is unable to add additional assets when required to do so an early amortization event will occur with respect to the notes secured by that asset pool.

Minimum Pool Balance

         The "Pool Balance" of an asset pool is comprised of (1) the outstanding invested amount of the collateral certificates designated for inclusion in the asset pool plus (2) the amount of the principal receivables designated for inclusion in the asset pool plus (3) the amount deposited to the excess funding account.

         In addition to the Minimum Transferor Interest requirement, each asset pool, including Asset Pool One, will have its own Minimum Pool Balance. The Minimum Pool Balance for an asset pool will generally be equal to the aggregate initial dollar principal amount of all outstanding notes, adjusted for any increases associated with the issuance of additional notes, secured by the asset pool.

         The Asset Pool One Minimum Pool Balance is equal to the aggregate initial dollar principal amount of all outstanding notes secured by Asset Pool One, adjusted for any increases associated with the issuance of additional notes, secured by Asset Pool One.

         If the Pool Balance of an asset pool is less than the Minimum Pool Balance for that asset pool, First USA will be required to add additional assets to that asset pool. If First USA is unable to add additional assets when required to do so an early amortization event will occur with respect to the notes secured by that asset pool.

Issuer Accounts

         The issuer will establish accounts for each asset pool. In connection with Asset Pool One, the issuer has established a collection account for the purpose of receiving amounts payable under the First USA collateral certificate and amounts payable under the other assets owned by Asset Pool One, including additional collateral certificates that may be transferred at a later date or collections on credit card receivables that may be held directly by the issuer and allocated to Asset Pool One.

         The issuer has also established an excess funding account for Asset Pool One for the purpose of depositing Principal Collections allocated to Asset Pool One that would otherwise be paid to First USA, as holder of the Asset Pool One Transferor Interest, at a time when payments of such Principal Collections to First USA would cause the Asset Pool One Transferor Interest to be less than the Asset Pool One Minimum Transferor Interest or the Pool Balance for Asset Pool One to be less than the Asset Pool One Minimum Pool Balance.

         If so specified in the accompanying prospectus supplement, the issuer may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series, class or tranche of notes for the benefit of the related noteholders.

         The supplemental accounts described in this section are referred to as issuer accounts. Issuer accounts are Qualified Accounts and amounts maintained in issuer accounts may only be invested in Permitted
Investments.

Derivative Agreements

         Some notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer's payments to them, to the extent required under the derivative agreements. Payments received under derivative agreements with respect to interest payments on dollar notes in a series, class or tranche will generally be treated as Available Finance Charge Collections for such series, class or tranche. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement. First USA or any of its affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

         Some notes secured by Asset Pool One may have the benefit of one or more additional forms of credit enhancement agreements - referred to herein as "supplemental credit enhancement agreements" - such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes secured by Asset Pool One may have the benefit of one or more forms of supplemental liquidity agreements - referred to herein as "supplemental liquidity agreements" - such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement for a series, class or tranche of notes. First USA or any of its affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Assets

         In addition to a sale of assets following an insolvency of First USA, if a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, the issuer or a master trust may sell assets, or interests therein, if the conditions described in "The Indenture--Events of Default" and "--Events of Default Remedies" are satisfied, and with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior classes of notes of the same series. This sale will take place at the option of the indenture trustee or at the direction of the holders of 662/3% of the outstanding dollar principal amount of the notes of that series, class or tranche.

         Any sale of assets for a subordinated tranche of notes in a multiple tranche series may be delayed for such tranche if such repayment would result in insufficient enhancement being available for the senior classes of notes of the same series until (1) the senior classes of notes are prefunded, (2) enough senior classes of notes are repaid, or (3) new subordinated notes have been issued, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

         If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such sale will be immediately paid to the noteholders of the related tranche.

         The amount of assets sold will be up to 105% of the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the related notes. The Nominal Liquidation Amount of such notes will be automatically reduced to zero upon such sale. No more Available Principal Amounts or Available Finance Charge Collections will be allocated to those notes. Noteholders will receive the proceeds of such sale in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, such notes. These notes are no longer outstanding under the indenture once the sale occurs.

         After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of assets or because the sale price for the assets was less than the outstanding dollar principal amount and accrued, past due and additional interest. Unless otherwise specified in the accompanying prospectus supplement, these types of deficiencies will not be reimbursed.

Limited Recourse to the Issuer; Security for the Notes

         Only the portion of Available Finance Charge Collections and Available Principal Amounts allocable to a series, class or tranche of notes - after giving effect to all allocations and reallocations, funds on deposit in the applicable issuer accounts, any applicable derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement, to the extent amounts payable under the derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are not then included in Available Finance Charge Collections and Available Principal Amounts, and proceeds from the sale of assets - will provide the source of payment for principal of or interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool, or any other person or entity for the payment of principal of and interest on the notes.

         The notes supported by an asset pool are secured by a shared security interest in the assets of that asset pool, including the collection account and the excess funding account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series, class or tranche of notes is also secured by any applicable derivative agreement, any supplemental credit enhancement agreement and any supplemental liquidity agreement.


                               The Indenture

         The notes will be issued pursuant to the terms of the indenture and the indenture supplement. The following discussion and the discussions under "The Notes" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplement.



Indenture Trustee

         [              ] is the trustee under the indenture for the notes.
Its principal corporate trust office is located at [               ].

         The indenture trustee may resign at any time. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

         The issuer, First USA or any of their affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuer Covenants

         The issuer will not, among other things:

         o claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law,

         o    voluntarily dissolve or liquidate, or

         o permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof or (C) the lien of the indenture not to constitute a valid first priority security interest in the assets of the issuer.

         The issuer may not engage in any activity other than the activities described in "The Issuer" in this prospectus. The issuer will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

         The issuer also covenants that if:

         o the issuer defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of thirty-five (35) days following the date on which such interest became due and payable, or

         o the issuer defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

         o with respect to any series, class or tranches of notes that benefits from a derivative agreement to which the issuer is a party, the issuer defaults in any of its obligations under the applicable derivative agreement; or

         o with respect to any series, class or tranches of notes that benefits under any supple mental credit enhancement agreement or supplemental liquidity agreement to which the issuer is a party, the issuer defaults in any of its obligations under the applicable supplemental credit enhancement agreement or supplemental liquidity agreement;

and any such default continues beyond any specified period of grace provided with respect to such series, class or tranche of notes, the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the related prospectus supplement, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, at such rate or rates described in the related prospectus supplement. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Events of Default

         Events of default include the following:

         o the issuer's failure, for a period of thirty-five (35) days, to pay interest on the notes of any series, class or tranche when such interest becomes due and payable;

         o the issuer's failure to pay the stated principal amount of the notes of any series, class or tranche on their applicable legal maturity date;

         o the issuer's default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of sixty (60) days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the sixty (60) day period;

         o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuer; and

         o with respect to any series, class or tranche, any additional events of default specified in the prospectus supplement relating to the series, class or tranche.

         Failure to pay the full stated principal amount of a note on its scheduled principal payment date will not constitute an event of default. An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

         It is not an event of default if the issuer fails to redeem a note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for a senior class of notes.

Events of Default Remedies

         The occurrence of some events of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series, class or tranche, either the indenture trustee or the holders of more than 662/3% of the outstanding dollar principal amount of the notes of that series, class or tranche may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of 662/3% of the outstanding dollar principal amount of notes of that series, class or tranche.

         If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of 662/3% of the outstanding dollar principal amount of notes of that series, class or tranche at any time thereafter will, direct First USA to sell assets in an amount up to the Nominal Liquidation Amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in "Sources of Funds to Pay the Notes--Sale of Assets," but only if at least one of the following conditions is met:

         o the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series, class or tranche of notes consent; or

         o the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement and supplemental liquidity agreement, would be sufficient to pay all outstanding amounts due on the accelerated series, class or tranche of notes; or

         o if the indenture trustee determines that the funds to be allocated to the accelerated series, class or tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the holders of not less than 662/3% of the aggregate outstanding principal dollar amount of notes of the accelerated series, class or tranche, as applicable, consent to the sale.

         In addition, a sale of assets following an event of default and acceleration of a subordinated tranche of notes of a multiple tranche series may be delayed as described under "Sources of Funds to Pay the Notes--Sale of Assets" if the payment is not permitted by the subordination provisions of the senior notes of the same series.

         If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, assets will automatically be sold on that date, as described in "Sources of Funds to Pay the Notes--Sale of Assets."

         Any money or other property collected by the indenture trustee with respect to a series, class or tranche of notes in connection with a sale of assets following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

         o first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture, reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture, or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the issuer;

         o second, to pay the amounts of interest and principal then due and unpaid plus, any accrued, past due and additional interest on the notes of that series, class or tranche;

         o third, to pay to any servicing fees owed to the servicer and any other fees or expenses then owing for that series, class or tranche; and

        o     fourth, any remaining amounts will be paid to the issuer.

         If a sale of assets does not take place following an acceleration of a series, class or tranche of notes, then:

         o The issuer will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

         o Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by the issuer and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

         o If the accelerated notes are a subordinated tranche of notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated subordinated tranche, prefunding of the senior classes of that series will begin, as provided in the applicable indenture supplement. Afterward, payment will be made to the extent provided in the applicable indenture supplement.

         o On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will direct the sale of assets as provided in the applicable indenture supplement.

         The holders of 662/3% of the outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note.

         Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

         The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer, First USA, the First USA master trust or any other master trust for which First USA or an affiliate is transferor and servicer, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Early Amortization Events

         The issuer is required to repay, to the extent that funds are available for such repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior classes of notes of the same series, the principal of each affected series, class or tranche of notes upon the occurrence of an early amortization event. Early amortization events include the following:

         o with respect to any series, class or tranche of notes, the occurrence of such note's scheduled principal payment date;

         o the issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         o the insolvency, conservatorship or receivership relating to First USA; or

         o with respect to any series, class or tranche of notes, any additional early amortization event specified in the accompanying prospectus supplement.

         The amount repaid with respect to any series, class or tranche will be the outstanding dollar principal amount of that note, plus accrued, past due and additional interest to but excluding the date of repayment. If the amount of Available Finance Charge Collections and Available Principal Amounts allocable to the series, class or tranche of notes to be repaid, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, and any amounts payable to the issuer under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to pay the outstanding dollar principal amount plus accrued, past due and additional interest in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be repaid will thereafter be made on each payment date until the stated principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

         No Available Principal Amounts will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes on each payment date until such amounts have been disbursed. In addition, if Available Finance Charge Collections are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche resulting from reallocations of Available Principal Amounts to pay interest on senior classes of notes or the portion of the servicing fees allocable to the senior notes, or from charge-offs for uncovered Default Amounts allocable to that series.

         Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement. The issuer will give notice to holders of the affected notes of the occurrence of an early amortization event.

Voting

         Any action or vote to be taken by the holders of 662/3%, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of 662/3%, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.

         Any action or vote taken by holders of notes in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

         Notes held by the issuer, First USA or their affiliates will not be deemed outstanding for purposes of voting.

Amendments to the Indenture and Indenture Supplements

         The issuer and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholders to cure any ambiguity, to establish any form of note under the indenture, and to provide for the issuance of any series, class or tranche of notes, as described under "The Notes--Issuances of New Series, Classes and Tranches of Notes," and to describe the terms of, or to add to the rights of the noteholders of any series, class or tranche.

         By purchasing an interest in any note, each noteholder will be deemed to have consented to amendments to the indenture or any indenture supplement to satisfy accounting requirements for off balance sheet treatment for credit card receivables in the master owner trust, including amendments providing for the transfer of credit card receivables and the Transferor Interest to a newly formed bankruptcy remote special purpose entity that would then transfer the credit card receivables to the master owner trust. Promptly following the execution of any amendment to the indenture and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of such amendment to each noteholder.

         In addition, upon delivery of a master trust tax opinion and issuer tax opinion, as described under "--Tax Opinions for Amendments" below, and upon delivery by the issuer to the indenture trustee of an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (1) result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (2) have a material adverse effect on the interest of the noteholders of any series, class or tranche of notes, or (3) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture or any indenture supplement may be amended, supplemented or otherwise modified without the consent of any noteholders to:

         o evidence the succession of another entity to the issuer, and the assumption by such successor of the covenants of the issuer in the indenture and the notes;

         o add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series, classes or tranches;

         o add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended;

         o provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

         o add any additional early amortization events or events of default with respect to the notes of any or all series, classes or tranches;

         o provide for the consolidation of any of the master trusts and the issuer or the transfer of assets in any of the master trusts to the issuer after the termination of all series of the investor certificates in the applicable master trust, other than the applicable collateral certificates;

         o if one or more additional sellers are added to or removed from any master trust agreement, or one or more additional beneficiaries are added to or removed from the trust agreement, make any necessary changes to the indenture or any other related document;

         o provide for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral; or

         o provide for additional or alternative credit enhancement for any tranche of notes.

         The issuer and the indenture trustee may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of not less than 662/3% of the aggregate outstanding dollar principal amount of each class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

         o a change in any date scheduled for the payment of interest on any note, the scheduled principal payment date or legal maturity date of any note;

         o a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

         o a reduction of the amount of a discount note payable upon the occurrence of an early amortization event or other optional redemption or upon the acceleration of its legal maturity date;

         o an impairment of the right to institute suit for the enforcement of any payment on any note;

         o a reduction of the percentage in outstanding dollar principal amount of notes of any series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

         o a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuer's agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

         o permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;

         o a change in the method of computing the amount of principal of, or interest on, any note on any date; or

         o any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

         The holders of 662/3% of the outstanding dollar principal amount of the notes of a series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuer with specified restrictive provisions of the indenture or the indenture supplement.

         The holders of 662/3% of the outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

         No amendment to the indenture, any indenture supplement, any master trust agreement which has a collateral certificate in the master owner trust or the trust agreement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that:

         o for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by such master trust that were characterized as debt at the time of their issuance, (2) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holders of investor certificates issued by such master trust, and (3) following the amendment, such master trust will not be an association, or publicly traded partnership, taxable as a corporation; and

         o for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (2) following the amendment, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any note.

Addresses for Notices

         Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register or as otherwise specified in the related prospectus supplement.

Issuer's Annual Compliance Statement

         The issuer is required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee's Annual Report

         The indenture trustee is required to mail each year to all registered noteholders a report concerning:

         o its eligibility and qualifications to continue as trustee under the indenture,

         o    any amounts advanced by it under the indenture,

         o the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee's individual capacity,

         o the property and funds physically held by it as indenture trustee,

         o any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

         o any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

         Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

         Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See "Where You Can Find More Information" in this prospectus for information as to how these reports may be accessed.

         On or before [o ] [o ] of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Federal Income Tax Consequences" in this prospectus.


                     First USA's Credit Card Activities

General

         The credit card receivables conveyed or to be conveyed to the First USA master trust by First USA pursuant to the First USA master trust agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA credit card accounts from the portfolio of MasterCard and VISA accounts owned by First USA called the "Bank Portfolio." First USA currently services the Bank Portfolio in the manner described below. Certain data processing and administrative functions associated with such servicing are performed on behalf of First USA by First Data Resources, Inc. See "--Description of First Data Resources, Inc." below.

         The following discussion describes certain terms and characteristics that generally apply to the accounts in the Bank Portfolio from which the accounts in the First USA Master Trust Portfolio were selected. The eligible accounts from which the accounts were selected do not represent the entire Bank Portfolio. In addition, additional accounts which may be added to the First USA Master Trust Portfolio consist of eligible accounts which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the accounts already included in the First USA Master Trust Portfolio. Consequently, actual loss and delinquency, revenue and monthly payment rate experience with respect to the eligible accounts and the additional accounts may be different from such experience for the First USA Master Trust Portfolio described in the related prospectus supplement.

Acquisition and Use of Credit Card Accounts

         Growth Strategy and Origination. To achieve steady and diversified growth, First USA originates credit card accounts through several different programs: (1) First USA brand products, (2) partnership products such as affinity group, financial institutions, sports marketing and co-branding programs, and (3) the acquisition of credit card portfolios from other financial institutions. These programs, excluding portfolio acquisitions, emphasize segmentation and use direct mail, telemarketing, take-one application displays, events, media and the Internet as channels to market First USA's products. First USA has also originated credit card accounts through mailings to BANK ONE CORPORATION customers and prospects. Management of First USA believes that such multi-faceted account origination programs help to ensure balanced and reliable growth for First USA.

         The First USA brand direct solicitation program represents the greatest share of new account origination. First USA has historically emphasized direct solicitation as a source of new accounts as its expertise has increased through experience and the benefit of numerous marketing, credit and risk management tests. Currently, First USA conducts national direct mail and telemarketing solicitation to individuals who have been selected using a rigorous analytical process that targets consumers through various data mining methods and targeting models. First USA aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates and usage.

         The affinity groups, financial institutions and sports marketing programs are partnership programs which involve the active participation of endorsing organizations. The affinity group marketing program involves the solicitation of prospective individual cardmembers from identifiable groups with a common interest or affiliation. In this program, First USA has entered into exclusive marketing arrangements with a number of affinity groups. First USA typically pays referral compensation to the affinity groups for each new account generated. First USA has a similar relationship with certain professional sports organizations.

         In its financial institutions program, First USA maintains exclusive marketing partner ship relationships with banks, as well as mortgage companies, insurance companies, brokerage firms and other financial institutions. Through this program, participating financial institutions offer VISA and MasterCard products to their customers without becoming primary issuers. In addition to placing the name of the participating financial institution on the front of the plastic card, First USA typically pays a referral fee for each account. First USA believes that the endorsement of the participating financial institution reduces overall origination costs and encourages cardmember usage.

         First USA also participates in co-branding, which involves a partnership between First USA and a consumer products or services company to solicit the customers of such company. Companies such as airlines, computer on-line services, catalog companies and general retailers participate with financial institutions in co-branding programs. First USA typically pays a portion of on-going revenue to the co-branding partner, with the benefit of such payment generally accruing to the customer in the form of "points" which can then be redeemed with the co-branding partner.

         First USA currently has relationships with over 1,500 partners in these various programs. Management believes this network is one of the largest of its kind in the nation.

         Underwriting Procedures. Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by First USA's management, employment and earnings are verified by telephone. Credit limits are determined based on income and score or, in the case of applications that have not been scored, based on income and certain information obtained from the application and the independent credit reporting agency. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior account performance. In addition, credit limit increases are effected periodically by First USA for all cardholders meeting specific criteria.

         For preapproved solicitations, First USA generally purchases prospect names that meet established credit criteria from credit bureaus. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. First USA then mails preapproved solicitation packages requiring only the signature and a brief amount of information from the prospect. Preapproved solicitations are targeted to high quality prospects and exhibit similar credit quality results as compared to non-preapproved solicitations.

         For non-preapproved solicitations, First USA purchases prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on both the demographic characteristics drawn from the application and a credit bureau check.

         Portfolio Acquisitions. In September 1999 First USA's predecessor, also named First USA Bank, National Association merged with FCC National Bank and their credit card portfolios were consolidated. The successor bank was named First USA Bank, National Association. The First USA master trust currently consists of credit card receivables in accounts originated by First USA's predecessor, Bank One N.A., Bank One Arizona, NA and other affiliates of First USA's predecessor. During 1998 First USA's predecessor purchased the credit card portfolio of Chevy Chase Bank F.S.B. and acquired accounts formerly owned by First National Bank of Commerce. In 1998 and 1999, First USA's predecessor purchased portfolios of VISA and MasterCard credit card loans from General Electric Capital Corporation. First USA's predecessor added to the First USA master trust receivables totaling in aggregate approximately $2.354 billion at the time of addition from the accounts acquired from GE Capital on August 6, 1999 and October 29, 1999. On June 29, 2000, First USA added to the First USA master trust receivables from certain accounts owned by FCC National Bank at the time of the merger totaling in aggregate approximately $779.4 million. On July 27, 2001, First USA acquired the credit card portfolio of Wachovia Corporation. This portfolio includes approximately $7.5 billion in consumer credit card receivables and approximately 2.6 million customer accounts. A substantial portion of these portfolios (other than the GE Capital portfolio) is currently subject to securitization through other credit card master trusts. First USA may, from time to time, add to the First USA master trust additional credit card receivables arising in accounts originated by affiliates of First USA or purchased by First USA or its predecessor. Each such addition to the First USA master trust of credit card receivables in accounts originated by First USA and affiliates of First USA or purchased by First USA is subject to certain restrictions on addition of accounts in the First USA master trust agreement, including that, if so required, each rating agency then rating any series of investor certificates then outstanding will provide written confirmation that the proposed action will not result in a reduction or withdrawal of its then-current rating of such series of investor certificates. See "The First USA Master Trust--Addition of First USA Master Trust Assets" in this prospectus. Prior to acquiring a portfolio, First USA reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual accounts are not requalified by First USA. There can be no assurance that accounts so acquired were originated in a manner consistent with First USA's underwriting policies or that the underwriting and qualification of such accounts conformed to any given standards. The accounts whose credit card receivables comprise the First USA Master Trust Portfolio include accounts previously acquired by First USA. Such accounts and any accounts acquired in the future may be added as additional accounts to the master trust provided that, at such time, they constitute Eligible Accounts.

Billing and Payments

         Cardholder Agreements. Each cardholder is subject to an agreement with First USA governing the terms and conditions of the related MasterCard or VISA account. Under each agreement, First USA generally reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to applicable law, after notice to a cardholder of any such new or changed terms, such new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions. The cardholder can avoid certain changes in terms by giving timely written notification to First USA and by not using the account.

         A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by First USA to draw against their MasterCard or VISA credit lines. Cardholders may draw against their First USA credit lines as a cash advance by transferring balances owed to other creditors to their First USA accounts.

         Billing, Payments and Fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. First USA may assess a late payment fee if it does not receive the minimum payment by the payment due date shown on the monthly billing statement. First USA may assess a return check fee for each payment check that is dishonored or that is unsigned or otherwise irregular, an overlimit fee for purchases or cash advances that cause the credit line to be exceeded and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between First USA and the cardholder, any late payment fee, return check fee, overlimit fee or administrative fee is added to the account and treated as a purchase. In some cases, First USA charges a nonrefundable annual membership fee.

         Periodic finance charges are not assessed in most circumstances on purchases if the entire balance shown on the previous billing statement was paid in full by the payment due date. New purchases and cash advances are included in the calculation of the balance subject to finance charge as of the later of the day that they are made and the first day of the billing cycle during which they were posted to the account; or, if a convenience check is used, the transaction date of the check. Aggregate monthly finance charges for each account consist of the sum of the cash advance finance charge, which is not applicable for certain accounts, for each new cash advance posted to the account, transaction finance charge, which is not applicable for certain accounts, plus the periodic finance charge. First USA issues accounts with fixed periodic rates and accounts with floating periodic rates that adjust periodically according to an index.

         The foregoing provisions apply with respect to cardholders that have entered into one of First USA's standard agreements by, in the case of a new account, signature, recorded verbal confirmation of disclosure information or, in the case of an account acquired by First USA from another institution, acceptance of the terms of First USA's agreement in writing or by using the credit card after disclosure that the account will be governed by such terms. If the cardholder of an account acquired by First USA from another institution has not entered into one of First USA's standard agreements, the terms of the account may continue to be governed by the agreement between the cardholder and the seller of the account, which may differ in material respects from the provisions described above.

Delinquencies and Charge-Offs

         First USA considers any account contractually delinquent if the minimum payment due on the account is not received by First USA by the date of the statement following the statement on which the amount is first stated to be due. An account is not treated as delinquent by First USA if the minimum payment is received by the next billing date. First USA classifies an account as "over limit" if its posted balance exceeds its credit limit.

         Efforts to collect delinquent credit card receivables currently are made by First USA's collection department personnel with regional collection units located in Wilmington, Delaware, Orlando, Florida, Columbus, Ohio, Frederick, Maryland, Elgin, Illinois and Tempe, Arizona. Collection activities include statement messages, telephone calls and formal collection letters. Collectors generally initiate telephone contact with cardholders whose accounts have become 5 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, First USA continues to contact the cardholder by telephone and by mail. First USA may also enter into arrangements with cardholders to extend or otherwise change payment schedules as approved by one of First USA's collection managers. Delinquency levels are monitored daily by the respective collectors and aggregate delinquency information is reported daily to senior management.

         First USA generally charges off an account at the end of the month in which an account becomes greater than six billing cycles past due unless a payment has been received in an amount sufficient to bring the account into a different delinquency category or to bring the account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders or cardholders who have died with loan balances outstanding which are not assumed or retired by their estate. At the time of charge-off, an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases charged off accounts are sold to outside collection agencies. The credit evaluation, servicing and charge-off policies and collection practices of First USA may change from time to time in accordance with First USA's business judgment and applicable law.

         First USA has a policy of restoring or "reaging" a delinquent account to current status when the cardholder has made three consecutive payments and, in the collector's judgment, has the ability to keep the account current. A collector may recommend that an account be reaged in other circumstances. All reaging must be approved by a supervisor and an account may be reaged no more than once per year. First USA's re-age policy is intended to be compliant with regulations established by the Federal Financial Institutions Examination Council, referred to herein as the "FFIEC".

         The FFIEC has adopted a revised policy statement on the classification of retail credit. The revised policy statement provides guidance for loans affected by bankruptcy, fraudulent activity, and death; establishes standards for reaging, extending, deferring, or rewriting of past due accounts; and broadens the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent. First USA's policies are intended to be compliant with regulations established by the FFIEC.

Recoveries

         First USA, as transferor and servicer of the First USA master trust, will be required, pursuant to the terms of the First USA master trust agreement, to transfer to the First USA master trust all amounts received by First USA with respect to credit card receivables in Defaulted Accounts, including amounts received by First USA from the purchaser or transferee with respect to the sale or other disposition of credit card receivables in Defaulted Accounts. The amounts described in the preceding sentence are called "Recoveries." Recoveries will be netted from defaults for such month. In the event of any such sale or other disposition of credit card receivables, Recoveries will not include amounts received by the purchaser or transferee of such credit card receivables but will be limited to amounts received by the First USA master trust from the purchaser or transferee. Collections of Recoveries will be treated as First USA Master Trust Principal Collections; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any month exceeds the aggregate amount of principal receivables (other than ineligible credit card receivables) which became Defaulted Accounts in such month, the amount of such excess will be treated as First USA Master Trust Finance Charge Collections.

Description of First Data Resources, Inc.

         With respect to the accounts, certain data processing and administrative functions associated with servicing the credit card receivables will initially be performed by First Data Resources, Inc. If First Data Resources, Inc. were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services First Data Resources, Inc. currently provides to First USA could be time-consuming. As a result, delays in payments to noteholders could occur.

         First Data Resources, Inc. is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. First Data Resources, Inc. is a subsidiary of First Data Corp.

         First USA utilizes a variety of the services provided by First Data Resources, Inc. in originating and servicing First USA's VISA and MasterCard accounts, including provision of network interface to other card processors through VISA USA Incorporated and MasterCard International Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

Interchange

         Creditors participating in the MasterCard and VISA associations receive certain fees, known as Interchange, as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period before initial billing. Under the MasterCard and VISA systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by those banks to the banks that clear the related transactions for merchants. Interchange is currently allocated to the First USA master trust by treating 1.3% of collections on the credit card receivables, whether arising from purchases or cash advances, other than collections with respect to periodic finance charges, annual membership fees and other charges, as collections of discount receivables. First USA, as transferor, has the ability to change this percentage under certain circumstances.


                         The First USA Master Trust

         The following discussion summarizes the material terms of the First USA master trust agreement - dated September 1, 1992, between First USA, as transferor and servicer, and The Bank of New York (Delaware), as First USA master trust trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the "First USA master trust agreement" - and the series supplements to the First USA master trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the First USA master trust agreement and the series supplements.

General

         The First USA master trust has been formed in accordance with the laws of the State of Delaware. The First USA master trust is governed by the First USA master trust agreement. The First USA master trust will only engage in the following business activities:

         o    acquiring and holding First USA master trust assets;

         o issuing series of certificates and other interests in the First USA master trust;

         o receiving collections and making payments on the First USA collateral certificate and other interests; and

         o engaging in related activities, including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto.

         As a consequence, the First USA master trust is not expected to have any need for additional capital resources other than the assets of the First USA master trust.

First USA Master Trust Trustee

         The Bank of New York (Delaware) is the First USA master trust trustee under the First USA master trust agreement. First USA and its respective affiliates may from time to time enter into normal banking and trustee relationships with the First USA master trust trustee and its affiliates. The First USA master trust trustee, First USA and any of their respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of certain local jurisdictions, the First USA master trust trustee will have the power to appoint a co-master trust trustee or separate First USA master trust trustees of all or any part of the First USA master trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the First USA master trust trustee by the First USA master trust agreement will be conferred or imposed upon the First USA master trust trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the First USA master trust trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the First USA master trust trustee.

         The First USA master trust trustee may resign at any time, in which event First USA will be obligated to appoint a successor First USA master trust trustee. First USA may also remove the First USA master trust trustee if the First USA master trust trustee ceases to be eligible to continue as such under the First USA master trust agreement or if the First USA master trust trustee becomes insolvent. In such circumstances, First USA will be obligated to appoint a successor First USA master trust trustee. Any resignation or removal of the First USA master trust trustee and appointment of a successor First USA master trust trustee does not become effective until acceptance of the appointment by the successor First USA master trust trustee.

The Credit Card Receivables

         The First USA Master Trust Portfolio consists of credit card receivables which arise in credit card accounts selected from the Bank Portfolio on the basis of criteria described in the First USA master trust agreement as applied on the Cut Off Date and, with respect to additional accounts, as of the date of their designation. First USA will have the right, subject to certain limitations and conditions described in the First USA master trust agreement, and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to the First USA master trust all credit card receivables of such additional accounts, whether such credit card receivables are then existing or created afterward.

         First USA, as transferor, will be required to designate additional credit card accounts, to the extent available:

                  (a) to maintain the First USA Master Trust Transferor Interest so that, during any period of thirty (30) consecutive days, the First USA Master Trust Transferor Interest averaged over that period equals or exceeds the Minimum First USA Master Trust Transferor Interest for the same period; and

                  (b) to maintain, for so long as First USA master trust investor certificates of any series - including the First USA collateral certificate - remain outstanding, an aggregate amount of principal receivables in an amount equal to or greater than the minimum aggregate principal receivables.

         Any additional credit card accounts designated by First USA must meet certain eligibility requirements on the date of designation.

         During the term of the First USA master trust, all new credit card receivables arising in the credit card accounts designated for the First USA master trust will be transferred automatically to that master trust by First USA. The total amount of credit card receivables in the First USA master trust will fluctuate from day to day because the amount of new credit card receivables arising in the credit card accounts and the amount of payments collected on existing credit card receivables usually differ each day.

         First USA also has the right, subject to certain limitations and conditions, to require the First USA master trust trustee to reconvey all receivables in credit card accounts designated by First USA for removal, whether such credit card receivables are then existing or created afterward. Once a credit card account is removed, receivables existing under that credit card account are not transferred to the First USA master trust.

         Throughout the term of the First USA master trust, the credit card accounts from which the credit card receivables arise will be the credit card accounts designated by First USA on the Cut Off Date plus any additional credit card accounts minus any removed credit card accounts.
With respect to each series of certificates issued by the First USA master trust, First USA will represent and warrant to the First USA master trust that, as of the date of issuance of the related series the credit card receivables in the First USA master trust meet certain eligibility requirements. A similar representation and warranty will be made by First USA on each day when credit card receivables arising in additional accounts are conveyed to the master owner trust. See "--Representations and Warranties" below.

         The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the First USA Master Trust Portfolio as of the date specified. This information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the credit card accounts and the average thereof, the range of credit limits of the credit card accounts and the average thereof, the range of ages of the credit card accounts and the average thereof, the geographic distribution of the credit card accounts, the types of credit card accounts and delinquency statistics relating to the credit card accounts.

Investor Certificates

         Each series of First USA master trust certificates will represent interests in certain assets of the First USA master trust, including the right to the applicable Investor Percentage of all cardholder payments on the credit card receivables in the First USA master trust.

         First USA initially will own the First USA Master Trust Transferor Interest which represents the interest in the First USA master trust not represented by the certificates issued and outstanding under the First USA master trust, including the First USA collateral certificate, or the rights, if any, of any credit enhancement providers to receive payments from the First USA master trust. The holder of the First USA Master Trust Transferor Interest, subject to certain limitations and conditions, will have the right to the First USA Master Trust Transferor Percentage of all cardholder payments from the credit card receivables in the First USA master trust. The First USA Master Trust Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions described in the First USA master trust agreement. At the discretion of First USA, the First USA Master Trust Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the First USA Master Trust Transferor Interest, called a transferor certificate. See "--Certain Matters Regarding First USA as Transferor and as Servicer" below.

         The amount of principal receivables in the First USA master trust will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible. The amount of the First USA Master Trust Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in the First USA master trust. As a result, the First USA Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount for a series of investor certificates and will also change to reflect the variations in the amount of principal receivables in the First USA master trust. The First USA Master Trust Transferor Interest will generally decrease as a result of the issuance of a new series of investor certificates by the First USA master trust or as a result of an increase in the Invested Amount of the First USA collateral certificate. See "--New Issuances" below and "The Notes--Issuances of New Series, Classes and Tranches of Notes" in this prospectus.

Transfer and Assignment of Credit Card Receivables

         First USA has transferred and assigned all of its right, title and interest in and to the credit card receivables in the credit card accounts designated for the First USA master trust and all credit card receivables created afterward in the accounts, except for the interest of First USA as holder of the First USA Master Trust Transferor Interest.

         In connection with each previous transfer of the credit card receivables to the First USA master trust, First USA indicated, and in connection with each subsequent transfer of credit card receivables to the First USA master trust, First USA will indicate, in its computer files that the credit card receivables have been conveyed to the First USA master trust. Furthermore, First USA has provided to the First USA master trust trustee computer files or microfiche lists, containing a true and complete list showing each credit card account, identified by account number and by total outstanding balance on the date of transfer. In addition, in connection with any transfer of credit card receivables to the master owner trust, First USA will indicate in its computer files that the credit card receivables have been conveyed to the master owner trust and will provide the indenture trustee computer files or microfiche lists, containing a true and complete list showing each credit card account, identified by account number and by total outstanding balance on the date of transfer. First USA will not deliver to the First USA master trust trustee or the indenture trustee, as applicable, any other records or agreements relating to the credit card accounts or the credit card receivables, except in connection with additions or removals of credit card accounts.

         Except as stated above, the records and agreements relating to the credit card accounts and the credit card receivables in the First USA master trust maintained by First USA or the servicer or the credit card receivables in the master owner trust maintained by the master owner trust are not and will not be segregated by First USA, the servicer or the master owner trust, as applicable, from other documents and agreements relating to other credit card accounts and credit card receivables and are not and will not be stamped or marked to reflect the transfer of the credit card receivables to the First USA master trust or the master owner trust, but the computer records of First USA are and will be required to be marked to evidence such transfer. First USA has filed Uniform Commercial Code financing statements with respect to the credit card receivables in the First USA master trust and will file Uniform Commercial Code financing statements, as necessary, with respect to any credit card receivables in the master owner trust meeting the requirements of Delaware state law. See "Risk Factors" and "Material Legal Aspects of the Credit Card Receivables" in this prospectus.

Addition of First USA Master Trust Assets

         As described above under "--The Credit Card Receivables," First USA has the right to designate to the First USA master trust, from time to time, additional credit card accounts for the related receivables to be included as credit card receivables transferred to the First USA master trust. First USA will convey to the First USA master trust its interest in all credit card receivables of these additional credit card accounts, whether the credit card receivables are then existing or created afterward.

         Each additional account, including each such account acquired by First USA, must be an Eligible Account at the time of its designation for inclusion in the First USA master trust. However, additional credit card accounts may not be of the same credit quality as the initial credit card accounts transferred to the First USA master trust. Additional credit card accounts may have been originated by First USA using credit criteria different from those which were applied by First USA to the initial credit card accounts transferred to the First USA master trust or may have been acquired by First USA from an institution which may have had different credit criteria.

         A conveyance by First USA to the First USA master trust of credit card receivables in additional credit card accounts is subject to the following conditions, among others: (1) First USA will give the First USA master trust trustee, each rating agency and the servicer written notice that such additional credit card accounts will be included, which notice will specify the approximate aggregate amount of the credit card receivables to be transferred; (2) First USA will have delivered to the First USA master trust trustee a written assignment (including an acceptance by the First USA master trust trustee on behalf of the First USA master trust for the benefit of the holders of any series of certificates, including the master owner trust, as holder of the First USA collateral certificate) as provided in the First USA master trust agreement relating to such additional credit card accounts and, within five (5) Business Days afterward, First USA will have delivered to the First USA master trust trustee a computer file or microfiche list, dated the date of such assignment, containing a true and complete list of such additional credit card accounts; (3) First USA will represent and warrant that (x) each additional credit card account is, as of the date the credit card account is selected to have its credit card receivables added to the First USA master trust, an Eligible Account, and each credit card receivable in such additional credit card account is, as of the Cut Off Date for the addition, an Eligible Receivable, (y) no selection procedures believed by First USA to be materially adverse to the interests of the holders of any series of certificates, including the master owner trust, as holder of the First USA collateral certificate, were utilized in selecting the additional credit card accounts from the available Eligible Accounts from the Bank Portfolio, and (z) as of the Cut Off Date for the addition, additional credit card accounts are not insolvent; (4) First USA will deliver an opinion of counsel with respect to the security interest of the First USA master trust in the credit card receivables in the additional credit card accounts transferred to the First USA master trust; and (5) the First USA master trust trustee will, if required, have received notice from each rating agency that such addition of credit card accounts would not result in the lowering of such rating agency's then-existing rating of any series of certificates, including the First USA collateral certificate, previously issued by the First USA master trust and then-outstanding.

         In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the First USA master trust, a report on Form 8-K with respect to any addition to the First USA master trust of credit card receivables in additional credit card accounts that would have a material effect on the composition of the assets of the First USA master trust.

Removal of Accounts

         First USA may, but will not be obligated to, designate from time to time certain credit card accounts to be removed accounts, all credit card receivables in which will be subject to removal from the First USA master trust. First USA will be permitted to designate and require reassignment to it of the credit card receivables from removed accounts only upon satisfaction of the following conditions, among others:

         o the removal of any credit card receivables of any removed accounts will not, in the reasonable belief of First USA, cause a Pay Out Event to occur or the First USA Master Trust Transferor Interest to be less than zero;

         o First USA will have delivered to the First USA master trust trustee for execution a written assignment and a computer file or microfiche list, dated as of the Removal Date, containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the credit card receivables in such removed accounts;

         o First USA will represent and warrant that (x) no selection procedures believed by First USA to be materially adverse to the interests of the holders of any series of certificates, including the master owner trust, as holder of the First USA collateral certificate, outstanding under the First USA master trust were utilized in selecting the accounts to be removed from the First USA master trust and (y) (I) a random selection procedure was used by First USA in selecting the removed accounts and only one such removal of randomly selected accounts will occur in the then-current month, (II) the removed accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by such third party or has expired without renewal and which by its terms permits the third party to repurchase the accounts subject to such arrangement, upon such cancellation or non-renewal and the third party has exercised such repurchase right or (III) such removal of accounts will not preclude transfers of credit card receivables to the First USA master trust from being accounted for as sales under generally accepted accounting principles or prevent the master trust from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140 and the transferor will have delivered to the First USA master trust trustee and each credit enhancement provider an officer's certificate, dated the Removal Date, to that effect;

         o each rating agency then rating each series of investor certificates, including the First USA collateral certificate, outstanding under the First USA master trust will have received notice of such proposed removal of accounts and First USA will have received notice from each such rating agency that such proposed removal will not result in a downgrade of its then-current rating for any such series; and

         o First USA will have delivered to the First USA master trust trustee an officer's certificate confirming the items described above.

Collection and Other Servicing Procedures

         Under the First USA master trust agreement, the servicer is responsible for servicing and administering the credit card receivables in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the credit card receivables. The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be reasonable from time to time.

         The servicer may not resign from its obligations and duties under the First USA master trust agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the First USA master trust trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the First USA master trust agreement. First USA, as servicer, delegates some of its servicing duties to First Data Resources, Inc.; however, such delegation does not relieve First USA of its obligation to perform its duties in accordance with the First USA master trust agreement.

The First USA Master Trust Accounts

         The servicer has established and maintains, in the name of the First USA master trust, for the benefit of certificateholders of all series, an account established for the purpose of holding collections of credit card receivables, called a First USA master trust collection account, which is a non-interest bearing segregated account established and maintained with a Qualified Institution. A Qualified Institution is a depository institution, which may include the First USA master trust trustee, the servicer or an affiliate of either and which is acceptable to each rating agency.

         In addition, for the benefit of the investor certificateholders of certificates issued by the First USA master trust, the First USA master trust trustee will establish and maintain in the name of the First USA master trust two separate segregated trust accounts for each series of investor certificates, including the First USA collateral certificate, called a finance charge account and a principal account. These segregated First USA master trust accounts do not need to be deposit accounts. Funds in the principal accounts and the finance charge accounts will be invested, at the direction of the servicer, in Permitted Investments. The First USA master trust trustee will also establish a distribution account which is a non-interest bearing segregated account established and maintained with a Qualified Institution. All distributions to certificateholders, including the master owner trust, as holder of the First USA collateral certificate, will be made from the distribution account.

         Any earnings, net of losses and investment expenses, on funds in the finance charge account or the principal account allocable to the First USA collateral certificate will be included in Finance Charge Collections allocable to the First USA collateral certificate. The servicer has the revocable power to withdraw funds from the First USA master trust collection account and to instruct the First USA master trust trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer's duties.

Investor Percentage

         The servicer will allocate between the Invested Amount of each series of investor certificates, including the First USA collateral certificate, issued and outstanding and the First USA Master Trust Transferor Interest and, in certain circumstances, the interest of certain credit enhancement providers, all First USA Master Trust Finance Charge Collections, all First USA Principal Collections and all credit card receivables in Defaulted Accounts, based on a varying percentage called the "Investor Percentage." The servicer will make each allocation by reference to the applicable Investor Percentage of each series, including the First USA collateral certificate, the First USA Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, with respect to such series. For a description of how allocations will be made to the First USA collateral certificate by the First USA master trust, see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate."

Application of Collections

         Except as otherwise provided below, the servicer will deposit into the First USA master trust collection account, no later than the second Business Day following the date of processing, any payment collected by the servicer on the credit card receivables in the First USA master trust. However, First USA, as servicer, will make such deposits and payments on a monthly or other periodic basis on each Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made on a daily basis if:

         o (1) the servicer provides to the First USA master trust trustee a letter of credit covering collection risk of the servicer acceptable to the specified rating agency, and (2) First USA will not have received a notice from such rating agency that such letter of credit would result in the lowering of such rating agency's then- existing rating of any series of certificates, including the First USA collateral certificate, previously issued by the First USA master trust and then-outstanding; or

         o the servicer has and maintains a certificate of deposit rating of "P-1" by Moody's and of "A-1" by Standard & Poor's and deposit insurance provided by the FDIC.

         Any amounts allocated in respect of principal receivables in the First USA master trust that are allocable to, but not paid to, First USA because the First USA Master Trust Transferor Interest is less than the Minimum First USA Master Trust Transferor Interest, together with any payments made by First USA to the First USA master trust with respect to adjustment payments will be held in the First USA master trust collection account and paid to the holder of the First USA Master Trust Transferor Interest if, and only to the extent that, the First USA Master Trust Transferor Interest is greater than the Minimum First USA Master Trust Transferor Interest. Unallocated Principal Collections will be applied to principal shortfalls for each series issued by the First USA master trust, including the First USA collateral certificate, on the applicable Transfer Date. If principal shortfalls for all series issued by the First USA master trust, including the First USA collateral certificate, exceed Unallocated Principal Collections for any month, Unallocated Principal Collections will be allocated pro rata among the applicable series issued by the First USA master trust, including the First USA collateral certificate, based on the relative amounts of principal shortfalls.

Defaulted Receivables; Rebates and Fraudulent Charges

         On each Determination Date, the servicer for the First USA master trust will calculate the aggregate First USA Master Trust Default Amount for the preceding month, which will be equal to the aggregate amount of the Investor Percentage of principal receivables in Defaulted Accounts net of Recoveries on previously Defaulted Accounts received in that month. Defaulted Accounts are those credit card accounts which in such month were written off as uncollectible in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the credit card receivables in the First USA master trust. In the case of the First USA collateral certificate, the Investor Percentage of the First USA Master Trust Default Amount will reduce the Invested Amount of the First USA collateral certificate and the reduced Invested Amount will only be restored if the master owner trust reinvests in the First USA collateral certificate.

         If the servicer for the First USA master trust adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the First USA Master Trust Transferor Interest will be reduced by the amount of the adjustment. In addition, the First USA Master Trust Transferor Interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge. To the extent that these reductions would cause the First USA Master Trust Transferor Interest to be less than the Minimum First USA Master Trust Transferor Interest, First USA will make a deposit in the amount of this shortfall into the First USA master trust collection account.

First USA Master Trust Termination

         The First USA master trust will terminate on the First USA Master Trust Termination Date. Upon the termination of the First USA master trust and the surrender of the certificate evidencing the First USA collateral certificate, the First USA master trust trustee will convey to the holder of the First USA Master Trust Transferor Interest all right, title and interest of the First USA master trust in and to the credit card receivables and other funds of the First USA master trust.

Pay Out Events

         A Pay Out Event will result in the amortization of the First USA collateral certificate. No reinvestment in the First USA collateral certificate will be permitted upon the occurrence of a Pay Out Event. These Pay Out Events include any of the following events:

                  (a) failure on the part of First USA (1) to make any payment or deposit on the date required under the First USA master trust agreement or the series supplement for the First USA collateral certificate (or within the applicable grace period which will not exceed five (5) days) or (2) to observe or perform in any material respect any other covenants or agreements of First USA described in the First USA master trust agreement or the series supplement for the First USA collateral certificate, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of sixty (60) days after written notice of such failure from the First USA master trust trustee, requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders for such period;

                  (b) any representation or warranty made by First USA in the First USA master trust agreement or the series supplement for the First USA collateral certificate, or any information required to be given by First USA to the First USA master trust trustee to identify the credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of sixty (60) days after written notice of such failure from the First USA master trust trustee, requiring the same to be remedied, and as a result of which the interests of the certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period, except that a Pay Out Event pursuant to this clause (b) will not occur if First USA has accepted reassignment of the related credit card receivable or all such credit card receivables, if applicable, during such period, or such longer period as the First USA master trust trustee may specify, in accordance with the provisions of the First USA master trust agreement;

                  (c) a failure by First USA to convey credit card receivables arising under additional credit card accounts to the First USA master trust when required by the First USA master trust agreement;

                  (d) any Servicer Default occurs which would have a material adverse effect on the holder of the First USA collateral certificate;

                  (e) certain events of insolvency, conservatorship or receivership relating to First USA;

                  (f) First USA becomes unable for any reason to transfer credit card receivables to the First USA master trust in accordance with the provisions of the First USA master trust agreement; or

                  (g) the First USA master trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In the case of any event described above, a Pay Out Event will occur without any notice or other action on the part of the master trust trustee or the holder of the collateral certificate immediately upon the occurrence of such event.

         In addition to the consequences of a Pay Out Event discussed above, if pursuant to certain provisions of federal law, First USA voluntarily enters liquidation or a receiver is appointed for First USA, on the day of such event First USA will immediately cease to transfer principal receivables to the master trust and promptly give notice to the master trust trustee of such event. Within fifteen (15) days, the master trust trustee will publish a notice of the liquidation or the appointment stating that the master trust trustee intends to sell, dispose of, or otherwise liquidate the credit card receivables in the master trust in a commercially reasonable manner. Unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the Invested Amount of each series - other than the collateral certificate which will be deemed to have disapproved of such sale, liquidation or disposition - or if any series has more than one class, each class, and any person specified in the First USA master trust agreement, issued and outstanding, the master trust trustee will sell, dispose of, or otherwise liquidate the portion of the credit card receivables allocated to the series with respect to which all outstanding classes did not vote to continue the First USA master trust. However, neither First USA nor any affiliate or agent of First USA may purchase the credit card receivables of the master trust in the event of such sale, disposition or liquidation of such credit card receivables. The proceeds of any such sale, disposition or liquidation of such credit card receivables will be treated as collections of the credit card receivables and applied as specified above in "--Application of Collections."

         If the only Pay Out Event to occur is either the insolvency of First USA or the appointment of a conservator or receiver for First USA, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the credit card receivables in the master trust and the commencement of a Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the credit card receivables in the master trust and the early retirement of the certificates. See "Risk Factors" in this prospectus.

         On the date on which a Pay Out Event occurs, the Collateral Certificate Amortization Period will commence for the First USA collateral certificate.

Servicing Compensation and Payment of Expenses

         The share of the servicing fees for the First USA master trust allocable to the First USA collateral certificate for any Transfer Date, called the Investor Monthly Servicing Fee, will equal one-twelfth of the product of (1) the Servicing Fee Percentage and (2) the numerator used to calculate the First USA Collateral Certificate Floating Allocation Percentage for the month preceding such Transfer Date.

         The Investor Monthly Servicing Fee allocable to the First USA collateral certificate will be funded from First USA Master Trust Finance Charge Collections allocated to the First USA collateral certificate. The remainder of the servicing fee for the First USA master trust will be allocable to the First USA Master Trust Transferor Interest, the Invested Amounts of any other series issued by the First USA master trust and any other interests in the First USA master trust, if any, with respect to such series. Neither the First USA master trust nor the certificateholders of any series issued by the First USA master trust, including the First USA collateral certificate, will have any obligation to pay the portion of the servicing fee allocable to the First USA Master Trust Transferor Interest.

         The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the credit card receivables including, without limitation, payment of the fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the master trust agreement, the trust agreement or the indenture to be payable by the master trust or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of the master trust.

New Issuances

         The First USA master trust agreement provides that the holder of the First USA Master Trust Transferor Interest may cause the First USA master trust trustee to issue one or more new series of certificates and may define all principal terms of such series. Each series issued may have different terms and enhancements than any other series. None of First USA, the servicer, the First USA master trust trustee, the First USA master trust, the indenture trustee or the master owner trust is required or intends to permit prior review by or to obtain the consent of any certificateholder of any other series previously issued by the First USA master trust or any noteholder of a series previously issued by the master owner trust prior to the issuance of a new series of First USA master trust investor certificates. However, as a condition of a new issuance, the holder of the First USA Master Trust Transferor Interest will deliver to the First USA master trust trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series, including the First USA collateral certificate.

         Under the First USA master trust agreement, the holder of the First USA Master Trust Transferor Interest may cause a new issuance by notifying the First USA master trust trustee at least five (5) days in advance of the date upon which the new issuance is to occur. The notice will state the designation of any series to be issued and:

         o its initial principal amount, or method for calculating such amount, which amount may not be greater than the current principal amount of the First USA Master Trust Transferor Interest;

         o    its certificate rate, or method of calculating such rate; and

         o    any credit enhancement provider.

         The First USA master trust trustee will authenticate a new series only if it receives the following, among others:

         o a series supplement specifying the principal terms of such series;

         o an opinion of counsel to the effect that, unless otherwise stated in the related series supplement, the certificates of such series will be characterized as indebtedness for federal income tax purposes;

         o    a First USA master trust tax opinion;

         o if required by the related series supplement, the form of credit enhancement;

         o if credit enhancement is required by the series supplement, an appropriate credit enhancement agreement executed by First USA and the credit enhancement provider,

         o written confirmation from each rating agency that the new issuance will not result in such rating agency's reducing or withdrawing its rating on any then outstanding series or the First USA collateral certificate rated by it; and

         o an officer's certificate of First USA to the effect that after giving effect to the new issuance First USA would not be required to add additional accounts pursuant to the First USA master trust agreement and the First USA Master Trust Transferor Interest would be at least equal to the Minimum First USA Master Trust Transferor Interest.

Representations and Warranties

         First USA has made in the First USA master trust agreement certain representations and warranties to the First USA master trust to the effect that, among other things:

         o as of the closing date, First USA is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the First USA master trust agreement; and

         o as of the Cut Off Date, or as of the date of the designation of additional accounts, each account is an Eligible Account.

         If,

         o any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for sixty (60) days after notice to First USA by the First USA master trust trustee or to the transferor and the First USA master trust trustee by the certificateholders holding more than 50% of the Investor Interest of the related series; and

         o as a result the interests of the certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period;

then the First USA master trust trustee or certificateholders holding more than 50% of the Investor Interest may give notice to First USA, and to the First USA master trust trustee in the latter instance, declaring that a Pay Out Event has occurred, thereby causing an early amortization event to occur with respect to the notes.

         First USA has also made representations and warranties to the First USA master trust relating to the credit card receivables in the First USA master trust to the effect that, among other things:

         o as of the closing date of the initial series of certificates issued by the First USA master trust, each of the credit card receivables then existing in the First USA master trust is an Eligible Receivable; and

         o as of the date of creation of any new credit card receivable, such credit card receivable is an Eligible Receivable and the representation and warranty that the transfer was a sale or the grant of a perfected security interest, as described below, is true and correct with respect to such credit card receivable.

         In the event of a breach of any representation and warranty described in the preceding paragraph, within 60 days, or such longer period as may be agreed to by the First USA master trust trustee, of the earlier to occur of the discovery of such breach by First USA, as transferor or as servicer, or receipt by First USA of written notice of such breach given by the First USA master trust trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and as a result of such breach:

         o the credit card receivables in the accounts of the First USA master trust are charged-off as uncollectible;

         o the First USA master trust's rights in, to or under the credit card receivables or its proceeds are impaired; or

         o the proceeds of such credit card receivables are not available for any reason to the First USA master trust free and clear of any lien, except for certain tax, governmental and other nonconsensual liens, then First USA will be obligated to accept reassignment of each related principal receivable as an ineligible receivable. Such reassignment will not be required to be made, however, if, on any day within the applicable period, or such longer period, the representations and warranties will then be true and correct in all material respects.

         First USA will accept reassignment of each ineligible receivable by (1) directing the servicer to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the First USA Master Trust Transferor Interest and (2) depositing into the First USA master trust collection account an amount equal to the finance charge at the annual percentage rate applicable to such ineligible receivable from the last date billed through the end of the month in which such reassignment obligation arises. In the event that the exclusion of an ineligible receivable from the calculation of the First USA Master Trust Transferor Interest would cause the First USA Master Trust Transferor Interest to be a negative number, on the date of reassignment of such ineligible receivable First USA will make a deposit in the principal account in immediately available funds in an amount equal to the amount by which the First USA Master Trust Transferor Interest would be reduced below zero. Any such deduction or deposit will be considered a repayment in full of the ineligible receivable. The obligation of First USA to accept reassignment of any ineligible receivable is the sole remedy respecting any breach of the representations and warranties described in this paragraph with respect to such credit card receivable available to the certificateholders or the master trust trustee on behalf of certificateholders.

         First USA has also represented and warranted to the First USA master trust to the effect that, among other things, as of the closing date of the initial series of certificates issued by the First USA master trust:

         o the First USA master trust agreement will constitute a legal, valid and binding obligation of First USA; and

         o the transfer of credit card receivables by it to the First USA master trust under the First USA master trust agreement will constitute either:

                  - a valid transfer and assignment to the First USA master trust of all right, title and interest of First USA in and to the credit card receivables in the First USA master trust, other than credit card receivables in additional accounts, whether then existing or created afterward and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, except for the interest of First USA as holder of the First USA Master Trust Transferor Interest; or

                  - the grant of a first priority perfected security interest in such credit card receivables, except for certain tax, governmental and other nonconsensual liens, and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, which is effective as to each such credit card receivable upon the creation thereof.

         In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the First USA master trust trustee or the holders of certificates evidencing interests in the First USA master trust aggregating more than 50% of the aggregate Investor Interest of all series outstanding under the First USA master trust may direct First USA to accept reassignment of the First USA Master Trust Portfolio within 60 days of such notice, or within such longer period specified in such notice. First USA will be obligated to accept reassignment of such credit card receivables in the First USA master trust on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties will then be true and correct in all material respects. The deposit amount for such reassignment will be equal to:

         o the Invested Amount for each series outstanding under the master trust on the last day of the month preceding the Distribution Date on which the reassignment is scheduled to be made; minus

         o the amount, if any, previously allocated for payment of principal to such certificateholders, or other interest holders, on such Distribution Date; plus

         o an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date.

         The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Invested Amount for each such series required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such series. If the First USA master trust trustee or certificateholders give a notice as provided above, the obligation of First USA to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the First USA master trust trustee or such certificateholders.

         It is not required or anticipated that the First USA master trust trustee - or the owner trustee on behalf of the master owner trust - will make any initial or periodic general examination of the credit card receivables or any records relating to the credit card receivables for the purpose of establishing the presence or absence of defects, compliance with First USA's representations and warranties or for any other purpose. The servicer, however, will deliver to the First USA master trust trustee on or before March 31 of each year - or such other date specified in the accompanying prospectus supplement - an opinion of counsel with respect to the validity of the security interest of the First USA master trust in and to the credit card receivables and certain other components of the First USA master trust.

Certain Matters Regarding First USA as Transferor and as Servicer

         The First USA master trust agreement provides that the servicer will indemnify the master trust and the First USA master trust trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the master trust or the First USA master trust trustee. The servicer, however, will not indemnify:

         o the First USA master trust trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the First USA master trust trustee in the performance of its duties under the First USA master trust agreement;

         o the First USA master trust, the certificateholders or the certificate owners for liabilities arising from actions taken by the First USA master trust trustee for the First USA master trust at the request of certificateholders;

         o the First USA master trust, the certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or credit card receivables which are written off as uncollectible; or

         o the First USA master trust, the certificateholders or the certificate owners for any liabilities, costs or expenses of the master trust, the certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income, or any interest or penalties with respect thereto or arising from a failure to comply therewith, required to be paid by the master trust, the certificateholders or the certificate owners in connection with the First USA master trust agreement to any taxing authority.

         In addition, the First USA master trust agreement provides that, subject to certain exceptions, First USA will indemnify the First USA master trust and the First USA master trust trustee from and against any reasonable loss, liability, expense, damage or injury (other than those incurred by a certificateholder as a result of defaults in payment of the credit card receivables) arising out of or based upon the arrangement created by the First USA master trust agreement as though such master trust agreement created a partnership under the New York Uniform Partnership Law in which First USA is a general partner.

         Neither First USA, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the First USA master trust, the First USA master trust trustee, the investor certificateholders of any certificates issued by each master trust or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the master trust agreement. Neither First USA, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of First USA, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the First USA master trust agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under each master trust agreement and which in its opinion may expose it to any expense or liability.

         First USA may transfer its interest in all or a portion of the First USA Master Trust Transferor Interest in a master trust, provided that prior to any such transfer:

         o the First USA master trust trustee receives written notification from each rating agency that such transfer will not result in a lowering of its then existing rating of the certificates of each outstanding series rated by it; and

         o the First USA master trust trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates of each outstanding series issued by such master trust as debt for federal income tax purposes.

         Any person into which, in accordance with the First USA master trust agreement, First USA or the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which First USA or the servicer is a party, or any person succeeding to the business of First USA or the servicer, upon execution of a supplement to the applicable master trust agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the First USA master trust agreement, will be the successor to First USA or the servicer, as the case may be, under the First USA master trust agreement.

Servicer Default

         In the event of any Servicer Default with respect to the First USA master trust, either the First USA master trust trustee or certificateholders representing interests aggregating more than 50% of the Invested Amount for all series of certificates of the First USA master trust, by written notice to the servicer, and to the First USA master trust trustee if given by the certificateholders, may terminate all of the rights and obligations of the servicer under the First USA master trust agreement and the First USA master trust trustee may appoint a new servicer. Such termination and appointment is called a service transfer. The rights and interest of First USA under the First USA master trust agreement and in the First USA Master Trust Transferor Interest for the First USA master trust will not be affected by such termination. The First USA master trust trustee for the First USA master trust will as promptly as possible appoint a successor servicer. If no such servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the First USA master trust agreement will pass to the First USA master trust trustee. Except when the Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer:

         o if the First USA master trust trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing; and

         o if the First USA master trust trustee is legally unable to act as successor servicer,

then the First USA master trust trustee will notify each credit enhancement provider of a proposed sale of the credit card receivables and provide them with an opportunity to bid on the credit card receivables. None of First USA, any affiliate of First USA or any agent of First USA will be permitted to purchase such receivables in such case.

         Upon the occurrence of any Servicer Default, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the First USA master trust agreement. The servicer is required to provide the First USA master trust trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, First USA and the holders of certificates of each series issued and outstanding under the First USA master trust prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

         In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the First USA master trust trustee or the majority of the certificateholders from effecting a service transfer. See "Glossary of Defined Terms--Servicer Default" for a description of some Servicer Defaults.

Evidence as to Compliance

         On or before April 30 of each calendar year, the servicer is required to cause a firm of independent certified public accountants to furnish a report to the effect that such firm has made a study and evaluation of the servicer's internal accounting controls relating to the servicing of the accounts in the First USA master trust and that, based on such examination, the firm is of the opinion that based upon established criteria that meet the standards applicable to accountants' reports intended for general distribution:

         o the system of internal controls over the functions performed as servicer of such master trust, taken as a whole, provided reasonable assurance that the internal control system was sufficient for the prevention and detection of errors and irregularities; and

         o that such servicing was conducted in compliance with the sections of such master trust agreement during the period covered by such report,

except for such exceptions or errors as such firm believes to be immaterial and such other exceptions as shall be described in such statement.

         The servicer is also required to provide an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the master trust agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

Amendments to the First USA Master Trust Agreement

         By accepting a note, a noteholder will be deemed to acknowledge that First USA and the First USA master trust trustee may amend the First USA master trust agreement and any series supplement without the consent of any investor certificateholder, including the issuer, or any noteholder, so long as the amendment will not materially adversely affect the interest of any investor certificateholders, including the holder of the First USA collateral certificate.

         For the purposes of any provision of the First USA master trust agreement or the Series [o ] supplement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of investor certificates:

         o the collateral certificate will be treated as an investor certificate and the holder of the collateral certificate as an investor certificateholder;

         o the holder of the collateral certificate will be deemed to be the holder of an amount equal to the Nominal Liquidation Amount of the First USA collateral certificate;

         o the collateral certificate will be deemed to vote in accordance with the majority of the outstanding investor certificates; provided, however, that in the event an equal number of the investor certificates - without regard to the collateral certificate - vote in the positive and in the negative, the collateral certificate will be deemed to have voted in the negative; and provided further, that if the collateral certificate is the sole investor certificate outstanding it will be deemed to have voted in the negative; and

         o any notes owned by the issuer, the transferor, the servicer, any other holder of the First USA Master Trust Transferor Interest or any affiliate thereof will be deemed not to be outstanding.

         In addition, a noteholder will not have any right to consent to any amendment to the First USA master trust agreement or the Series [o ] supplement providing for (1) replacing First USA as transferor under the master trust agreement with a bankruptcy remote special purpose entity, (2) so long as the only series of investor certificates of the master trust outstanding is Series [o ], the consolidation of the First USA master trust and the issuer or (3) the transfer of assets in the First USA master trust to the issuer.

         No amendment to the First USA master trust agreement will be effective unless the issuer delivers the opinions of counsel described under "The Indenture--Tax Opinions for Amendments."

         The First USA master trust agreement and any series supplement may be amended by First USA, the servicer and the First USA master trust trustee, without the consent of investor certificateholders of any series then outstanding, for any purpose, so long as:

         o First USA delivers an opinion of counsel acceptable to the First USA master trust trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders; and

         o such amendment will not significantly change or cause a significant change in the permitted activities of the First USA master trust.

         The First USA master trust agreement and any related series supplement may be amended by First USA, the servicer and the First USA master trust trustee, without the consent of the investor certificateholders of any series then outstanding, to provide for additional enhancement or substitute enhancement with respect to a series or to change the definition of Eligible Account, so long as:

         o First USA delivers to the First USA master trust trustee a certificate of an authorized officer to the effect that, in the reasonable belief of First USA, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such investor certificateholders; and

         o such amendment will not result in a reduction or withdrawal of the rating of any outstanding series or class of investor certificates by any rating agency then rating a series or class.

         The First USA master trust agreement and the related series supplement may be amended by First USA, the servicer and the master trust trustee (a) with the consent of the holders of certificates evidencing interests aggregating not less than 50% of the Investor Interest for each series of the First USA master trust, for the purpose of effectuating a significant change in the permitted activities of the master trust which is not materially adverse to the certificateholders, and (b) in all other cases, (x) with the consent of the holders of certificates evidencing interests aggregating not less than 662/3% of the Investor Interest for each series of the First USA master trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the master trust agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of the master trust or (y) with the consent of the holders of certificates evidencing interests aggregating greater than 50% of the Investor Interest of each outstanding series for the purpose of significantly changing the permitted activities of the master trust if such amendment will not, as evidenced by an officer's certificate, adversely affect in any material respect the interests of any certificateholder. No such amendment, however, may:

         o reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any series;

         o change the definition of or the manner of calculating the interest of any certificateholder of such series or any certificateholder of any other series issued by the First USA master trust; or

         o reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment,

in each case without the consent of each certificateholder of all the series adversely affected.

         Promptly following the execution of any amendment to the First USA master trust agreement, the First USA master trust trustee will furnish written notice of the substance of such amendment to each certificateholder. Any series supplement and any amendments regarding the addition or removal of credit card receivables from the First USA master trust will not be considered an amendment requiring certificateholder consent under the provisions of the First USA master trust agreement and any series supplement.

Certificateholders Have Limited Control of Actions

         Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of another series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the First USA master trust agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of First USA's representations and warranties. In the event the collateral certificate, as a investor certificate, is required to take action, it will be deemed to select the action the other series have directed. The interests of the certificateholders of any other series may not coincide with your interest in the master trust.


           Material Legal Aspects of the Credit Card Receivables

Transfer of Credit Card Receivables

         First USA has represented and warranted in the First USA master trust agreement that the transfer of credit card receivables by it to the First USA master trust is either a complete transfer and assignment to the First USA master trust of all right, title and interest of First USA in and to the related credit card receivables, except for the interest of First USA as holder of the First USA Master Trust Transferor Interest, or the grant to the First USA master trust of a security interest in such credit card receivables.

         In addition, First USA will represent and warrant that its transfer of the collateral certificate to the master owner trust is either a complete transfer and assignment to the master owner trust of the First USA collateral certificate, or the grant to the master owner trust of a security interest in the First USA collateral certificate.

         First USA also has represented and warranted in the First USA master trust agreement that in the event the transfer of credit card receivables by First USA to the First USA master trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in such credit card receivables created afterward in favor of the First USA master trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the master trust's rights arising from a breach of these warranties, see "The First USA Master Trust--Representations and Warranties" in this prospectus.

         First USA will also represent and warrant to the master owner trust that in the event the transfer of the collateral certificate or credit card receivables by First USA to the master owner trust is deemed to create a security interest under the Uniform Commercial Code, as in effect in the State of Delaware, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in such collateral certificate or credit card receivables, as applicable, created afterward in favor of the master owner trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below.

         First USA has represented as to previously conveyed credit card receivables to the First USA master trust, and will represent as to credit card receivables to be conveyed to the First USA master trust or the master owner trust, as applicable, that the credit card receivables are "accounts" for purposes of the Delaware UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the Delaware UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the First USA master trust or the master owner trust, as applicable. Financing statements covering the credit card receivables or the collateral certificate, as applicable, have been and will be filed with the appropriate state governmental authority to protect the interests of the First USA master trust in the receivables and the master owner trust in the collateral certificate and credit card receivables, if any.

         There are certain limited circumstances in which a prior or subsequent transferee of receivables coming into existence after the closing date could have an interest in such credit card receivables with priority over either the First USA master trust's or the master owner trust's interest. Under the First USA master trust agreement, however, First USA has represented and warranted that it transferred First USA's interest in the credit card receivables to the First USA master trust free and clear of the lien of any third party and under the trust agreement First USA will represent and warrant that it is transferring its interest in the credit card receivables to the master owner trust free and clear of the lien of any third party. In addition, First USA has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the First USA master trust or the master owner trust, or any interest therein, other than to the First USA master trust or the master owner trust, as applicable.

         A tax or government lien or other nonconsensual lien on property of First USA arising prior to the time a credit card receivable comes into existence may also have priority over the interest of the First USA master trust or the master owner trust, as applicable, in such credit card receivable. In addition, if the Federal Deposit Insurance Corporation
(FDIC) were appointed as conservator or receiver of First USA, certain administrative expenses of the conservator or receiver may also have priority over the interest of the First USA master trust or the master owner trust, as applicable, in such credit card receivable.

         Certain cash collections allocable to the First USA collateral certificate held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the master trust may not have a first-priority perfected security interest in such collections. In such an event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Certain Matters Relating to Conservatorship or Receivership

         First USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If First USA becomes insolvent, is in an unsound condition, engages in certain violations of its bylaws or regulations or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as receiver.

         The FDIC, as conservator or receiver, is authorized to repudiate any "contract" of First USA. This authority may permit the FDIC to repudiate the transfer of credit card receivables to the First USA master trust (including the grant to the First USA master trust of a security interest in the transferred credit card receivables) or the transfer of the First USA collateral certificate or receivables to the master owner trust (including the grant to the master owner trust of a security interest in the transferred First USA collateral certificate or credit card receivables). Under an FDIC regulation, however, the FDIC as conservator or receiver will not use its repudiation authority to reclaim, recover or recharacterize financial assets transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors. First USA believes that this FDIC regulation applies to the transfer of credit card receivables under the First USA master trust agreement and will apply to the transfer of the First USA collateral certificate or credit card receivables to the master owner trust and that the conditions of the regulation have been satisfied.

         In the event that the FDIC nevertheless repudiated the transfer of the credit card receivables and thereby either the First USA master trust's security interest in the credit card receivables or the master owner trust's interest in the First USA collateral certificate or credit card receivables, the amount of compensation that the FDIC is required to pay is limited to "actual direct compensatory damages" determined as of the date of the FDIC's appointment as conservator or receiver. There is no statutory definition of "actual direct compensatory damages" but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that certificateholders, including the issuer, as holder of the collateral certificate, would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following such appointment, investors may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine a master trust's "actual direct compensatory damages" in the event the FDIC repudiated the transfer of credit card receivables to a master trust under the applicable master trust agreement, the amount paid to certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the certificates and the interest accrued thereon to the date of payment.

         If the FDIC were appointed as conservator or receiver for First USA, the FDIC could: (1) require the First USA master trust trustee or the indenture trustee to go through an administrative claims procedure to establish its right to payments collected on (A) the credit card receivables in the First USA master trust - in the case of the First USA master trust trustee - or (B) the First USA collateral certificate or credit card receivables - in the case of the indenture trustee; (2) request a stay of any judicial action or proceeding with respect to either the master trust's or to the master owner trust's claims against First USA; or
(3) repudiate without compensation and refuse to perform First USA's ongoing obligations under the First USA master trust agreement or the trust agreement, such as the duty to collect payments or otherwise service the credit card receivables or to transfer additional credit card receivables, in the case of the First USA master trust, or the duty to collect payments on the collateral certificate or credit card receivables or otherwise service the receivables, in the case of the master owner trust. There are also statutory prohibitions on (A) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (B) any property in the possession of the FDIC as conservator or receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

         The First USA master trust agreement provides that, upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to First USA, the transferor will promptly give notice thereof to the First USA master trust trustee and a Pay Out Event will occur with respect to all series then outstanding, including the First USA collateral certificate. The indenture similarly provides that an Event of Default will occur for the notes upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to First USA. Pursuant to the First USA master trust agreement or the trust agreement, newly created credit card receivables will not be transferred to the First USA master trust or the master owner trust on and after any such appointment or voluntary liquidation, and either the First USA master trust trustee or the owner trustee, a applicable, will proceed to sell, dispose of or otherwise liquidate the assets contained in the master trust or the master owner trust in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the Investor Interest of each series, or if any series has more than one class, of each class, and any other person specified in the master trust agreement, or unless otherwise required by the receiver or conservator of the transferor. Under the First USA master trust agreement or the master owner trust agreement, as applicable, the proceeds from the sale of the assets allocable to the certificates or the noteholders, as applicable, would be treated as collections of the credit card receivables and would be distributed to the certificateholders, including the issuer, as holder of the First USA collateral certificate or the noteholders, as applicable. The FDIC as conservator or receiver, however, may have the power to prevent the early sale, liquidation or disposition of the credit card receivables, to prevent the commencement of a Rapid Amortization Period with respect to any series in the First USA master trust or an early amortization period with respect to any series in the master owner trust or to require new assets to continue to be transferred to the First USA master trust or the master owner trust, as applicable. In addition, the FDIC, as conservator or receiver, may have the power to cause the early sale of the credit card receivables and the early retirement of the certificates, including the collateral certificate, or the notes, as applicable, or to prohibit the continued transfer of assets. The FDIC as conservator or receiver for the servicer may have the power to prevent either the First USA master trust trustee, the indenture trustee, the noteholders or the certificateholders from appointing a successor servicer under the First USA master trust agreement or the trust agreement.

         In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993) ("Octagon"), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If First USA, as transferor of the First USA master trust as well as the master owner trust, were to be placed into receivership and a court were to follow the Octagon court's reasoning, certificateholders, including the issuer, or noteholders, as applicable, might experience delays in payment or possibly losses on their investment in the certificates, including the collateral certificate, or the notes, as applicable. Counsel has advised First USA that the facts of the Octagon case are distinguishable from those in the sale transactions between the transferor and (1) the First USA master trust and (2) the master owner trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC. In addition, because the transferor, the master trust, the indenture, the master owner trust and the transactions governed by the First USA master trust agreement and the indenture do not have any particular link to the 10th Circuit, it is unlikely that the transferor would be subject to a receivership proceeding in the 10th Circuit. Accordingly, the Octagon case should not be binding precedent on a court in a receivership proceeding.

Consumer Protection Laws

         The relationships of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by First USA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

         The First USA master trust may be liable for certain violations of consumer protection laws that apply to the related credit card receivables, either as assignee from First USA with respect to obligations arising before transfer of the credit card receivables to the First USA master trust or as a party directly responsible for obligations arising after the transfer. The master owner trust may be similarly liable to the extent its assets include credit card receivables. A cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of credit card receivables owing. First USA has represented and warranted in the First USA master trust agreement that all of the credit card receivables have been and will be created in compliance with the requirements of such laws and will represent and warrant in the trust agreement that all of the credit card receivables have been and will be created in compliance with the requirements of such laws. The servicer also agrees in the First USA master trust agreement and in the trust agreement to indemnify the First USA master trust and the master owner trust, among other things, for any liability arising from such violations caused by the servicer. For a discussion of the First USA master trust's rights arising from the breach of these warranties, see "The First USA Master Trust--Representations and Warranties" in this prospectus.

         There have been numerous attempts at the federal, state and local levels to further regulate the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on credit card accounts. These ceilings are substantially below the rate of the finance charges and fees that is currently assessed on First USA's accounts. First USA cannot predict whether any such legislation will be enacted. If ceilings on finance charges or fees are enacted, the yield on the pool of credit card receivables may be reduced. This reduction could result in a pay out event and an early amortization of the notes. See "The First USA Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

Industry Litigation

         In October 1998, the United States Department of Justice filed an antitrust lawsuit in Federal court in Manhattan against VISA and MasterCard alleging that two credit card associations restrain competition and limit consumer choice. The United States Department of Justice in such lawsuit challenges, among other things, the control of both VISA and MasterCard International by the same set of banks, the ability of banks to issue both VISA and MasterCard credit cards, as well as the rules adopted by the two associations prohibiting members from offering credit cards of competitors. Both VISA and MasterCard International have contested the United States Department of Justice's allegations. While the trial portion of this case has been completed, the judge has not yet announced a decision. First USA is unable to predict what the effect of such lawsuit may ultimately be on First USA's credit card business. A final adverse decision against VISA and MasterCard International, or an adverse settlement with the United States Department of Justice by the two associations, could result in changes in the current associations and First USA's ability to issue both VISA and MasterCard cards as well as cards of other competitors.

Other Litigation

         A number of lawsuits seeking class action certification have been filed in both state and federal courts against First USA. These lawsuits challenge certain policies and practices of First USA's credit card business. A few of these lawsuits have been conditionally certified as class- actions to permit settlement of the claims. First USA has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, First USA believes that any liability which might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.


                      Federal Income Tax Consequences

General

         The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular tranche may be described in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Skadden, Arps, Slate, Meagher & Flom LLP as special tax counsel to the issuer ("Special Tax Counsel"). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically described below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, the discussion below is general in nature and not intended to be specific to the circumstances of any particular investor. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Characterization of the Issuer and the Notes

         Treatment of the Issuer and the First USA Master Trust as Entities Not Subject to Tax

         Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the issuer and the First USA master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a consequence, neither the issuer nor the First USA master trust will be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

         The precise tax characterization of the issuer and the First USA master trust for federal income tax purposes is not certain. They might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor or as "disregarded entities." On the other hand, they could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under "Possible Alternative Characterizations."

         Treatment of the Notes as Debt

         Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuer will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificate and other assets of the issuer for United States federal income tax purposes.

         Possible Alternative Characterizations

         If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series, class or tranche of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer, the master trust or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership's income, gain, loss, deductions and credits attributable to the partnership's ownership of the collateral certificate and any other assets and liability of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its notes were held to constitute partnership interests rather than debt. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons could be subject to United States tax and United States tax return filing and withholding requirements, and non-corporate holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuer and the master trust are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferor intends to take measures designed to reduce the risk that either of the issuer or the master trust could be classified as a publicly traded partnership; although the transferor expects that such measure will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent the issuer and the master trust from being classified as publicly traded partnerships if the issuer or the master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation. If notes instead were treated as corporate stock, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related noteholders or other securityholders were treated as payments of interest thereon. Further, distributions to noteholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuer and the master trust as entities not subject to federal income tax is correct.

Consequences to Holders of the Notes

         Interest and Original Issue Discount

         Stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of such a note, including a cash basis holder, would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, a note will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of such interest should be included in the note's stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

         Market Discount

         A holder of a note who purchases an interest in a note at a discount that exceeds any original issue discount not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

         Market Premium

         A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

         Disposition of the Notes

         Subject to exceptions such as in the case of "wash sales," upon the sale, exchange or retirement of a note, the holder of the note will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest, and the holder's adjusted tax basis in the note. The holder's adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the note has been held for more than one year, any such loss will be a capital loss, subject to limitations on deductibility.

         Foreign Holders

         Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interests, payments of interest by the issuer to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") will be considered "portfolio interest" and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the transferor, the issuer or the master trust, (b) a "controlled foreign corporation" with respect to which the transferor, the issuer or the master trust is a "related person" within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, as is expected to be the case unless Definitive Notes are issued, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless such note is reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding and Information Reporting

         Payments of principal and interest, as well as payments of proceeds from the sale, retirement or other disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Internal Revenue Code at a rate of 31% if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient's United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Further more, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

         The United States federal income tax discussion described above is included for general information only, may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

         The discussion above does not address the taxation of the issuer or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.


                           Benefit Plan Investors

         Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan - referred to as "plan assets." A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

         In general, a benefit plan for these purposes includes:

         o a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

         o an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees - such as a pension, profit-sharing, section 401(k) or Keogh plan; and

         o a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain "look-through" rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

         However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity - including an insurance company general account - considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

         ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or, in most cases, a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

         There are two categories of prohibited transactions that might arise from a benefit plan's investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

         The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of First USA and First USA is a party in interest as to the benefit plan. A prohibited transaction could also arise if First USA, the master trust trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuer or the master trust either:

         o is involved in the investment decision for the benefit plan to purchase notes or

         o    is otherwise a party in interest as to the benefit plan.

         If a prohibited transaction might result from the benefit plan's purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

         o    96-23, available to "in-house asset managers";

         o    95-60, available to insurance company general accounts;

         o    91-38, available to bank collective investment funds;

         o 90-1, available to insurance company pooled separate accounts; and

         o    84-14, available to "qualified professional asset managers."

         However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuer or the Master Trust and a Party in Interest

         The second category of prohibited transactions could arise if

         o    a benefit plan acquires notes, and

         o under the "look-through" rules of the U.S. Department of Labor plan asset regulation, assets of the issuer are treated as if they were plan assets of the benefit plan.

         In this case, every transaction by the issuer would be treated as a transaction by the benefit plan using its plan assets.

         If assets of the issuer are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuer itself engages in a transaction with a party in interest as to the benefit plan. For example, if the issuer's assets are treated as assets of the benefit plan investor and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

         As a result, if assets of the issuer are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuer or the master trust from the prohibited transaction rules. In addition, because all the assets of the issuer or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

         Under an exemption in the plan asset regulation, assets of the issuer would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

         o    is treated as indebtedness under local law, and

         o    has no "substantial equity features."

         The issuer expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuer believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuer to be treated as plan assets.

Investment by Benefit Plan Investors

         For the reasons described in the preceding sections and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan's investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

         In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were "debt-financed property" because of borrowings by the benefit plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as "debt-financed income." Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.


                            Plan of Distribution

         The issuer may offer and sell the notes in any of three ways:

         o    directly to one or more purchasers;

         o    through agents; or

         o    through underwriters.

         Any underwriter or agent that offers the notes may be an affiliate of the issuer, and offers and sales of notes may include secondary market transactions by affiliates of the issuer. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

         The issuer will specify in a prospectus supplement the terms of each offering, including:

         o    the name or names of any underwriters or agents,

         o    the managing underwriters of any underwriting syndicate,

         o    the public offering or purchase price,

         o    the net proceeds to the issuer from the sale,

         o any underwriting discounts and other items constituting underwriters' compensation,

         o    any discounts and commissions allowed or paid to dealers,

         o    any commissions allowed or paid to agents, and

         o the securities exchanges, if any, on which the notes will be listed.

         Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuer, directly or through agents, solicits offers to purchase notes, the issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

         The issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

         Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

         First USA and the issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of issuer's notes.

         Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for First USA or their respective affiliates in the ordinary course of business.

         Banc One Capital Markets, Inc., referred to in this prospectus as "BOCM," is an affiliate of First USA. Any obligations of BOCM are the sole obligations of BOCM, and do not create any obligations on the part of any of its affiliates.

         BOCM may from time to time purchase or acquire a position in any series of notes and may, at its option, hold or resell such notes. BOCM expects to offer and sell previously issued notes in the course of its business as a broker-dealer. BOCM may act as a principal or an agent in such transactions. This prospectus and the related prospectus supplement may be used by BOCM and in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.


                               Legal Matters

         Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon for First USA by Christine
A. Edwards, Esq., Chief Legal Officer, Executive Vice President and Secretary of BANK ONE CORPORATION, the parent corporation of First USA Bank, N.A., and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special counsel to First USA. Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for First USA by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.


                    Where You Can Find More Information

         We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the First USA master trust and any other master trust for which a collateral certificate is added to the master owner trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the First USA master trust until we terminate our offering of the certificates, including the First USA collateral certificate.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: First USA Bank, National Association, 201 North Walnut Street, Wilmington, Delaware, 19801; (302) 594-4000.


                         Glossary of Defined Terms

         "Adjusted Outstanding Dollar Principal Amount" means, for any series, class or tranche of notes, the outstanding dollar principal amount of such series, class or tranche, minus any funds on deposit in the principal funding account or the related subaccount for such series, class or tranche.

         "Asset Pool One Average Principal Balance" means for any month, the balance on deposit in the Asset Pool One excess funding account as of the close of business on the last day of the preceding month plus (a) for a month in which an addition of accounts or removal of accounts occurs, the weighted average of the Asset Pool One Principal Receivables at the end of the day on the last day of the preceding month and the Asset Pool One Principal Receivables at the end of the day on the day such addition or removal of accounts occurs, as the case may be, after giving effect to such addition or removal weighted, respectively, by (1) a fraction, (x) the numerator of which is the number of days from and including the first day of such month to but excluding the addition or removal date, as the case may be, and (y) the denominator of which is the number of days in such month, and (2) by a fraction, (x) the numerator of which is the number of days from and including the date of the addition or removal, as the case may be, to and including the last day of such month, and (y) the denominator of which is the number of days in such month, or (b) for a month in which no addition or removal of accounts occurs, the aggregate Asset Pool One Principal Receivables as of the close of business on the last day of the prior month.

         "Asset Pool One Minimum Pool Balance" means an amount equal to the aggregate initial dollar principal amount of each then-outstanding note, as adjusted for any increases associated with the issuance of additional notes, secured by Asset Pool One.

         "Asset Pool One Minimum Transferor Interest" means the product of
(1) the principal receivables included in Asset Pool One and (2) the Asset Pool One Minimum Transferor Interest Percentage.

         "Asset Pool One Minimum Transferor Interest Percentage" means [   ]%.

         "Asset Pool One Principal Receivables" means, at any time, the sum of the amount of the principal receivables held directly in the master owner trust and allocated to Asset Pool One.

         "Asset Pool One Transferor Interest" means the sum of the aggregate principal receivables, collateral certificates and amounts on deposit in the excess funding account included in Asset Pool One minus the Nominal Liquidation Amount of the notes issued and outstanding under Asset Pool One.

         "Available Finance Charge Collections" means, for any month, (a) with respect to the noteholders, the Finance Charge Collections paid to the issuer and allocated to the noteholders, and (b) with respect to any series, class or tranche of notes, the amount of collections in clause (a) allocated to such series, class or tranche, as applicable, plus investment earnings allocable to the amounts on deposit in the collection account and excess funding account allocable to such series, class or tranche, plus any other amounts, or allocable portion thereof, to be treated as Available Finance Charge Collections with respect to such series, class or tranche.

         "Available Principal Amounts" means, for any month, (a) with respect to the noteholders, the Principal Collections paid to the issuer and allocated to the noteholders, and (b) with respect to any series, class or tranche of notes, the amount of collections in clause (a) allocated to such series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Available Principal Amounts with respect to such series, class or tranche.

         "Average Principal Balance" means, (a) for a month in which an addition of accounts or removal of accounts occurs in the First USA master trust, the weighted average of the principal receivables in the First USA master trust at the end of the day on the last day of the preceding month and the principal receivables in the First USA master trust at the end of the day on the day such addition or removal of accounts occurs, as the case may be, after giving effect to such addition or removal weighted, respectively, by (1) a fraction, (x) the numerator of which is the number of days from and including the first day of such month to but excluding the addition or removal date, as the case may be, and (y) the denominator of which is the number of days in such month, and (2) by a fraction, (x) the numerator of which is the number of days from and including the date of the addition or removal, as the case may be, to and including the last day of such month, and (y) the denominator of which is the number of days in such month, and (b) for a month in which no addition or removal of accounts occurs, the aggregate principal receivables in the First USA master trust as of the last day of the prior month.

         "Bank Portfolio" means the portfolio of MasterCard and VISA accounts owned by First USA.

         "Business Day" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law or executive order to be closed.

         "Collateral Certificate Amortization Period" means any month with respect to any collateral certificate, (1) beginning with the month in which such collateral certificate pay out event occurs or (2) during which the Principal Collections and Default Amounts allocable to such collateral certificate exceed the amount of funds reinvested in such collateral certificate.

         "Collateral Certificate Revolving Period" means any month other than a month included in a Collateral Certificate Amortization Period.

         "Cut Off Date" means August 21, 1992.

         "Default Amounts" means

         o with respect to credit card receivables held directly in the master owner trust, the aggregate amount of principal receivables other than ineligible receivables in Defaulted Accounts during the month such account became a Defaulted Account for each day in the month net of Recoveries; and

         o with respect to any collateral certificate held by the master owner trust, the aggregate default amount in the related master trust allocated to the holder of the collateral certificate for that month.

         "Defaulted Accounts" means accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

         "Determination Date" means the third Business Day preceding each Distribution Date.

         "Distribution Date" means [o ] [o ], [o ] and the 15th day of each month thereafter, or, if such 15th day is not a Business Day, the next succeeding Business Day.

         "Eligible Account" means, as of the Cut Off Date, or, with respect to additional accounts, as of their date of designation for inclusion in the First USA master trust, each account owned by First USA:

         o    which was in existence and maintained with First USA;

         o    which is payable in United States dollars;

         o the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address;

         o which has not been classified by First USA as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

         o which has either been originated by First USA or acquired by First USA from other institutions;

         o which the transferor has not classified on its electronic records as stolen or lost;

         o which has not been identified by the transferor in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

         o which has not been sold or pledged to any other party and which does not have credit card receivables which, in the case of accounts identified on the Cut Off Date, have been sold or pledged to any other party or, in the case of additional accounts, are at the time of transfer to the master trust sold or pledged to any other party;

         o    which is a VISA or MasterCard revolving credit card account;
              and

         o which has not been charged-off by First USA in its customary and usual manner for charging-off accounts as of the Cut Off Date and, with respect to additional accounts, as of their date of designation for inclusion in the master trust.

         "Eligible Receivable" means, with respect to the First USA master trust, each credit card receivable:

         o    which has arisen under an Eligible Account;

         o which was created in compliance, in all material respects, with all requirements of law applicable to First USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to First USA;

         o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by First USA in connection with the creation of such credit card receivable or the execution, delivery, creation and performance by First USA of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such credit card receivable;

         o as to which, at the time of its creation, First USA or the master trust had good and marketable title free and clear of all liens and security interests arising under or through First USA, other than certain tax liens for taxes not then due or which First USA is contesting;

         o which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms, with certain bankruptcy-related exceptions; and

         o    which constitutes an "account" under Article 9 of the UCC.

         "Finance Charge Collections" means, with respect to any month, the sum of (a) all collections received by the master owner trust servicer on behalf of the issuer of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and Discount Receivables, Interchange and, to the extent Recoveries exceed defaults, the amount of such excess on credit card accounts designated to have their credit card receivables transferred to the master owner trust and (b) all payments received by the issuer on collateral certificates other than principal payments.

         "First USA Collateral Certificate Floating Allocation Percentage" means, for any month, a fraction, the numerator of which is the Invested Amount of the First USA collateral certificate on the last day of the preceding month, or with respect to the first month, the initial Invested Amount of the First USA collateral certificate; provided, however, that if the First USA collateral certificate is increased during such month, the highest Invested Amount of the First USA collateral certificate during such month, and the denominator of which is the Average Principal Balance for such month.

         "First USA Collateral Certificate Principal Allocation Percentage" means, for any month, (1) during a Collateral Certificate Revolving Period, the First USA Collateral Certificate Floating Allocation Percentage and (2) during a Collateral Certificate Amortization Period, a fraction, the numerator of which is the balance of the First USA collateral certificate as of the close of business on the last day of the most recent Collateral Certificate Revolving Period, or with respect to the first month, the initial Invested Amount of the First USA collateral certificate, and the denominator of which is the Average Principal Balance for such month.

         "First USA Master Trust Default Amount" means for any month, the aggregate amount of principal receivables, other than ineligible receivables, in Defaulted Accounts during the month such account became a Defaulted Account for each day in the month, net of Recoveries received in that month.

         "First USA Master Trust Finance Charge Collections" means, with respect to any month, the sum of all collections received by the First USA master trust servicer of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and Discount Receivables, Interchange and to the extent Recoveries exceed defaults, the amount of such excess on credit card accounts in the First USA master trust.

         "First USA Master Trust Portfolio" means the credit card accounts selected from the Bank Portfolio and included in the First USA master trust as of the Cut Off Date and, with respect to additional accounts, as of the related date of their designation, based on the eligibility criteria described in the First USA master trust agreement and which accounts have not been removed from the First USA master trust.

         "First USA Master Trust Principal Collections" means, with respect to any month, the sum of all collections other than First USA Master Trust Finance Charge Collections received by the First USA master trust servicer on credit card accounts in the First USA master trust.


         "First USA Master Trust Termination Date" means, unless the servicer and the holder of the First USA Master Trust Transferor Interest instruct otherwise, the earliest of:

         o the day after the Distribution Date on which funds have been deposited in the distribution account for the First USA master trust in an amount sufficient for payment of the invested amount of all outstanding series plus accrued and unpaid interest through the end of the related month; or

         o    August 1, 2032.

         "First USA Master Trust Transferor Interest" means the aggregate amount of principal receivables in the First USA master trust not allocated to the investor certificateholders or any credit enhancement providers.

         "First USA Master Trust Transferor Percentage" means a percentage equal to 100% minus the aggregate Investor Percentage and, if applicable, the percentage interest of credit enhancement providers, for all series issued by the First USA master trust that are then outstanding.

         "Floating Allocation Percentage" means for any month, for each series of notes in an asset pool, a fraction, the numerator of which is the Nominal Liquidation Amount of the series of notes as of the last day of the preceding month, or with respect to the first month for any series of notes, the initial Nominal Liquidation Amount of such series exclusive of
(a) any notes within a series which will be paid in full during such month and (b) any notes within a series which have a Nominal Liquidation Amount of zero during such month plus the aggregate amount of any increase in the Nominal Liquidation Amount of a tranche of notes in a series due to (x) the issuance of additional notes in an outstanding tranche of notes in the series or (y) the accretion of principal on discount notes of such tranches in the series or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche of notes in the series from a principal funding subaccount, in each case during such month and the denominator of which is the sum of (1) for any collateral certificate outstanding and designated for such asset pool, the numerator used to calculate that collateral certificate's floating allocation percentage for such month, and (2) the average principal balance for that asset pool for such month.

         "Interchange" has the meaning provided under "First USA's Credit Card Activities--Interchange."

         "Invested Amount" means, for any date of determination:

         o with respect to any collateral certificate as of the last day of any month an amount equal to the Invested Amount as of the last day of the prior month, provided, however, with respect to the first month, such amount will be the initial outstanding principal amount of such collateral certificate; minus Principal Collections received on the collateral certificate during that month; minus the Default Amount allocable to the collateral certificate for that month; plus the amount of Principal Collections and Default Amounts during that month which are reinvested in that collateral certificate for such month; plus the amounts of any increases in the Invested Amount of such collateral certificate for that month; and

         o with respect to all other series of master trust investor certificates, generally, the initial outstanding principal amount of the investor certificates of that series, minus the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge-offs for uncovered defaults and reallocations of Principal Collections.

         "Investor Interest" means for any series of investor certificates
- including the First USA collateral certificate - issued and outstanding, the respective interests in the assets of the First USA master trust to be allocated among the certificateholders of the related series.

         "Investor Monthly Servicing Fee" has the meaning described in "The First USA Master Trust--Servicing Compensation and Payment of Expenses" in this prospectus.

         "Investor Percentage" has the meaning described in "The First USA Master Trust--Investor Percentage" in this prospectus.

         "Minimum First USA Master Trust Transferor Interest" means, during any period of thirty (30) consecutive days, 4% of the average principal receivables included in the First USA master trust for such period.

         "Minimum Pool Balance" means, at any time, an amount generally equal to the aggregate initial dollar principal amount of all then-outstanding notes secured by the asset pool, as adjusted for any increases associated with the issuance of additional notes, secured by an asset pool.

         "Minimum Transferor Interest" means during any month for any asset pool, the designated percentage of the amount of the principal receivables directly included in the related asset pool for that period securing any notes, which for Asset Pool One is a percentage equal to the Asset Pool One Minimum Transferor Interest, and for any other asset pool, the percentage provided in the related prospectus supplement.

         "Nominal Liquidation Amount" has the meaning described in "The Notes-- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in this prospectus.

         "Pay Out Events" with respect to a series of certificates, including the First USA collateral certificate, are the events described in "The First USA Master Trust--Pay Out Events" in this prospectus and any other events described in the related prospectus supplement.

          "Permitted Investments" means:

         o obligations of, or fully guaranteed by, the United States of America;

         o time deposits or certificates of deposit of depository institutions or trust companies, the certificates of deposit of which have the highest rating from each rating agency;

         o commercial paper having, at the time of such master trust's or the issuer's investment, a rating in the highest rating category from each rating agency;

         o bankers' acceptances issued by any depository institution or trust company described in the second clause above;

         o money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

         o    certain open end diversified investment companies; and

         o any other investment if each rating agency confirms in writing that such investment will not adversely affect its then-current rating or ratings of the certificates.

         "Pool Balance" has the meaning described in "Sources of Funds to Pay the Notes--Minimum Pool Balance" in this prospectus.

         "Principal Allocation Percentage" means, with respect to any month, a fraction, the numerator of which is equal to the sum of (1) for any series of notes in an asset pool in a accumulation period, the Nominal Liquidation Amount of such series as of the close of business on the day prior to the commencement of the most recent accumulation period for such series exclusive of (x) any notes within a series which will be paid in full during such month and (y) any notes within a series which have a Nominal Liquidation Amount of zero during such month plus (2) for all other series outstanding (a) the Nominal Liquidation Amount of the series, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any series of notes, the initial Nominal Liquidation Amount of such series plus (b) the aggregate amount of any increase in the Nominal Liquidation Amount of a tranche of notes in the series due to (x) the issuance of additional notes in an outstanding tranche of notes in the series or (y) the accretion of principal on discount notes of such series or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche of notes in the series from a principal funding subaccount, in each case during such month and the denominator of which is equal to the sum of (1) for any collateral certificate outstanding and designated for such asset pool, the numerator used to calculate the principal allocation percent age for that collateral certificate, plus (2) the average principal balance for that asset pool for such month.

         "Principal Collections" means, with respect to any month, the sum of (a) all collections other than Finance Charge Collections received by the master owner trust servicer on behalf of the issuer on credit card accounts designated to have their credit card receivables transferred to the master owner trust and (b) all principal payments received by the issuer on collateral certificates.

         "Qualified Account" means either:

         o a segregated account, including a securities account, with a Qualified Institution or

         o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution will have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

         "Qualified Institution" means either:

         o a depository institution, which may include the servicer, indenture trustee or the owner trustee or an affiliate of the foregoing organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, the deposits of which are insured by the FDIC and which at all times has a short-term unsecured debt rating in the applicable investment category of each rating agency; or

         o    a depository institution acceptable to each rating agency.

         "Rapid Amortization Period" means for Series 2001-[o ] the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2001-[o ] termination date and the First USA Master Trust Termination Date.

         "Recoveries" has the meaning provided under "First USA's Credit Card Activities--Recoveries."

         "Removal Date" means the date of any removal of credit card receivables in accounts removed from the First USA Master Trust Portfolio.

         "Servicer Default" means, with respect to the First USA master trust, any of the following events:

                  (a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the First USA master trust trustee to make certain payments, transfers or deposits, on the date the servicer is required to do so under the First USA master trust agreement or any series supplement, or within the applicable grace period, which will not exceed thirty-five (35) Business Days;

                  (b) failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under the First USA master trust and which continues unremedied for a period of sixty (60) days after written notice and continues to have a material adverse effect on such certificateholders; or the delegation by the servicer of its duties under the First USA master trust agreement, except as specifically permitted thereunder;

                  (c) any representation, warranty or certification made by the servicer in the First USA master trust agreement, or in any certificate delivered pursuant to the First USA master trust agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under the First USA master trust, and which continues to be incorrect in any material respect for a period of sixty (60) days after written notice and continues to have a material adverse effect on such certificateholders;

                  (d) the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, or

                  (e) such other event specified in the related prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of five (5) Business Days, or referred to under clause (b) or (c) for a period of sixty (60) Business Days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

         "Servicing Fee Percentage" means 1.50% for so long as First USA or an affiliate is the servicer or 2.00% if First USA is no longer the servicer.

         "SFAS 140" means Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities, a replacement of FASB Statement 125.

         "Transfer Date" means the Business Day immediately prior to the Distribution Date in each month.

         "Transferor Interest" means the interest in an asset pool not represented by the notes issued and outstanding under such asset pool.

         "Transferor Percentage" means with respect to any asset pool, 100% minus the sum of the aggregate Noteholder Percentage of all series of notes outstanding with respect to an asset pool.

         "Unallocated Principal Collections" means any amounts collected in respect of principal receivables that are allocable to, but not paid to, First USA because the First USA Master Trust Transferor Interest is less than the Minimum First USA Master Trust Transferor Interest.


                                  PART II

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee.............................................         $250.00
Printing and Engraving.......................................               *
Trustee's Fees...............................................               *
Legal Fees and Expenses......................................               *
Blue Sky Fees and Expenses...................................               *
Accountants' Fees and Expenses...............................               *
Rating Agency Fees...........................................               *
Miscellaneous Fee............................................               *
                                                             ----------------
         Total...............................................$         250.00
                                                             ================

-------------------

*     To be provided by amendment


Item 15.  Indemnification of Directors and Officers

         Article Tenth of First USA's Articles of Incorporation provides that First USA shall indemnify every person who is or was a director, officer or employee of First USA or of any corporation which he served as a director, officer or employee at the request of First USA as part of his regularly assigned duties against all liability (including, without limitation, judgments, fines, penalties and settlements) and all reasonable expenses (including, without limitation, attorneys' fees and investigative expenses) that may be incurred or paid by him in connection with any claim, action, suit or proceeding, whether civil, criminal or administrative (all referred to hereafter as "claims") or in connection with any appeal relating thereto in which he may become involved as a party or otherwise or with which he may be threatened by reason of his being or having been a director, officer or employee of First USA or such other corporation, or by reason of any action taken or omitted by him in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expenses are incurred; provided that nothing contained in Article Tenth shall be construed to permit indemnification of any such person who is adjudged guilty of, or liable for, willful misconduct, gross neglect of duty or criminal acts, unless, at the time such indemnification is sought, such indemnification in such instance is permissible under applicable law and regulations, including published rulings of the Comptroller of the Currency or other appropriate supervisory or regulatory authority; and provided further that there shall be no indemnification of directors, officers or employees against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to First USA.

         Article Tenth provides that every person who may be indemnified under the provisions of Article Tenth and who has been wholly successful on the merits with respect to any claim shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification under Article Tenth shall be at the sole discretion of the Board of Directors and shall be made only if the Board of Directors or the Executive Committee acting by a quorum consisting of directors who are not parties to such claim shall find, or if independent legal counsel (who may be the regular counsel of First USA) selected by the Board of Directors or Executive Committee, whether or not a disinterested quorum exists, shall render their opinion that in view of all of the circumstances then surrounding the claim, such indemnification is equitable and in the best interest of First USA. Among the circumstances to be taken into consideration in arriving at such a finding or opinion is the existence or non-existence of a contract of insurance or indemnity under which First USA would be wholly or partially reimbursed for such indemnification, but the existence or non-existence of such insurance is not the sole circumstance to be considered nor shall it be wholly determinative of whether such indemnification shall be made. In addition to such finding or opinion, no indemnification under Article Tenth shall be made unless the Board of Directors or the Executive Committee acting by a quorum consisting of directors who are not parties to such claim shall find, or if independent legal counsel (who may be the regular counsel of First USA) selected by the Board of Directors or the Executive Committee, whether or not a disinterested quorum exists, shall render their opinion that the directors, officer or employee acted in good faith in what he reasonably believed to be the best interests of First USA or such other corporation and further in the case of any criminal action or proceeding, that the director, officer or employee reasonably believed his conduct to be lawful. Determination of any claim by judgment adverse to a director, officer or employee by settlement with or without Court approval or conviction upon a pleas of guilty or of nolo contendere or its equivalent shall not create a presumption that a director, officer or employee failed to meet the standards of conduct set forth in Article Tenth.

         Article Tenth provides that expenses incurred with respect to any claim may be advanced by First USA prior to the final disposition thereof upon receipt of an undertaking satisfactory to First USA by or on behalf of the recipient to repay such amount unless it is ultimately deter mined that he is entitled to indemnification under Article Tenth.

         Article Tenth provides that the rights to indemnification in Article Tenth shall be in addition to any rights to which any director, officer or employee may otherwise be entitled by contract or as a matter of law. Every person who shall act as a director, officer or employee of First USA shall be conclusively presumed to be doing so in reliance upon the right of indemnification provided for in Article Tenth.


Item 16.  Exhibits and Financial Statements

         (a)  Exhibits


      Exhibit
       Number                   Description
      -------                   -----------

        *1.1        -- Form of Underwriting Agreement
        *3.1        -- Amended and Restated Articles of Association of
                       First USA Bank, National Association
        *3.2        -- Bylaws of First USA Bank, National Association
        ***4.1      -- Form of Indenture for the Notes
        ***4.2      -- Form of Indenture Supplement for a Multiple Tranche
                       Series of Notes
        ***4.3      -- Form of Indenture Supplement for a Single Tranche
                       Series of Notes
        ***4.4      -- Form of Series Supplement to the Pooling and
                       Servicing Agreement relating to the Collateral
                       Certificate
        *4.5(a)     -- Pooling and Servicing Agreement dated as of
                       September 1, 1992, and certain other related agreements as Exhibits thereto; the first, through eleventh amendments thereto.
        **4.5(b)       Twelfth Amendment to the Pooling and Servicing
                       Agreement.
        ***4.10     -- Form of Trust Agreement of Bank One Issuance Trust
        ***4.11     -- Form of Notes
        ***4.12     -- Form of Collateral Certificate
        ***5.1      -- Opinion of Christine Edwards, with respect to
                       corporate matters and legality of the Collateral Certificate and an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality of the Notes
        ***8.1      -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
                       with respect to tax matters
        ***23.1     -- Consent of Christine Edwards (included in her
                       opinion filed as an Exhibit to Exhibit 5.1)
        ***23.2     -- Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                       (included in its opinions filed as Exhibits 5.1 and
                       8.1)
        24.1        -- Powers of Attorney
        ***25.1     -- Form T-l Statement of Eligibility and Qualification
                       under the Trust Indenture Act of 1939, as amended, of
                       [      ], as Indenture Trustee under the Indenture


----------------

*        Incorporated by reference from Registration No. 333-87653.
**       Incorporated by reference from Registration No. 333-59932.
***      To be filed by amendment.


         (b)  Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.


Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

                  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that
                  (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each Co- Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 8, 2001.

                                       FIRST USA BANK, NATIONAL ASSOCIATION

                                       as originator of First USA
                                       Credit Card Master Trust and
                                       Bank One Issuance Trust and
                                       Co-Registrant and as Servicer
                                       on behalf of First USA Credit
                                       Card Master Trust as
                                       Co-Registrant


                                       By: /s/ Stephen R. Etherington
                                          ---------------------------------
                                          Name:  Stephen R. Etherington
                                          Title:    First Vice President




                 Signature                                   Title                                  Date
                 ---------                                   -----                                  ----

 *                                         Director and Principal Executive Officer            August 8, 2001
--------------------------------
Philip G. Heasley

 *                                         Director, Principal Financial Officer and           August 8, 2001
--------------------------------           Principal Accounting Officer
Raymond Fischer

  *                                        Director                                            August 8, 2001
--------------------------------
Rosemary B. Chaconne

  *                                        Director                                            August 8, 2001
--------------------------------
William Garner

  *                                        Director                                            August 8, 2001
--------------------------------
Michael Looney

  *                                        Director                                            August 8, 2001
--------------------------------
M. Carter Warren


                                           Director                                            August 8, 2001
--------------------------------
Daniel J. Frate



* The undersigned, by signing his name hereto, does sign this Registration Statement on behalf of each of the above-indicated officers and directors of the registrant pursuant to the power of attorney signed by such officers and directors.


                       By: /s/ Stephen R. Etherington
                    ------------------------------------
                              Attorney-in-Fact




                                   EXHIBIT INDEX


      Exhibit
      Number                                Description
      ------                                -----------

        *1.1       --    Form of Underwriting Agreement
        *3.1       --    Articles of Association of First USA Bank, National
                         Association
        *3.2       --    Bylaws of First USA Bank, National Association
      ***4.1       --    Form of Indenture for the Notes
      ***4.2       --    Form of Indenture Supplement for a Multiple Tranche
                         Series of Note
      ***4.3       --    Form of Indenture Supplement for a Single Tranche
                         Series of Notes
      ***4.4       --    Form of Series Supplement to the Pooling and Servicing
                         Agreement relating to the Collateral Certificate
      *4.5(a)      --    Pooling and Servicing Agreement dated as of
                         September 1, 1992, and certain other related
                         agreements as Exhibits thereto; the first, through
                         eleventh amendments thereto.
     **4.5(b)      --    Twelfth Amendment to the Pooling and Servicing
                         Agreement dated as of September 1, 1992.
      ***4.10      --    Form of Trust Agreement of Bank One Issuance Trust
      ***4.11      --    Form of Notes
      ***4.12      --    Form of Collateral Certificate
      ***5.1       --    Opinion of Christine Edwards, with respect to
                         corporate matters and legality of the Collateral
                         Certificate and an opinion of Skadden, Arps, Slate,
                         Meagher & Flom LLP with respect to the legality of
                         the Notes
      ***8.1       --    Skadden, Arps, Slate, Meagher & Flom LLP with respect
                         to tax matters
     ***23.1       --    Consent of Christine Edwards (included in her
                         opinion filed as an Exhibit to Exhibit 5.1)
     ***23.2       --    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                         (included in its opinions filed as Exhibits 5.1
                         and 8.1)
        24.1       --    Powers of Attorney
     ***25.1       --    Form T-l Statement of Eligibility and Qualification
                         under the Trust Indenture Act of 1939, as  amended,
                         of [               ], as Indenture Trustee under
                         the Indenture

---------------

*        Incorporated by reference from Registration No. 333-87653.
**       Incorporated by reference from Registration No. 333-59932.
***      To be filed by amendment.